Exhibit 4.1

MGM MIRAGE
9% Senior Secured Notes due 2020
INDENTURE
Dated as of March 16, 2010
U.S. BANK NATIONAL ASSOCIATION
Trustee

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-ii-

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EXHIBITS
EXHIBIT A —FORM OF NOTE
EXHIBIT B — FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C — FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D — FORM OF JOINDER
EXHIBIT E — FORM OF DEED OF TRUST
EXHIBIT F — FORM OF SECURITY AGREEMENT
EXHIBIT G — FORM OF PLEDGE AGREEMENT
EXHIBIT H — FORM OF TRANSFERABILITY CERTIFICATE
EXHIBIT I — FORM OF TRANSFERABILITY CERTIFICATE

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     INDENTURE dated as of March 16, 2010, among MGM MIRAGE, a Delaware corporation (the “Company”), the Subsidiary Guarantors party hereto, and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”), having its Corporate Trust Office at 60 Livingston Avenue, St. Paul, MN 55107-1419.
     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company’s 9% Senior Secured Notes due 2020 issued on the Closing Date (as defined herein) (the “Initial Notes”) and (ii) if and when issued pursuant to this Indenture and the Registration Rights Agreement (as defined herein), any Exchange Notes (as defined herein) (all such notes in clauses (i) and (ii) being referred to collectively as the “Notes”, and for purposes of this Indenture, all references to Notes to be issued or authenticated upon transfer, replacement or exchange shall be deemed to refer to Notes of the applicable series):
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.01 DEFINITIONS.
     “Acceptable Event of Loss Commitment” has the meaning given in Section 4.12(a)(ii).
     “Acceptable Non-Collateral Commitment” has the meaning given in Section 4.10(b).
     “Acquired Indebtedness” means, with respect to any specified Person,
     (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, including Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and
     (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Additional Assets” means (i) any property or assets that replace the property or assets that are the subject of an Asset Sale; (ii) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Company or a Restricted Subsidiary or otherwise useful in a Similar Business (including any capital expenditures on any property or assets already so used); (iii) the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.
     “Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.
     “Additional Lien” has the meaning given in Section 4.14(a).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For the purpose of this definition, no Non-Control Entity shall be deemed an Affiliate of the Company or any Restricted Subsidiary.
     “Affiliate Transaction” has the meaning given in Section 4.18(a).
     “After-Acquired Collateral Documents” has the meaning given in Section 11.01(b).
     “After-Acquired Property” has the meaning given in Section 11.01(b).
     “Agent” means any Registrar or Paying Agent.
     “Ancillary Mortgage Documents” means with respect to Collateral consisting of real property and the Mortgage relating to such Collateral, (i) an opinion of counsel (which counsel shall be satisfactory to the Collateral Agent) with respect to the enforceability of the Mortgage, and such other related matters as the Collateral Agent may reasonably request, in each case in form and substance satisfactory to the Collateral Agent, (ii) ALTA lenders policy(ies) of title insurance with respect to such Collateral issued by a title company reasonably satisfactory to the Collateral Agent insuring fee simple title with respect to such Collateral and insuring that the Mortgage creates a valid and enforceable first priority lien on the Collateral encumbered thereby, together with all endorsements and co-insurance reasonably requested by the Collateral Agent, (iii) an ALTA/ACSM survey with respect to such Collateral dated a date, and prepared by a Person and in form and substance, reasonably satisfactory to the Collateral Agent, (iv) one or more environmental assessment reports which, in their totality, provide a detailed environmental assessment of such Collateral, in form and substance and from an independent environmental assessment firm satisfactory to the Collateral Agent and (v) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with the Mortgage, in form and substance reasonably satisfactory to the Collateral Agent, in each case in substantially the form entered into with respect to the Collateral in existence on the Closing Date.
     “Applicable Premium” means with respect to any Note on any Redemption Date, as determined by the Company, the excess of:
     (a) the sum of the present values at such Redemption Date of the remaining scheduled payments of principal and interest on the Note (excluding accrued but unpaid interest to the Redemption Date), discounted to the Redemption Date on a semiannual basis using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over
     (b) the principal amount of the Note.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.
     “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination, (a) if such Sale and Leaseback Transaction is a Capitalized Lease Obligation, the amount of Indebtedness represented thereby according to the definition of “Capitalized Lease Obligation” and (b) in all other instances, the present value of the total Obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction calculated using a discount rate equal to the rate of interest applicable to the Notes.
     “Authenticating Agent” has the meaning specified in Section 7.14.
     “Authentication Order” has the meaning given in Section 2.02.
     “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.
     “Bellagio/TMCH Collateral” means the assets securing each of the 10.375% Secured Notes, the 11.125% Secured Notes and the Bellagio/TMCH Guarantees thereof including (i) the Bellagio Hotel and Casino (“Bellagio”), located in Las Vegas, Nevada, The Mirage Casino Hotel (“TMCH”), located in Las Vegas, Nevada, the real property on which each of Bellagio and TMCH is located and all existing and future personal property of Bellagio, LLC and The Mirage Casino-Hotel (other than cash, deposit accounts, gaming and liquor licenses, other assets and properties in which the grant of security is restricted by law or contract and certain excluded assets), (ii) upon receipt of the necessary gaming approvals, 100% of the equity interests in of Bellagio, LLC and The Mirage Casino-Hotel, and (iii) any replacement or substitute collateral permitted to be provided pursuant to the 10.375% Secured Notes/11.125% Secured Notes Indenture.
     “Bellagio/TMCH Guarantee” means any guarantee of the 10.375% Secured Notes and the 11.125% Secured Notes by a Bellagio/TMCH Guarantor.
     “Bellagio/TMCH Guarantor” means any Subsidiary Guarantor that is required by the terms of the 10.375% Secured Notes/11.125% Secured Notes Indenture to guarantee the 10.375% Secured Notes and the 11.125% Secured Notes and to grant Liens securing its guarantee on assets included in the Bellagio/TMCH Collateral.
     “Bellagio, LLC” means Bellagio, LLC, a Nevada limited liability company.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.
     “Beneficiaries” means the Holders and the Trustee.
     “Board of Directors” means, with respect to any Person, the Board of Directors (or any similar governing body) of such Person, or unless the context otherwise requires, any authorized committee of the Board of Directors (or such body) of such Person. Unless otherwise specified, “Board of Directors” means the Board of Directors of the Company.
     “Board Resolution” means a duly adopted resolution of the Board of Directors. Unless otherwise specified, “Board Resolution” means a duly adopted resolution of the Board of Directors of the Company.

     “Broker-Dealer” means any broker-dealer that receives Exchange Notes for its own account in any Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.
     “Business Day” means each day which is not a Legal Holiday.
     “Capital Stock” means:
     (a) in the case of a corporation, corporate stock;
     (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets or properties of, the issuing Person.
     “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
     “Cash Equivalents” means:
     (a) Government Securities due within one year after the date of the making of the Investment;
     (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody’s or AA by S&P in each case due within one year from the making of the Investment;
     (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by any bank or by any bank incorporated under the laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;
     (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by any branch or office located in the United States of America of a bank incorporated under the laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;
     (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Exchange Act having on the date of the Investment capital of at least $50,000,000, due within 90 calendar days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a “primary dealer” in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;
     (f) readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody’s or A-1 by S&P, in each case due within one year after the date of the making of the Investment;
     (g) a readily redeemable “money market mutual fund” sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (f) hereof and given on the date of such Investment a credit rating of at least Aa by Moody’s and AA by S&P;
     (h) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the laws of the United States of America or any State thereof, or a participation interest therein; provided that any commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody’s and AA by S&P; and
     (i) Investments similar to any of the foregoing denominated in foreign currencies in which the Company or any Subsidiary or Non-Control Entity transacts business.
     “Casualty” means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.
     “Change of Control” means the occurrence of any of the following:
     (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets or properties of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Tracinda and its Affiliates;
     (b) the adoption of a plan relating to the liquidation or dissolution of either the Company or any successor thereto;
     (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined in clause (a) above),

other than Tracinda and any of its Affiliates, becomes the Beneficial Owner directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of Equity Interests, and does not by contract or otherwise possess the power to vote or direct the voting of the amount of Voting Stock necessary to elect a majority of the Board of Directors;
     (d) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or
     (e) the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets and properties to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).
     “Change of Control Offer” has the meaning given in Section 4.09(a).
     “Change of Control Payment” has the meaning given in Section 4.09(a).
     “Change of Control Payment Date” has the meaning given in Section 4.09(b)(ii).
     “CityCenter” means the development of that name owned by a joint venture of Subsidiaries of the Company and Dubai World on an approximately 67 acre site on the Las Vegas Strip and further described in the Company’s public filings with the Commission.
     “Clearstream” means Clearstream Banking, societe anonyme, Luxembourg.
     “Closing Date” means March 16, 2010.
     “Collateral” means all of the assets and properties subject to the Liens created by the Collateral Documents, including any Replacement Collateral but, in any event, excluding Excluded Assets.
     “Collateral Agent” means the Trustee, in its capacity as “Collateral Agent” under this Indenture and under the Collateral Documents, and any successor thereto in such capacity.
     “Collateral Asset Sale” means the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of Collateral. Notwithstanding the foregoing, the following shall in each case not be considered a Collateral Asset Sale: (i) a transfer of assets or properties by the Company to a Collateral Grantor or by a Collateral Grantor to another Collateral Grantor, (ii) an issuance of Equity Interests by a Collateral Grantor to the Company or to another Collateral Grantor, (iii) a disposition of either obsolete equipment or equipment that is damaged, worn out or otherwise no longer useful in the business and (iv) any surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims of any kind or a grant of any Lien not prohibited by the Indenture.

     “Collateral Asset Sale Offer” has the meaning given in Section 4.11(d).
     “Collateral Asset Sale Payment” has the meaning given in Section 4.11(d).
     “Collateral Asset Sale Payment Date” has the meaning given in Section 4.11(d)(ii).
     “Collateral Documents” means, collectively, the Deed of Trust, the Security Agreement and the Pledge Agreement, and any other security agreements, pledge agreements, mortgages, collateral assignments, deeds of trust and all other pledges, agreements or other documents that create or purport to create or perfect a Lien in the assets of the Collateral Grantor in favor of the Collateral Agent (for the benefit of the Holders), in each case as they may be amended from time to time, and any instruments of assignment or other instruments or agreements executed pursuant to the foregoing.
     “Collateral Grantor” means MGM Grand Hotel or any other Restricted Subsidiary that pledges Collateral to the Collateral Agent as security for the Notes.
     “Commission” means the U.S. Securities and Exchange Commission.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman of the Board of Directors, the President or an Executive or Senior Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.
     “Condemnation” means any taking by a Governmental Authority of assets or property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.
     “Condemnation Award” means all proceeds of any Condemnation or transfer in lieu thereof.
     “Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
     “Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period
     (a) increased (without duplication) by:
     (i) provision for taxes based on income or profits or capital gains, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

     (ii) Consolidated Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus
     (iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus
     (iv) preopening and start-up expenses that are required by GAAP to be charged as an expense prior to or upon opening, to the extent that such preopening and start-up expenses were deducted in computing Consolidated Net Income; plus
     (v) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus
     (vi) the amount of loss on sale of receivables and related assets to a Special Purpose RE Subsidiary in connection with a RE Receivables Sale;
     (b) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period; and
     (c) increased or decreased by (without duplication):
     (i) any net gain or loss resulting in such period from Hedging Obligations and the application of the provisions of Statement of Financial Accounting Standards Board’s “Accounting Standards Codification” relating to accounting for derivatives and hedging; plus or minus, as applicable,
     (ii) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk), in each case to the extent the same was deducted or added back in computing Consolidated Net Income, as applicable; provided, for any period ending during the one year period after the opening of CityCenter, that portion of Consolidated EBITDA for such period attributable to (1) cash dividends or distributions received by a Restricted Subsidiary from CityCenter except dividends or distributions of income from the sales of condominium units and (2) cash management fees received by the Company or a Restricted Subsidiary in respect of the management of CityCenter shall in each of clauses (1) and (2) be annualized at each date of determination by taking the product of (x) such Consolidated EBITDA and (y) the fraction equal to four divided by the number of full fis-

cal quarters that have elapsed since the opening of CityCenter.
     “Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Consolidated Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary Incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made (the “Consolidated Fixed Charge Coverage Ratio Calculation Date”), then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.
     For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis, assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.
     For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation or any other transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company in accordance with Regulation S-X of the Securities Act, as promulgated by the Commission (and may include, for the avoidance of doubt, cost savings adjustments in compliance with such Regulation). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Consolidated Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.
     “Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of:
     (a) Consolidated Interest Expense of such Person for such period;
     (b) the product of (i) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary during such period, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, determined on a consolidated basis in accordance with GAAP; and
     (c) the product of (i) all dividends or other distributions accrued (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
     (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation or duplication, amortization of original issue discount, amortization or write-off of deferred financing costs, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations), plus
     (b) any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries, which shall include, without limitation, any interest accruing on Indebtedness of MGM Grand Detroit under the Credit Facility, plus
     (c) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
     “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,
     (a) any after-tax effect, whether gains or losses, of items classified as extraordinary or any non-cash item classified as nonrecurring shall be excluded,

     (b) the cumulative effect of a change in accounting principles during such period shall be excluded,
     (c) any after-tax effect of income (loss) from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,
     (d) any after-tax effect of gains or losses (less related fees, expenses and charges) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,
     (e) any after-tax effect, whether gains or losses (less related fees, expenses and charges) attributable to the early extinguishment of Indebtedness, Hedging Obligations or other derivative instruments shall be excluded,
     (f) the Net Income for such period of any Person that is not a Subsidiary or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the aggregate amount of Net Income of any such Person in respect of such period distributed to the Company or any Restricted Subsidiary in the form of cash dividends or distributions,
     (g) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans of the Company or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded,
     (h) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Restricted Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
     (i) any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded, and
     (j) the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein.
     Notwithstanding the foregoing, for the purpose of Section 4.16 only (other than clause (3)(IV) of Section 4.16(a)), there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition, repurchase, redemption, repayment or return of capital, as applicable, of Investments made by the Company or its Restricted Subsidiaries in Existing Investment Entities, any distribution or dividend received from an Existing Investment Entity, the sale or other disposition, repurchase, redemption, repayment or return of capital, as applicable, of Restricted Investments made after the Closing Date by the Company or its Restricted Subsidiaries in Persons that are not Existing Investment Entities and any distribution or dividend received from any such Person.
     “Consolidated Net Tangible Assets” means, as of each date of determination, the total amount of assets of the Company and its Subsidiaries, after deducting therefrom (a) all current liabilities of the Company and its Subsidiaries (excluding (i) the current portion of long-term Indebtedness, (ii) inter-company liabilities, and (iii) any liabilities which are by their terms renewable or extendable at the option of the obligor thereon to a time more than twelve months from the time as of which the amount thereof is being computed), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of the Company and its Subsidiaries, all as set forth on the latest internally available consolidated balance sheet of the Company prepared in accordance with GAAP.
     “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
     (a) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor,
     (b) to advance or supply funds
     (i) for the purchase or payment of any such primary obligation, or
     (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
     (c) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
     “Continuing Directors” means, as of any date of determination, with respect to any Person, any member of the Board of Directors of such Person who:
     (a) was a member of such Board of Directors on the Closing Date; or
     (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     “Convertible Debt-Linked Derivative Transaction” means (i) the Investment in and exercise by Borrower of rights under derivative securities linked to Equity Interests underlying Indebtedness convertible into, or exchangeable for, Equity Interests, or similar financial instruments acquired by the Company in connection with the issuance by the Company of such Indebtedness and (ii) the payment of any termination fees or similar payments in connection with the termination of Equity Interests issued substantially contemporaneously with an Incurrence of Indebtedness by the Company convertible into, or exchangeable for, Equity Interests.
     “Corporate Trust Office” means the office of the Trustee specified in Section 12.01 or any other office specified by the Trustee from time to time pursuant to such Section.
     “corporation” means a corporation, association, company or business trust.
     “Covenant Defeasance” has the meaning given in Section 8.04(c).
     “Covenant Suspension Event” has the meaning given in Section 4.23(a).
     “Credit Facility” means (i) the Fifth Amended and Restated Loan Agreement, dated as of October 3, 2006, among the Company, as Borrower and MGM Grand Detroit, LLC, as Co-Borrower, the Banks therein named, and Bank of America, N.A., as Administrative Agent (and their successors and assigns from time to time party thereto), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, modified, renewed, extended, refunded, replaced or refinanced, in whole or in part, from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “Credit Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) unsecured debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.
     “Credit Facility Refinancing Indebtedness” has the meaning given in Section 4.13(c).
     “Deed of Trust” means the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of the Closing Date, granted by MGM Grand Hotel to Nevada Title Company, as trustee, for the benefit of the Trustee.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Defaulted Interest” has the meaning specified in Section 2.12(a).
     “Definitive Note” means one or more certificated Notes registered in the name of the Holder thereof, issued in accordance with Section 2.06, and substantially in the form of Exhibit A hereto.
     “Depositary” means, with respect to the Notes issued in whole or in part in global form, the person specified in or pursuant to Section 2.03 as the Depositary with respect to the Notes, until a suc-

cessor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” means or includes such successor.
     “Designated Non-cash Consideration” means the fair market value (as determined in good faith by the board of directors of the Company and evidenced by a certified Board Resolution delivered to the Trustee) of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with a Non-Collateral Asset Sale or Collateral Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
     “Disqualified Holder” has the meaning given in Section 3.08.
     “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 calendar days after the Maturity Date of the Notes; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. The amount of any Disqualified Stock shall be the greater of the face amount and the maximum redemption or repurchase price thereof.
     “Distribution Compliance Period” means the 40-day Distribution Compliance Period provided for in Regulation S.
     “Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States that, at the time of payment, is legal tender for the payment of public and private debts.
     “DTC” has the meaning given in Section 2.03.
     “Dubai World” means Dubai World, a Dubai, United Arab Emirates government decree entity.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
     “Euroclear” means Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear system.
     “Event of Default” has the meaning specified in Section 6.01.
     “Event of Loss” means, with respect to any Collateral, any (a) Casualty of such Collateral, (b) Condemnation or seizure (other than pursuant to foreclosure or confiscation or requisition of the use of such Collateral) or (c) settlement in lieu of clause (b) above, in each case having a fair market value in excess of $50.0 million.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Exchange Notes” means the Unrestricted Definitive Notes issued in exchange for the Initial Notes pursuant to the Exchange Offer in Section 2.06(f).
     “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
     “Excluded Assets” means the cash, deposit accounts, other assets and properties to the extent the grant of security therein is restricted by law or contract (and which is not subject to the Uniform Commercial Code or a similar statutory override), trade name “MGM Grand” and related trademarks, service marks and copyrights (provided that upon the transfer of the MGM Grand trademark from the Company or the Collateral Grantor to another Restricted Subsidiary that is not a Collateral Grantor such Restricted Subsidiary will grant to MGM Grand Hotel a perpetual non-exclusive license (subject to customary termination provisions) to such trademark providing for an annual royalty not to exceed 1% total revenues of MGM Grand Hotel, which license and rights thereunder will be part of the Collateral).
     “Existing Investment Entity” means any Non-Control Entity, any Unrestricted Subsidiary or any other Person in which the Company or any of its Restricted Subsidiaries has made an Investment existing as of the Closing Date that is designated as an Existing Investment Entity in writing by the Company to the Trustee.
     “Existing Notes” means that Existing Senior Notes and the Existing Subordinated Notes.
     “Existing Senior Notes” means (a) the Company’s 8.50% senior notes due 2010 in the aggregate principal amount of $782.0 million, (b) the Company’s 6.75% senior notes due 2012 in the aggregate principal amount of $544.7 million, (c) the Company’s 5.875% senior notes due 2014 in the aggregate principal amount of $508.9 million, (d) the Company’s 6.625% senior notes due 2015 in the aggregate principal amount of $875 million, (e) the Company’s 6.75% senior notes due 2013 in the aggregate principal amount of $484.2 million, (f) the Company’s 6.875% senior notes due 2016 in the aggregate principal amount of $242.9 million, (g) the Company’s 7.50% senior notes due 2016 in the aggregate principal amount of $732.7 million, (h) the Company’s 7.625% senior notes due 2017 in the aggregate principal amount of $743.0 million, (i) the 13% Secured Notes, (j) the Mandalay Senior Notes, (k) the Mirage Notes, (l) the 10.375% Secured Notes, (m) the 11.125% Secured Notes and (n) the Company’s 11.375% senior notes due 2018 in the aggregate principal amount of $475 million.
     “Existing Subordinated Notes” means the Subordinated MGM Notes and the Subordinated Mandalay Notes.
     “Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Board of Directors.
     “Funding Guarantor” has the meaning given in Section 10.04.

     “GAAP” means generally accepted accounting principles in the United States of America as in effect on the Closing Date (for purposes of the definitions of the terms “Consolidated Depreciation and Amortization Expense,” “Consolidated EBITDA,” “Consolidated Fixed Charge Coverage Ratio,” “Consolidated Fixed Charges,” “Consolidated Interest Expense,” “Consolidated Net Income,” and “Consolidated Net Tangible Assets,” all defined terms in the Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as set forth in the Financial Accounting Standards Board’s “Accounting Standards Codification” as may be amended from time to time (for all other purposes of such Indenture). All ratios and computations based on GAAP contained in the applicable Indenture shall be computed in conformity with GAAP.
     “Gaming Authority” means the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Michigan Gaming Control Board, the Detroit City Council, the Mississippi Gaming Commission, the Illinois Gaming Board or any similar commission or agency which has, or may at any time after the date of this Indenture have, jurisdiction over the gaming activities of the Company or a Restricted Subsidiary of the Company or any successor thereto.
     “Gaming Facility” means any gaming or pari-mutuel wagering establishment and any related building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, and vessel, barge, ship and equipment.
     “Gaming Laws” means the gaming laws of a jurisdiction or jurisdictions to which the Company or a Subsidiary of the Company is, or may at any time after the date of this Indenture be, subject.
     “Gaming Licenses” means any license, permit, franchise or other authorization from any governmental authority required on the date of this Indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of the Company and its Restricted Subsidiaries.
     “Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.
     “Global Notes” means one or more Notes substantially in the form attached hereto as Exhibit A issued under this Indenture that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.
     “Government Securities” means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.
     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central bank).

     “Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
     “Guaranteed Obligations” has the meaning specified in Section 10.01(a).
     “Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, commodity or currency risks either generally or under specific contingencies.
     “Holder” means the Person in whose name a Note is registered on the Registrar’s books.
     “Incur” means issue, assume, enter into any guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided that any Indebtedness or Equity Interests of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.
     “Indebtedness” means, with respect to any Person, without duplication:
     (a) any indebtedness of such Person, whether or not contingent:
     (i) in respect of borrowed money;
     (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);
     (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (B) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or
     (iv) representing net obligations under any Hedging Obligations; if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

     (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (a) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and
     (c) to the extent not otherwise included, the obligations of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (i) Contingent Obligations Incurred in the ordinary course of business and not in connection with Indebtedness under clause (a) or (ii) any obligation or commitment, contingent or otherwise, to make an Investment (other than any guarantee of or other obligation or commitment to pay any Indebtedness for borrowed money of another Person).
     “Indenture” means this Indenture as amended or supplemented from time to time.
     “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.
     “Indirect Participant” means an entity that, with respect to any Depositary, clears through or maintains a direct or indirect, custodial relationship with a Participant.
     “Initial Notes” has the meaning specified in the preamble hereto.
     “Initial Purchasers” means Banc of America Securities LLC, RBS Securities Inc., Barclays Capital Inc., J.P. Morgan Securities Inc., BNP Paribas Securities Corp., Daiwa Securities America Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC, Commerzbank Capital Markets Corp., Morgan Stanley & Co. Incorporated, Wells Fargo Securities, LLC, Comerica Securities, Inc., Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc.
     “Interest Payment Date” with respect to any Note means March 15 and September 15 of each year, commencing September 15, 2010, provided that if such Interest Payment Date is not a Business Day, interest due on such Interest Payment Date shall be payable on the next succeeding Business Day.
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.
     “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable or credit extended, trade credit, advances to customers, commission, travel and similar advances or credit extended to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person, completion guarantees issued in favor of any person other than a Restricted Subsidiary of the Company (but only to the extent that any obligations of the Company or any of its Restricted Subsidiaries with respect to such completion guarantee is required by GAAP to be classified on the balance sheet of the Company as a liability) and invest-

ments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.16:
     (a) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
     (i) the Company’s “Investment” in such Subsidiary at the time of such redesignation; less
     (ii) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and
     (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.
     “Legal Defeasance” has the meaning given in Section 8.04(b).
     “Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.
     “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer.
     “Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, or any lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien.
     “Loss Proceeds Offer” has the meaning given in Section 4.12(b).
     “Loss Proceeds Offer Payment” has the meaning given in Section 4.12(b).
     “Loss Proceeds Offer Payment Date” has the meaning given in Section 4.12(b)(ii).
     “Mandalay” means Mandalay Resort Group, a Nevada corporation.
     “Mandalay Senior Notes” means (a) Mandalay’s 6.375% Senior Notes due 2011 in the aggregate principal amount of $128.7 million; (b) Mandalay’s Floating Rate Convertible Senior Debentures due 2033 in the aggregate principal amount of $5.9 million; (c) Mandalay’s 7% Debentures due 2036 in the aggregate principal amount of $0.6 million; and (d) Mandalay’s 6.7% Debentures due 2096 in the aggregate principal amount of $4.3 million.
     “Maturity” when used with respect to any Note means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment or otherwise.
     “Maturity Date” means March 15 , 2020.
     “MGM Grand Detroit” means MGM Grand Detroit, LLC, a Delaware limited liability company.
     “MGM Grand Hotel” means MGM Grand Hotel, LLC, a Nevada limited liability company.
     “Mirage” means Mirage Resorts, Incorporated, a Nevada corporation.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
     “Mortgage” means a deed of trust, assignment of leases and rents, security agreement and fixture filing executed and delivered by any Collateral Grantor on or after the Closing Date substantially in the form of the Deed of Trust or in such form as may be approved by the Collateral Agent, with such changes thereto as may be recommended by the Collateral Agent’s local counsel based on local laws or customary local mortgage or deed of trust practices, as such security instrument may be modified from time to time.
     “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
     “Net Loss Proceeds” means, with respect to any Event of Loss, the proceeds in the form of cash or Cash Equivalents from (a) insurance proceeds, (b) Condemnation Awards or (c) damages awarded by any judgment received by the Company or any of its Restricted Subsidiaries from such Event of Loss, net of reasonable costs relating to such Event of Loss, including legal, appraisal or insurance adjuster fees, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on such assets or properties (other than Collateral or as required by Section 4.10(b)(i)) and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with such Event of Loss, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations.
     “Net Loss Proceeds Deposit Account” has the meaning given in Section 4.12(a).
     “Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Non-Collateral Asset Sale or Collateral Asset Sale (each, an “Asset Sale”), including any cash and Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale (in each case, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other non-cash form), in each case, net of costs relating to such Asset Sale and the sale or disposition of such non-cash consideration, including legal, accounting and investment banking fees, brokerage and sales commissions, any relocation expenses incurred as a result thereof and taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with such asset sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations.
     “New York-New York” means the New York-New York Hotel and Casino located in Las Vegas, Nevada.
     “New York-New York Collateral” means the assets securing the 13% Secured Notes and the New York-New York Guarantees thereof, including (i) New York-New York, the real property on which New York-New York is located and all existing and future personal property of New York-New York Hotel & Casino, LLC (other than certain excluded assets), (ii) upon receipt of the necessary gaming approvals, 100% of the equity interests in New York-New York Hotel & Casino, LLC, and (iii) any replacement or substitute collateral permitted to be provided pursuant to the 13% Secured Notes Indenture.
     “New York-New York Collateral Documents” means the deeds of trust, security agreements, pledge agreements and other collateral documents in respect of the New York-New York Collateral, in each case as amended, modified, renewed, extended, refunded, replaced or refinanced, in whole or in part, from time to time
     “New York-New York Guarantee” means any guarantee of the 13% Secured Notes by a New York-New York Guarantor.
     “New York-New York Guarantor” means any Subsidiary Guarantor that is required by the terms of the 13% Secured Notes Indenture to guarantee the 13% Secured Notes and to grant Liens securing its guarantee on assets included in the New York-New York Collateral.
     “Non-Collateral Asset Sale” means (a) the sale, conveyance, transfer or other disposition of any assets or properties other than Collateral and rights in respect thereof (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business, and (b) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Restricted Subsidiaries (other than Equity Interests that constitute Collateral or directors’ qualifying shares or to the extent required by law), in the case of either clause (a) or (b), whether in a single transaction or a series of related transactions that have a fair market value (as determined in good faith by the Board of Directors and evidenced by a certified Board Resolution delivered to the Trustee) in excess of $250.0 million or for net cash proceeds in excess of $250.0 million. Notwithstanding the foregoing, the following shall in each case not be considered a Non-Collateral Asset Sale: (a) a transfer of assets or properties by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (b) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (c) a Restricted Payment or a Permitted Investment that is permitted by Section 4.16; (d) a disposition of cash or Cash Equivalents; (e) a disposition of either obsolete equipment or equipment that is damaged, worn out or otherwise no longer useful in the business; (f) any Sale and Leaseback Transaction involving an asset (other than a Gaming Facility) in respect of which Sale and Leaseback Transaction less than $250.0 million of Attributable Debt is Incurred; (g) any surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims of any kind or a grant of any Lien not prohibited by the terms of this Indenture; (h) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Closing Date, including without limitation any Sale and Leaseback Transaction or asset securitization; (i) foreclosure or any similar action with respect to any property or other asset of the Company or any of its Restricted Subsidiaries; (j) any RE Receivables Sale; (k) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; (l) like kind exchanges of properties where such properties have substantially equivalent fair market values (as determined in good faith by the Company or, if such fair market values is $250.0 million or more, the Board of Directors of the Company and in such case evidenced by the delivery to the Trustee of a certified copy of Board Resolutions documenting such determination) and (m) the sale of equity interests in the Borgata Hotel Casino and Spa and related real property in Atlantic City, New Jersey.
     “Non-Collateral Asset Sale Offer” has the meaning given in Section 4.10(b)(ii).
     “Non-Collateral Asset Sale Payment” has the meaning given in Section 4.10(b)(ii).
     “Non-Collateral Asset Sale Payment Date” has the meaning given in Section 4.10(c)(ii).
     “Non-Control Entity” means any partnership, joint venture, limited liability company or similar entity of which 20% or more of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by a Person or one or more of the other Subsidiaries of that Person, or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, but with respect to which such Person and its other Subsidiaries do not have the collective right to elect a majority of the Board of Directors or other equivalent governing body, and otherwise lack the power to direct the management, of such partnership, joint venture, limited liability company or similar entity. Unless otherwise specified, “Non-Control Entity” refers to a Non-Control Entity of the Company.
     “Non-Recourse Indebtedness” means Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary
     (a) as to which none of the Company or any Restricted Subsidiary:
     (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (ii) is directly or indirectly liable (as a guarantor or otherwise), or
     (iii) constitutes the lender or purchaser, and

     (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of any of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.
     “Non-U.S. Person” means any Person other than a U.S. Person.
     “Note Register” means a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Notes and of transfers and exchanges of such Notes which the Company shall cause to be kept at the Corporate Trust Office of the Trustee (or at the appropriate office of any other Registrar appointed hereunder).
     “Notes” has the meaning stated in the recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall include any Exchange Notes to be issued and exchanged for the Initial Notes pursuant to the Registration Rights Agreement and this Indenture.
     “Notes Custodian” or “Custodian” means the custodian with respect to any Global Note (as appointed by the Depositary), or any successor entity thereto covered in 2.03.
     “Notice of Default” has the meaning given in Section 6.01.
     “Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
     “Offering Memorandum” means the offering memorandum dated March 9, 2010 relating to the sale of the Initial Notes.
     “Officer” means the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Secretary, any Assistant Treasurer or Assistant Secretary of the Company or a Subsidiary Guarantor.
     “Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company or on behalf of a Restricted Subsidiary by an Officer of such Restricted Subsidiary, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or any officer of such Subsidiary Guarantor that meets the requirements set forth herein.
     “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Subsidiary of the Company or the Trustee.

     “Outstanding Notes” has the meaning set forth in Section 2.08.
     “Pari Passu Indebtedness” has the meaning given in Section 4.10(b)(i).
     “Pari Passu Secured Indebtedness” has the meaning given in Section 4.11(d).
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
     “Paying Agent” has the meaning given in Section 2.03.
     “Permitted Investment” means:
     (a) any Investment in the Company or any of its Restricted Subsidiaries, provided that any Investment that results in a transfer of Collateral to any Restricted Subsidiary shall constitute a Permitted Investment only if such Restricted Subsidiary is a Subsidiary Guarantor and the Collateral Agent shall have received such instruments and documents as may be necessary to ensure that the Liens of the Collateral Documents continue to apply to such Collateral and continue to be of first priority;
     (b) any Investment in cash and Cash Equivalents, provided that in the case of Investments of Collateral, such Investments constitute Collateral under the Collateral Documents;
     (c) any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:
     (i) such Person becomes a Restricted Subsidiary; or
     (ii) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets and properties to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;
     (d) any Investment in securities or other assets or properties, including earnouts, not constituting cash and Cash Equivalents and received in connection with (i) a Non-Collateral Asset Sale made pursuant to the provisions of Section 4.10 or any other disposition of assets or properties not constituting a Non-Collateral Asset Sale or (ii) a Collateral Asset Sale made pursuant to and in accordance with Section 4.11;
     (e) any Investment existing on the Closing Date, including any Investments in Existing Investment Entities;
     (f) any Investment acquired by the Company or any of its Restricted Subsidiaries:

     (i) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or
     (ii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (g) Hedging Obligations permitted under Section 4.13(b)(ix);
     (h) any Investment in CityCenter, including without limitation CityCenter Holdings, LLC, so long as no Default shall have occurred and be continuing or would occur as a consequence thereof;
     (i) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Company; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 4.16(a);
     (j) guarantees of Indebtedness of the Company and any Restricted Subsidiary permitted under Section 4.13;
     (k) loans and advances to officers, directors and employees, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent company thereof;
     (l) so long as no Default shall have occurred and be continuing or would occur as a consequence thereof, an Investment of up to 42 acres of undeveloped land in respect of the joint venture with Kerzner International and Istithmar previously announced by the Company in its filings with the Commission; and
     (m) (a) Investments in or by any Special Purpose RE Subsidiary, or in connection with a RE Receivables Sale by or to or in favor of any Special Purpose RE Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such RE Receivables Sale or any related Indebtedness, or (b) any promissory note issued by the Company to a Special Purpose RE Entity.
“Permitted Liens” means, with respect to any Person:
     (a) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation or regulatory requirements, deposits made in the ordinary course of business to secure liability to insurance carriers; good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party; deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure bid, surety, customs or appeal bonds in proceedings to which such Person is a party; deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; and deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

     (b) inchoate Liens and Liens incident to construction on or maintenance of property, including carriers’, warehousemen’s and mechanics’ Liens, now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable law) and which are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves have been set aside by such Person in accordance with GAAP;
     (c) Liens for taxes, assessments or other governmental charges not yet past due; or Liens for taxes, assessments or other governmental charges which are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto have been set aside in accordance with GAAP;
     (d) (i) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other similar purposes, or present or future zoning laws, ordinances or other restrictions as to the use, occupancy or enjoyment of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held, (ii) minor defects and irregularities in title to any real property which in the aggregate does not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held, (iii) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and do not secure Indebtedness and (iv) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
     (e) Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.13(b)(iv) and Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be Incurred in accordance with Section 4.13 or Liens in favor of the Company or any Subsidiary Guarantor;
     (f) Liens existing on the Closing Date (other than Liens securing Indebtedness);
     (g) Liens on assets or properties or shares of stock of a Person at the time such Person becomes a Subsidiary or Liens on assets or properties at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that in each case such Liens do not secure Indebtedness and are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary or such acquisition, as the case may be; and provided, further, that in each case such Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

     (h) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (e), (f) and (g); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (e), (f) and (g) at the time the original Lien became a Permitted Lien, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
     (i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(e) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
     (j) (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (ii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; and (iii) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (k) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Company and its Restricted Subsidiaries;
     (l) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
     (m) Liens securing Indebtedness in an aggregate principal amount as of the date of the Incurrence of such Indebtedness, including, without limitation, Liens securing the Notes and the related Subsidiary Guarantees of the Notes (and exchange notes in respect thereof), the 10.375% Secured Notes, the 11.125% Secured Notes, the 13% Secured Notes and all other Secured Indebtedness then outstanding, not to exceed 16.5% of Consolidated Net Tangible Assets at the time of such Incurrence;
     (n) rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to the use of any property or, any right, power, franchise, grant, license, or permit;

     (o) covenants, conditions, and restrictions affecting the use of property which in the aggregate do not materially impair the fair market value or use of the property for the purposes for which it is or may reasonably be expected to be held;
     (p) any other statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture;
     (q) any Lien created by an agreement or instrument entered into by the Company or a Restricted Subsidiary in the ordinary course of its business which consists of a restriction on the assignability, transfer or hypothecation of such agreement or instrument;
     (r) Liens on cash collateral deposited by the Company to secure Indebtedness permitted under Section 6.7(k) of the Credit Facility as in effect on the date of the Indenture in an aggregate amount not to exceed 105% of the aggregate amount of Indebtedness outstanding under such Section 6.7(k) at any time;
     (t) other non-consensual Liens incurred in the ordinary course of business but not in connection with an issuance of Indebtedness, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the property of the Company and the Restricted Subsidiaries, taken as a whole; and
     (u) Liens securing Indebtedness or other obligations of any Special Purpose RE Entity or Liens in favor of any Special Purpose RE Entity in connection with a RE Receivables Sale.
     For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness. The foregoing notwithstanding, (a) none of the Liens set forth above (other than those set forth in clauses (a), (b), (c), (d)(i) and (ii), (j)(i), (k) and (n)) shall apply to any assets or properties that constitute Collateral and (b) and none of the Liens set forth above shall be a Permitted Lien to the extent it has priority over the Collateral Agent’s Liens and security interests in any of the Collateral.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “Place of Payment” when used with respect to the Notes means the Corporate Trust Office of the Trustee or such other location as may be established under Section 4.04.
     “Pledge Agreement” means the Pledge Agreement executed by Mirage in favor of the Collateral Agent, substantially in the form attached hereto as Exhibit G.
     “Pledged Interests” means all of the ownership interests of MGM Grand Hotel owned by the Company or any other Restricted Subsidiary pledged to the Collateral Agent as security for the Notes.
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.
     “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
     “Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.
     “Protected Purchaser” means a purchaser of a Note, or of an interest therein, who: (i) gives value; (ii) does not have notice of any adverse claim to the Note; and (iii) obtains control of the Note.
     “Purchase Date” means any of the Change of Control Payment Date, the Non-Collateral Asset Sale Payment Date, the Collateral Asset Sale Payment Date and the Loss Proceeds Offer Payment Date, as applicable.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “RE Receivables Sale” means any sale, transfer, assignment, participation, encumbrance, hypothecation, pledge, conveyance or other disposition of, or creation or incurrence of any Lien on, real estate or real estate-related assets relating to condominiums, apartments and air rights and other similar rights related thereto by the Company or any Subsidiary thereof to or in favor of any Special Purpose RE Entity, or by any Special Purpose RE Subsidiary, in each case in connection with the Incurrence by a Special Purpose RE Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such real estate or real estate-related assets.
     “Redemption Date” means the date fixed for redemption of any Note pursuant to this Indenture.
     “Redemption Price” has the meaning given in Section 3.01.
     “Real Estate” means the hotels and casinos commonly known as the MGM Grand Las Vegas and the real property upon which the hotels and casinos are located.
     “Real Estate Receivables” means any receivables, accounts, notes, loans or similar instruments or agreements created in connection with extensions of credit to purchasers of real estate or real estate-related assets or rights from the Company or a Subsidiary or Non-Control Entity of the Company relating to condominiums, apartments, leases and air rights and other similar and/or appurtenant rights related thereto.
     “Refinancing Indebtedness” has the meaning given in Section 4.13(b)(x).
     “Registrar” has the meaning given in Section 2.03.
     “Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes dated as of the Closing Date, among the Company, the Subsidiary Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

     “Regular Record Date” for the interest payable on the Notes on any Interest Payment Date means the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means one or more Global Notes bearing the Private Placement Legend issued in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes sold in reliance on Rule 903 of Regulation S on the Closing Date.
     “Released Property” has the meaning given in Section 11.04(b)(i).
     “Replacement Collateral” has the meaning given in Section 4.11(b).
     “Replacement Collateral Documents” has the meaning given in Section 4.11(b).
     “Replacement Gaming Collateral” has the meaning given in Section 4.11(b).
     “Replacement Pledged Equity” has the meaning given in Section 4.11(b).
     “Responsible Officer” means any officer within the corporate trust department of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Definitive Note” means one or more Definitive Notes issued under this Indenture bearing the Private Placement Legend.
     “Restricted Global Note” means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; provided that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of any Registration Rights Agreement be a Restricted Global Note.
     “Restricted Investment” means an Investment (including an Investment made in a Non-Control Entity or an Unrestricted Subsidiary) other than a Permitted Investment.
     “Restricted Payment” has the meaning given in Section 4.16(a).
     “Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any foreign subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that if any Unrestricted Subsidiary ceases to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”; provided, further, that for purposes of the calculation of Consolidated Fixed Charges, Consolidated Interest Expense, Consolidated Net Income and the calculation of the amount of Restricted Payments that may be made pursuant to clause (3) of Section 4.16(a) only, MGM Grand Detroit shall be deemed to be a Restricted Subsidiary.
     “Reversion Date” has the meaning given in Section 4.23(b).

     “Rule 144” has the meaning promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 144A Global Note” means one or more Global Notes bearing the Private Placement Legend that will be issued in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes to be resold by the Initial Purchasers in reliance on Rule 144A on the Closing Date.
     “Rule 14e-1” has the meaning given in Section 4.09(c).
     “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
     “Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property or assets, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.
     “Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Security Agreement” means the Security Agreement executed by MGM Grand Hotel in favor of the Collateral Agent, substantially in the form attached hereto as Exhibit F.
     “Shelf Registration Statement” means a shelf registration statement prepared pursuant to the Registration Rights Agreement in respect of the Initial Notes.
     “Significant Subsidiary” means a Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article I, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the Closing Date; provided that for purposes of this Indenture, each reference therein to 10% shall be deemed to be 2.5%.
     “Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Closing Date or any business that is similar, reasonably related, complementary, incidental or ancillary thereto.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.
     “Special Purpose RE Entity” means (x) any Special Purpose RE Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing, securitizing, syndicating or refinancing Real Estate Receivables and/or related assets.
     “Special Purpose RE Financing” means any financing or refinancing of assets consisting of Real Estate Receivables of the Company or any Restricted Subsidiary that have been transferred to a Special Purpose RE Entity or made subject to a Lien in a RE Receivables Sale.

     “Special Purpose RE Financing Fees” means any remuneration, compensation, distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose RE Financing.
     “Special Purpose RE Financing Undertakings” means representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Company or any of its Restricted Subsidiaries that the Company determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose RE Financing or a RE Receivables Sale; provided that (x) it is understood that Special Purpose RE Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes or (ii) Hedging Obligations, or other similar obligations entered into by the Company or any Restricted Subsidiary, in respect of any Special Purpose RE Financing or RE Receivables Sale, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose RE Subsidiary by the Company or a Restricted Subsidiary that is not a Special Purpose RE Subsidiary.
     “Special Purpose RE Subsidiary” means a Subsidiary of the Company that (a) is engaged solely in (x) the business of acquiring, selling, collecting, financing, securitizing, syndicating, or refinancing Real Estate Receivables, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and (y) any business or activities incidental or related to such business, and (b) is designated as a “Special Purpose RE Subsidiary” by the Company.
     “Specified Refinanced Debt” has the meaning given in Section 4.13(c).
     “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).
     “Subordinated Indebtedness” means, with respect to the Notes,
     (a) any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes, and
     (b) any Indebtedness of any Subsidiary Guarantor which is by its terms subordinated in right of payment to the Subsidiary Guarantee of such entity of the Notes.
     “Subordinated Indebtedness” in any event includes the Existing Subordinated Notes.
     “Subordinated Mandalay Notes” means the 7.625% Senior Subordinated Debentures due 2013 of Mandalay.
     “Subordinated MGM Notes” means the 8.375% Senior Subordinated Notes due 2011 of the Company.

     “Subsidiary” of any specified Person means any corporation, partnership or limited liability company of which at least a majority of the outstanding Capital Stock (or other Equity Interests) having by the terms thereof ordinary voting power for the election of directors (or the equivalent) (irrespective of whether or not at the time Capital Stock (or other Equity Interests) of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, or by one or more of its other Subsidiaries, or by such Person and one or more of its other Subsidiaries.
     “Subsidiary Guarantee” means the guarantee by any Subsidiary Guarantor of the Company’s Obligations under this Indenture and the Notes.
     “Subsidiary Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of this Indenture and its successors and assigns, until released from its obligations under its Subsidiary Guarantee in accordance with the terms of this Indenture.
     “Successor Company” has the meaning given in Section 5.01(a).
     “Successor Guarantor” has the meaning given in Section 5.02(a)(i).
     “supplemental indenture” has the meaning given in Section 9.01(a).
     “Suspended Covenants” has the meaning given in Section 4.23(a).
     “Suspension Period” has the meaning given in Section 4.23(a).
     “The Mirage Casino-Hotel” means The Mirage Casino-Hotel, a Nevada corporation.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as stated in Section 9.03.
     “Title Policy” has the meaning given in Section 4.24.
     “10.375% Secured Notes” means the 10.375% Senior Secured Notes due May 15, 2014 of the Company in existence on the Closing Date (and any exchange notes in respect thereof issued pursuant to the 10.375%/11.125% Secured Notes Indenture or any agreement in existence on the Closing Date).
     “11.125% Secured Notes” means the 11.125% Senior Secured Notes due November 15, 2017 of the Company in existence on the Closing Date (and any exchange notes in respect thereof issued pursuant to the 10.375%/11.125% Secured Notes Indenture or any agreement in existence on the Closing Date).
     “10.375%/11.125% Secured Notes Indenture” means the Indenture governing the 10.375% Secured Notes and the 11.125% Secured Notes as in effect on the Closing Date.
     “13% Secured Notes” means the 13% Senior Secured Notes due November 15, 2013 of the Company in existence on the Closing Date (and any exchange notes in respect thereof issued pursuant to the 13% Secured Notes Indenture or any agreement in existence on the Closing Date).

     “13% Secured Notes Indenture” means the Indenture governing the 13% Secured Notes as in effect on the Closing Date.
     “13% Secured Notes Issue Date” has the meaning given in Section 4.16(a).
     “Tracinda” means Tracinda Corporation, a Nevada corporation.
     “Transaction Documents” has the meaning given in Section 12.14.
     “Transferability Certificate” means the Transferability Certificate set forth as Exhibit I hereto, or another certificate acceptable to the Trustee.
     “Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to the maturity date for the Notes; provided, however, that if the period from the Redemption Date to the maturity date for the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder. Unless the context otherwise requires, “Trustee” shall include the Trustee in its capacity as Collateral Agent.
     “Trust Officer” means, when used with respect to the Trustee or Paying Agent, any officer within the corporate trust department of the Trustee or Paying Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Paying Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Uniform Commercial Code” means the Nevada Uniform Commercial Code.
     “United States” means the United States of America (including the States and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.
     “Unrestricted Definitive Note” means one or more Definitive Notes issued under this Indenture that do not bear and are not required to bear the Private Placement Legend.
     “Unrestricted Global Note” means one or more Global Notes issued under this Indenture that does not bear and is not required to bear the Private Placement Legend.

     “Unrestricted Subsidiary” means
     (a) Subsidiaries of the Company formed under the laws of foreign nations whose only tangible assets or properties are located in foreign nations, and Subsidiaries of the Company that own as their sole asset the stock or other securities and obligations of such foreign Subsidiaries;
     (b) MGM Grand Detroit and its Subsidiaries, MGMM Insurance Company and M3 Nevada Insurance Company;
     (c) Nevada Landing Partnership, but only until receipt of approval from the Illinois Gaming Board of its Subsidiary Guarantee, after which it shall become a Restricted Subsidiary; and
     (d) any Subsidiary of the Company (including any newly-formed or newly-acquired Subsidiary) that is designated as an Unrestricted Subsidiary in writing by the Company to the Trustee, and any Subsidiary of such an Unrestricted Subsidiary, but only so long as the conditions under Section 4.20 and in the definition of “Investment” are satisfied upon such designation.
     Notwithstanding the foregoing, no Subsidiary shall be designated as, or otherwise constitute, an Unrestricted Subsidiary if:
     (i) it has outstanding any Indebtedness other than Non-Recourse Indebtedness;
     (ii) it has guaranteed or granted any Liens securing any Indebtedness of the Company or any Restricted Subsidiary; or
     (iii) it is subject to any of the covenants of the Credit Facility, our Existing Notes or any other existing or future senior subordinated notes or senior notes of the Company or any Restricted Subsidiary; provided that clauses (i), (ii) and (iii) shall not apply to (A) MGM Grand Detroit’s Indebtedness and covenants under the Credit Facility as long as its liability under the Credit Facility is limited to that portion of the loans under the Credit Facility which are actually borrowed or the proceeds of which are actually received by MGM Grand Detroit and (B) Nevada Landing Partnership with respect to its obligations under the Credit Facility and the Existing Notes. In addition, no Collateral Grantor shall be designated as an Unrestricted Subsidiary.
     “U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.
     “Vice President” includes, with respect to the Company, any Executive or Senior Vice President and includes, with respect to the Trustee, any Vice President, whether or not designated by a number or word or words added before or after the title “Vice President.”
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person or all interests in such Person with the ability to control management or actions of such Person.

     “Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:
     (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by
     (b) the sum of all such payments.
     “Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
     SECTION 1.02 RULES OF CONSTRUCTION.
     Unless the context otherwise requires:
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all financial calculations and determinations contemplated by this Indenture shall be made in conformity with GAAP;
     (c) “or” is not exclusive;
     (d) “including” means “including without limitation”;
     (e) words in the singular include the plural and words in the plural include the singular;
     (f) all references to “principal” of the Notes include redemption price and purchase price and all references to “interest” on the Notes include Additional Interest, if any, as well as interest accruing after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest), whether or not allowed or allowable as a claim in any such proceeding;
     (g) all exhibits are incorporated by reference herein and expressly made a part of this Indenture;
     (h) all references to articles, sections and exhibits (and subparts thereof) are to this Indenture;
     (i) all references to statutes or rules (or their subparts) include amendments and replacement or successor provisions;
     (j) all references to Persons include their successors; and

     (k) unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person;
ARTICLE II
THE NOTES
     SECTION 2.01 FORM AND DATING.
     (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule, usage or this Indenture. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000.
     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, any Restricted Subsidiary and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions or transfers of beneficial interests from one Global Note to another Global Note. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder or beneficial owner thereof as required by Section 2.06.
     (c) Form of Initial Notes, Etc. All Initial Notes issued on the Closing Date are being or will be offered and sold by the Initial Purchasers only (i) to QIBs (in which case they will be evidenced by Rule 144A Global Notes) or (ii) in reliance on Regulation S under the Securities Act (in which case they will be evidenced by Regulation S Global Notes).
     SECTION 2.02 EXECUTION AND AUTHENTICATION.
     The Notes shall be executed on behalf of the Company by its Chairman of the Board of Directors, its President, one of its Executive or Senior Vice Presidents or Chief Executive Officers or its Treasurer, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers may be manual or facsimile.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and, if requested therein, deliver (a) Initial Notes for original issuance up to the aggregate principal amount stated in such Authentication Order in such form as may be provided therein or in this Indenture and (b) in accordance with Section 2.06(f), Exchange Notes; provided that the aggregate principal amount of the Notes at any time may not exceed $845,000,000, except as provided in Section 2.07. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
     SECTION 2.03 REGISTRAR, PAYING AGENT AND DEPOSITARY.
     The Company shall maintain an office or agency in the Borough of Manhattan, the City of New York, where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). Until otherwise designated by the Company, the Company’s office or agency in New York shall be the office of the Trustee maintained for such purpose. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or other Agent not a party to this Indenture, which shall incorporate any applicable terms of the TIA. The Company may change any Paying Agent or Registrar without notice to any Holder. The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Company; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.10.
     The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.
     SECTION 2.04 PAYING AGENT TO HOLD MONEY IN TRUST.
     Principal of, premium, if any, and interest on the Notes will be payable at the office of the Paying Agent or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided, all payments or principal, premium, if any, and interest with respect to the Notes represented by one or more Global Notes registered in the name or held by the Depositary shall be made by wire transfer of immediately available funds to accounts specified by the Holder prior to 10:00 a.m., New York time, on each due date of the principal and interest on any Note. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the

Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent, and in such event any such Paying Agent shall have the obligation, to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
     Any money deposited with any Paying Agent, or then held by the Company or a domestic Subsidiary in trust for the payment of principal or interest on any Note and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company or a domestic Subsidiary, shall be discharged from such trust; and the Holders shall thereafter, as general unsecured creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Subsidiary as trustee thereof, shall thereupon cease.
     SECTION 2.05 HOLDER LISTS.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and, to the extent applicable, the Company shall otherwise comply with TIA § 312(a).
     SECTION 2.06 TRANSFER AND EXCHANGE.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Beneficial interests in Global Notes will be exchanged by the Company for Definitive Notes, subject to any applicable laws, if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Company within 90 days after the date of such written notice from the Depositary, or (ii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default with respect to the Notes; provided that in no event shall any temporary Note that is a Global Note issued pursuant to Regulation S be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Distribution Compliance Period and (B) the receipt by the Registrar of any certificate identified by the Company and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interests in such Global Note, Definitive Notes will be issued to each Person that such Participants, Indirect Participants and DTC jointly identify as being the beneficial owner of the related Notes. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pur-

suant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06. However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (d) or (f).
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with the applicable provisions below.
     (i) Transfer of Beneficial Interests in the Same Global Note; Transfers of Beneficial Interests in Unrestricted Global Notes for Interests in Other Unrestricted Global Notes. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, no transfer of beneficial interests in a Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with Sections 2.06(b)(ii) and (iii) below. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i) unless specifically stated above.
     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or, (B) (1) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee or Notes Custodian shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).
     (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
     (B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
     (iv) Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii), and
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (y) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof, or
     (z) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;
and, in each such case set forth in Section 2.06(b)(iv)(D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to Section 2.06(b)(iv)(B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to Section 2.06(b)(iv)(B) or (D) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (i) Transfer or Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the certificate a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Regi-

strar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (ii) Transfer or Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement and the Registrar receives a certificate from such Holder to such effect;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (y) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (z) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof, and, in each such case set forth in this Section 2.06(c)(ii)(D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to Section 2.06(c)(ii)(B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to Section 2.06(c)(ii)(B) or (D) above.

     (iii) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the certificate a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.
     (d) Transfer or Exchange of Definitive Notes for Beneficial Interests.
     (i) Transfer or Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
     (ii) Transfer or Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (y) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (z) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(d)(ii)(D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the provisions in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
     (iii) Transferor Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to Section 2.06(d)(ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.
     (e) Transfer or Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e),

the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
     (i) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including, if the Registrar so requests, a certification or Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.
     (ii) Transfer or Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if
     (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;
     (B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (y) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the applicable certifications in item (1)(d) thereof; or

     (z) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof; and, in each such case set forth in this Section 2.06(e)(ii)(D), if the Registrar so requests, an Opinion of Counsel in a form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (iii) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
     (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that make the certifications in the applicable Letters of Transmittal required by the Registration Rights Agreement, and accepted for exchange in an Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in an Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amounts.
     (g) Legends. The following legends shall appear on the faces of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions hereof.
     (i) Private Placement Legend.
     (A) Except as permitted by Section 2.06(g)(i)(B) below, each Global Note (other than an Unrestricted Global Note) and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
     (1) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH

SUCH ACCOUNT, AND
     (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), EXCEPT:
     (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
     (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
     (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF AND (2) ON WHICH THE COMPANY INSTRUCTS THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
The Private Placement Legend shall be deemed removed from the face of any Note without further action of the Company, the Trustee or the Holder of such Note at such time as the Company shall have delivered a Transferability Certificate executed by an Officer to the Trustee certifying that the Private Placement Legend can be removed because such Note may be resold to the public in accordance with Rule 144 without regard to volume, manner of sale or any other restrictions contained in Rule 144 (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) by Holders that are not Affiliates of the Company. Concurrently with such deemed removal of the Private Placement Legend, the CUSIP Number for each Restricted Global Note shall be deemed to be 552953BE0.

     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to Section 2.06(b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
     (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     (iii) Regulation S Temporary Global Note Legend. Each temporary Note that is a Global Note issued pursuant to Regulation S shall bear a legend in substantially the following form: THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE. THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.
     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is be-

ing exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (i) General Provisions Relating to Transfers and Exchanges.
     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.
     (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.02, 2.10, 3.07 and 9.04).
     (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except for the unredeemed portion of any Note being redeemed in part.
     (iv) The Registrar shall retain copies of all certificates, Opinions of Counsel, notices and other written communications received pursuant to Section 2.06. The Company shall have the right to inspect and make copies of all such certificates, Opinions of Counsel, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar. All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (v) The Company, Trustee and Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
     (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

     (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
     (ix) Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 2.06, the Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits B, C and I attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.
     SECTION 2.07 REPLACEMENT NOTES.
     If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Holder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Note being acquired by a Protected Purchaser and (iii) satisfies any other reasonable requirements of the Trustee and the Company including evidence of the destruction, loss or theft of the Note. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, any Restricted Subsidiary, the Trustee, the Paying Agent, and the Registrar from any loss that any of them may suffer if a Note is replaced, including, but not limited to any loss or liability which any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Company and the Trustee may charge the Holder for their expenses in replacing a Note including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.
     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionally with all other Notes duly issued hereunder.
     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.
     SECTION 2.08 OUTSTANDING NOTES.
     Outstanding Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
     (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation, including Notes tendered and exchanged for other securities of the Company;
     (b) Notes for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, then notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made and the date for such redemption has passed;
     (c) Notes, except to the extent provided in Section 8.04, with respect to which the Company has effected defeasance as provided in Article VIII; and
     (d) Notes paid pursuant to Section 2.07 and Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have performed any Act hereunder, Notes owned by the Company or any other obligor upon such Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding Notes (provided that in connection with any offer by the Company or any obligor to purchase or exchange Notes, Notes tendered by Holder shall be Outstanding until the date of purchase or exchange), except that, in determining whether the Trustee shall be protected in relying upon any such Act, only such Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding Notes if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon such Notes or any Affiliate of the Company or of such other obligor.
     SECTION 2.09 INTENTIONALLY OMITTED.
     SECTION 2.10 TEMPORARY NOTES.
     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
     SECTION 2.11 CANCELLATION.
     All Notes surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee at its Corporate Trust Office. All Notes so delivered shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.11, except as permitted by this Indenture. All cancelled Notes held by the Trustee shall be delivered to the Company upon Company Request. The acquisition of any Notes by the Company shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Notes are surrendered to the Trustee for cancellation. The Notes shall not be disposed of until exchanged in full for Definitive Notes or until payment thereon is made in full.
     SECTION 2.12 DEFAULTED INTEREST.
     (a) Any interest on any Note which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of his having been such registered Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:
     (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Notes (or their respective Predecessor Note) are registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee prior to 10:00 a.m., New York City time, an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Notes at their addresses as they appear in the Note Register, not less than 15 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Note) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).
     (ii) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     (b) Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon transfer of, in exchange for, or in lieu of, any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
     SECTION 2.13 CUSIP, ISIN OR COMMON CODE NUMBERS.
     The Company in issuing the Notes may use “CUSIP,” “ISIN” or “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use such numbers in notices of redemption or repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in “CUSIP,” “ISIN” or “Common Code” numbers.
ARTICLE III
REDEMPTION
     SECTION 3.01 OPTIONAL REDEMPTION.
     Prior to March 15, 2014, the Company may redeem all or a part of the Notes, in accordance with the provisions of this Article III, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the rights of Holders on the relevant Regular Record Date prior to the Redemption Date to receive interest due on the relevant Interest Payment Date.
     On or after March 15, 2014, the Company may redeem all or a portion of the Notes, on not less than 30 nor more than 60 calendar days’ prior notice, in amounts of $2,000 or an integral multiple of $1,000 in excess thereof at the following redemption prices (expressed as percentages of the principal amount, the “Redemption Price”), if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Redemption
Year	Price
2014	104.500%
2015	103.000%
2016	101.500%
2017 and thereafter	100.000%
     The amount payable to the holder of a Note shall be equal to the applicable redemption price of the Notes redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders on the relevant record date prior to the Redemption Date to receive interest due on the relevant interest payment date).
     SECTION 3.02 ELECTION TO REDEEM; NOTICE TO TRUSTEE.
     The election of the Company to redeem the Notes shall be evidenced by a Board Resolution. The Company shall, not less than 30 Business Days (unless a shorter notice period is acceptable to the Trustee) nor more than 60 calendar days before the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date, the Redemption Price, the CUSIP numbers and the principal amount of Notes to be redeemed.
     SECTION 3.03 SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED OR PURCHASED.
     If the Company is purchasing or redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be purchased or redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis to the extent practicable or, to the extent that selection on a pro rata basis is not practicable, by lot or such other similar method in accordance with the procedures of the Depositary. The portions of the principal amount of Notes so selected for partial redemption shall be equal to the minimum authorized denominations for Notes pursuant to Section 2.01(a) or any integral multiple thereof. In any case when more than one Note is registered in the same name, the Trustee, in its discretion, may treat the aggregate principal amount so registered as if it were represented by one Note.
     The Trustee shall promptly notify the Company and the Depositary (if other than itself) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.
     SECTION 3.04 NOTICE OF REDEMPTION.
     Notice of redemption shall be given by the Company, or at the Company’s written request, by the Trustee in the name and at the expense of the Company, not less than 20 Business Days and not more than 60 calendar days prior to the Redemption Date (which date may be extended in accordance with applicable law) to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary; provided that a notice of redemption may be mailed more than 60 calendar days prior to a Redemption Date if such notice is issued in connection with the satisfaction and discharge of this Indenture pursuant to Section 8.01 or Covenant Defeasance or Legal Defeasance pursuant to Section 8.04. Any notice so given shall be conclusively presumed to have been duly given, whether or not any such Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Note, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Note.
     All notices of redemption shall identify the Notes to be redeemed (including CUSIP number) and shall state:
     (a) the Redemption Date,
     (b) the Redemption Price,
     (c) that the Notes are being redeemed by the Company pursuant to provisions contained in this Indenture or the terms of such Notes, together with a brief statement of the facts permitting such redemption,
     (d) that (i) all Outstanding Notes are to be redeemed, or (ii) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Notes to be redeemed,
     (e) in the case of Notes that are to be redeemed in part only, that on or after the Redemption Date, upon surrender of such Notes, the Holders of such Notes will receive, without charge, new Notes in authorized denominations for the principal amount thereof remaining unredeemed,

     (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after said date, and
     (g) the Place or Places of Payment where such Notes are to be surrendered for payment of the Redemption Price.
     SECTION 3.05 DEPOSIT OF REDEMPTION PRICE.
     On or prior to 10:00 a.m., New York City time, on the Redemption Date for the Notes to be redeemed, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.05) an amount of money sufficient to pay the Redemption Price of such Notes which are to be redeemed on that date.
     SECTION 3.06 NOTES PAYABLE ON REDEMPTION DATE.
     Notice of redemption having been given as aforesaid, any Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price; provided, however, that installments of interest on Notes which have a Stated Maturity on or prior to the Redemption Date for such Notes shall be payable according to the terms of such Notes and the provisions of Section 2.04, Section 2.12 and Section 4.05.
     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in such Note.
     SECTION 3.07 NOTES REDEEMED IN PART.
     Any Note which is to be redeemed only in part shall be surrendered at the Corporate Trust Office with, if the Company, the Depositary for such Notes or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Depositary for such Notes and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. In the case of a Note providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Note or Notes as aforesaid, may make a notation on such Note of the payment of the redeemed portion thereof.
     SECTION 3.08 MANDATORY DISPOSITION OF NOTES PURSUANT TO GAMING LAWS.
     Each Holder and beneficial owner, by accepting or otherwise acquiring an interest in the Notes, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its Subsidiaries conducts or proposes to conduct gaming activities requires that a

Person who is a Holder or beneficial owner must be licensed, qualified or found suitable under the applicable Gaming Laws, such Holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period in accordance with such Gaming Laws. If such Person fails to apply or become licensed or qualified or is found unsuitable (a “Disqualified Holder”), then the Company shall have the right, at its option, notwithstanding any other provision of this Indenture:
     (a) to require such Person to dispose of its Notes or beneficial interest therein within 30 calendar days of receipt of notice of the Company’s election or such earlier date as may be requested or prescribed by such Gaming Authority; or
     (b) to redeem such Notes, which Redemption Date may be less than 30 calendar days following the notice of redemption if so requested or prescribed by the Gaming Authority, at a redemption price equal to:
     (i) the lesser of:
     (A) the Person’s cost, plus accrued and unpaid interest, if any, to the earlier of the Redemption Date or the date of the finding of unsuitability or failure to comply; and
     (B) 100% of the principal amount thereof, plus accrued and unpaid interest to the earlier of the Redemption Date or the date of the finding of unsuitability or failure to comply; or
     (ii) such other amount as may be required by applicable Gaming Laws or by order of the applicable Gaming Authority.
     The Company shall notify the Trustee in writing of any such Disqualified Holder status or redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such Holder or beneficial owner may incur in connection with its application for a license, qualification or a finding of suitability. Notwithstanding any other provision of this Indenture, immediately upon the imposition of a requirement to dispose of Notes by a Gaming Authority, such Person shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by such Notes or (ii) to receive any interest, dividends or any other distributions or payments with respect to such Notes or any remuneration in any form with respect to such Notes from the Company or the Trustee, except the redemption price. Additionally, to the extent required by applicable Gaming Laws, Notes held by a Disqualified Holder shall, so long as held by such Person, be disregarded for the purposes of providing notices, directions, waivers, or other actions and determining the sufficiency of such notices, directions, waivers or actions.

ARTICLE IV
COVENANTS
     SECTION 4.01 PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.
     The Company covenants and agrees for the benefit of the Notes, that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes, this Indenture and the other Transaction Documents.
     SECTION 4.02 REPORTS.
     In the event the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise does not report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall make available to the Trustee, post to the Company’s publicly accessible website, and otherwise make available to any Holder, without cost to any Holder, within 15 calendar days after the time the Company would be required to file such information with the Commission, if it were subject to Section 13 or 15(d) of the Exchange Act, from and after the Closing Date,
     (a) within 90 calendar days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;
     (b) within 45 calendar days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;
     (c) promptly from time to time after the occurrence of an event required to be therein reported and within the time period then in effect under the rules and regulations of the Exchange Act, such reports on Form 8-K, or any successor or comparable form; and
     (d) any other information, documents and other reports which the Company would be required to file with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act;
in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that none of the foregoing reports shall be required to contain the financial statements of MGM Grand Hotel required by Rule 3-16 of Regulation S-X of the Commission. In addition, to the extent not satisfied by the foregoing, the Company agrees that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on the Officer’s Certificate described in Section 4.03). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or accuracy of the information or the statements contained therein. The Trustee is entitled to assume such compliance and correctness unless an Officer of the Trustee is informed in writing otherwise.
     SECTION 4.03 OFFICER’S CERTIFICATE AS TO COMPLIANCE.
     The Company will deliver to the Trustee, within 120 calendar days after the end of each fiscal year, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not, to the knowledge of the signer thereof, the Company and the Restricted Subsidiaries are in compliance with all covenants and conditions under the Transaction Documents, and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof of which such signer may have knowledge. For purposes of this Section 4.03, such compliance shall be determined without regard to any period of grace or requirement of notice provided under the Transaction Documents.
     The Company shall, within 30 calendar days, upon becoming aware of any Event of Default, deliver to the Trustee a statement specifying such Default.
     Except with respect to a payment Default and any Default described in the certificates delivered pursuant to this Section 4.03, the Trustee shall have no duty to review, ascertain or confirm the Company’s compliance with, or the breach of any representation, warranty or covenant set forth in this Indenture.
     SECTION 4.04 MAINTENANCE OF OFFICE OR AGENCY.
     The Company will maintain in each Place of Payment for the Notes an office or agency where such Notes may be presented or surrendered for payment, where such Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of such Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.
     The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company shall give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.
     SECTION 4.05 MONEY FOR NOTES; PAYMENTS TO BE HELD IN TRUST.
     The Company shall maintain one or more Paying Agents for the Notes in the Borough of Manhattan, City of New York. The initial Paying Agent for the Notes shall be the Trustee.

     Whenever the Company shall have one or more Paying Agents with respect to the Notes, it shall, by or on each due date of the principal (and premium, if any) or interest on any such Notes, deposit with any such Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due (in same day funds and, if a Global Note is an Outstanding Note, by 10:00 a.m., New York City time, in order for the Trustee to make payment to the Depositary for the Notes in accordance with rules of such Depositary), such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.
     The Company shall cause each Paying Agent with respect to the Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.05, that such Paying Agent shall:
     (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest on the Notes; and
     (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be transmitted in the manner and to the extent provided by Section 12.02, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company upon Company Request.

     SECTION 4.06 CORPORATE EXISTENCE.
     Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its and each Restricted Subsidiary’s corporate, partnership, limited liability company and other existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole.
     SECTION 4.07 SUBSIDIARY GUARANTEE.
     (a) Each Restricted Subsidiary shall (i) become a Subsidiary Guarantor by executing this Indenture (directly, by supplemental indenture or a joinder agreement, a form of which is attached hereto as Exhibit D) or by executing a Subsidiary Guarantee in substantially the form of Article X hereto, (ii) execute any Collateral Documents as are necessary, subject to any required approval of any Gaming Authority, to create and convey to the Collateral Agent for the benefit of the Holders a perfected first-priority lien on all Collateral (subject to Permitted Liens) held by such Restricted Subsidiary and (iii) deliver an Opinion of Counsel relating to the enforceability and authorization of such Subsidiary Guarantee in accordance with the terms of this Indenture and, if applicable, perfection of the Liens in favor of the Collateral Agent on the Collateral owned by such Restricted Subsidiary; provided that any newly-formed, newly-acquired or newly designated Restricted Subsidiary that does not own any assets or properties that would constitute Collateral shall have 10 calendar days after its formation, acquisition or designation to become a Subsidiary Guarantor.
     (b) In the event of a sale or other disposition of all of the assets and properties of any Restricted Subsidiary, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Restricted Subsidiary (other than to the Company or a Restricted Subsidiary), then such Restricted Subsidiary (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Restricted Subsidiary) or the Person acquiring the property (in the event of a sale or other disposition of all of the assets and properties of such Restricted Subsidiary) shall be released and relieved of any Obligations under its Subsidiary Guarantee and the Collateral Documents; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of Section 4.10 hereof and that such sale or transaction complies with the other provisions hereof. In addition, any Subsidiary Guarantor will be automatically and unconditionally released from all obligations under its Subsidiary Guarantee (i) in the event the Board of Directors designates a Restricted Subsidiary to be an Unrestricted Subsidiary; provided that such designation is conducted in accordance with the applicable provisions hereof and (ii) upon legal or covenant defeasance of the Company’s obligations in accordance with Section 8.04, or satisfaction and discharge of this Indenture in accordance with Section 8.01.
     SECTION 4.08 FURTHER ASSURANCES AND GAMING APPROVAL.
          (a) The Company and the Restricted Subsidiaries shall execute and file any and all further documents, financing statements (including UCC-3 continuation statements), agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Collateral Documents in the Collateral. In addition, from time to time, the Company will reasonably promptly secure the Obligations under this Indenture and the Collateral Documents by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral. Such security interests and Liens will be created under the Collateral Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent.
          (b) The pledge of the Pledged Interests pursuant to the Collateral Documents and any restriction on the ability of the Company or any of its Restricted Subsidiaries to encumber the shares and ownership interests of any Restricted Subsidiary that is a Nevada registered Subsidiary or which holds Nevada Gaming Licenses requires the prior approval of the Nevada State Gaming Control Board and the Nevada Gaming Commission in order to be effective. The Company shall as soon as practicable after the Closing Date apply for and use commercially reasonable efforts after the Closing Date to obtain such approval from the Nevada State Gaming Control Board and the Nevada Gaming Commission.
          (c) Additionally, the Company shall petition the Illinois Gaming Board to approve the Subsidiary Guarantee by Nevada Landing Partnership of the Notes, and upon receipt of such approval, Nevada Landing shall execute the Subsidiary Guarantee.
     SECTION 4.09 CHANGE OF CONTROL.
     (a) If a Change of Control occurs, unless the Company has previously or concurrently mailed a redemption notice with respect to all Outstanding Notes pursuant to Section 3.01, the Company will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.
     (b) Within 30 calendar days following any Change of Control, the Company shall send notice of the Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the Note Register or otherwise in accordance with the procedures of the Depositary, with a copy to the Trustee, with the following information:
     (i) that a Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;
     (ii) the amount of the Change of Control Payment and the purchase date with respect thereto, which will be no earlier than 20 Business Days nor later than 60 calendar days from the date such notice is mailed (the “Change of Control Payment Date”); provided that the Change of Control Payment Date may be extended in accordance with applicable law;
     (iii) that any Note not properly tendered will remain outstanding and continue to accrue interest;
     (iv) that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

     (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (vi) that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
     (vii) the other instructions, as determined by the Company, consistent with the provisions of this Section 4.09, that a Holder must follow; and
     (viii) if such notice is mailed prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional upon the occurrence of such Change of Control.
     (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act (“Rule 14e-1”) and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
     (d) On the Change of Control Payment Date, the Company shall, to the extent permitted by law,
     (i) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;
     (ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and
     (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to, and purchased by, the Company.
     (e) The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

     (f) The Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes until a Change of Control has occurred.
     SECTION 4.10 NON-COLLATERAL ASSET SALES.
     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate a Non-Collateral Asset Sale, unless:
     (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Non-Collateral Asset Sale at least equal to the fair market value (as determined in good faith by the Company or, if $250.0 million or more, the Board of Directors and in such case evidenced by the delivery to the Trustee of a certified copy of Board Resolutions documenting such determination) of the assets or properties sold or otherwise disposed of; and
     (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the following shall be deemed to be cash for purposes of this Section 4.10 and for no other purpose:
     (A) any liabilities (as reflected in the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or liabilities to the extent owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets or properties and for which the Company and all of its Restricted Subsidiaries have been validly released by all applicable creditors in writing;
     (B) any Indebtedness (as reflected in the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or such Restricted Subsidiary (other than Indebtedness that is by its terms subordinated to the Notes or Indebtedness to the extent owed to the Company or any Affiliate of the Company) validity released in writing in exchange for assets of the Company or its Restricted Subsidiaries;
     (C) any securities, notes or other similar obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 calendar days following the closing of such Non-Collateral Asset Sale;
     (D) any Additional Assets; and
     (E) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiaries in such Non-Collateral Asset Sale having an aggregate fair market value (as determined in good faith by the board of directors of the Company and evidenced by the delivery to the Trustee of a certified copy of Board Resolutions documenting such determination), taken together with other Non-cash Consideration received pursuant to this clause (e) that is at that time outstanding, together with any Designated Non-cash Consideration received pursuant to all Collateral Asset Sales, not to exceed 1.5% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
     (b) Within 360 calendar days after the receipt of any Net Proceeds of any Non-Collateral Asset Sale, the Company or such Restricted Subsidiary shall apply the Net Proceeds from such Non-Collateral Asset Sale,
     (i) to prepay, purchase, redeem or pay at maturity any Indebtedness that ranks equally with the Notes or any Subsidiary Guarantee in right of payment (“Pari Passu Indebtedness”) including Indebtedness outstanding pursuant to any agreement providing for revolving Indebtedness so long as the commitment thereunder is permanently reduced by a corresponding amount, at a price in cash in an amount not to exceed 100% of the principal amount thereof (or such offer price required pursuant to the agreements governing such Indebtedness) plus accrued and unpaid interest to the date of purchase; or
     (ii) to make an offer to all Holders (the “Non-Collateral Asset Sale Offer”) to prepay, purchase or redeem the Notes, at an offer price in cash (the “Non-Collateral Asset Sale Payment”) equal to 100% of their principal amount plus accrued and unpaid interest to the date of purchase subject to the right of Holders of record on a Regular Record Date to receive interest on the relevant Interest Payment Date in accordance with the procedures set forth this Indenture and the Notes; or
     (iii) to make (A) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) acquisitions of Additional Assets in each of (A), (B) and (C), used or useful in a Similar Business;
provided that, in the case of clause (iii) above, a binding commitment entered into not later than such 360th day shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 calendar days of such commitment (an “Acceptable Non-Collateral Commitment”) and, in the event any Acceptable Non-Collateral Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, such Net Proceeds are not actually so invested or paid in accordance with clause (iii) above by the end of such 180-day period or there remain Net Proceeds after any Investment, expenditure or acquisition made in accordance with clause (iii) above, then such remaining Net Proceeds (if such remaining Net Proceeds exceed $1.0 million) shall be applied in accordance with clause (i) or (ii) above; provided further that in the case of clause (i) above, a written undertaking delivered to the Trustee not later than such 360th day shall be treated as a permitted application of the Net Proceeds so long as the repurchase, redemption, prepayment or repayment occurs within 180 calendar days after the end of the 360th day.
     (c) If the Company elects to make a Non-Collateral Asset Sale Offer pursuant to clause (b)(ii) above, within 15 Business Days thereafter (or, if applicable, within 15 Business Days after the cancellation or termination of any Acceptable Non-Collateral Commitment before the Net Proceeds are applied in connection therewith), the Company shall send a notice describing such Non-Collateral Asset Sale and the Non-Collateral Asset Sale Offer by first-class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the Note Register or otherwise in accordance with the procedures of the Depositary with a copy to the Trustee, with the following information:
     (i) that a Non-Collateral Asset Sale Offer is being made pursuant to this Section 4.10 and the maximum principal amount of the Notes that may be purchased by the Company pursuant to the Non-Collateral Asset Sale Offer;
     (ii) the amount of the Non-Collateral Asset Sale Payment and the purchase date with respect thereto, which will be no earlier than 20 Business Days nor later than 60 calendar days from the date such notice is mailed (the “Non-Collateral Asset Sale Payment Date”); provided that the Non-Collateral Asset Sale Payment Date may be extended in accordance with applicable law;
     (iii) that any Note not tendered or accepted for payment will remain outstanding and continue to accrue interest;
     (iv) that unless the Company defaults in the payment of the Non-Collateral Asset Sale Payment, all Notes accepted for payment pursuant to the Non-Collateral Asset Sale Offer will cease to accrue interest on the Non-Collateral Asset Sale Payment Date;
     (v) that Holders electing to have any Notes purchased pursuant to the Non-Collateral Asset Sale Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Non-Collateral Asset Sale Payment Date;
     (vi) that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the expiration date of the Non-Collateral Asset Sale Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased; and
     (vii) the other instructions, as determined by the Company, consistent with the provisions of this Section 4.10, that a Holder must follow.
     (d) The Company shall comply with the requirements of Rule 14e-1 and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Non-Collateral Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

     (e) On the Non-Collateral Asset Sale Payment Date, the Company shall
     (i) accept for payment such principal amount of Notes required to be purchased under the Non-Collateral Asset Sale Offer or portions thereof properly tendered pursuant to the Non-Collateral Asset Sale Offer,
     (ii) deposit with the Paying Agent an amount equal to the aggregate Non-Collateral Asset Sale Payment in respect of all Notes accepted for payment in the Non-Collateral Asset Sale Offer, and
     (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to, and purchased by, the Company.
     (f) Any Net Proceeds remaining after application as set forth in Section 4.10(b)(i) through (iii) may be used by the Company or any of its Restricted Subsidiaries for general corporate purposes subject to the terms of this Indenture.
     (g) If the aggregate principal amount of Notes surrendered by the Holders in respect of a Non-Collateral Asset Sale Offer exceeds the amount of Net Proceeds or the pro rata portion thereof available for the Non-Collateral Asset Sale Offer, as the case may be, the Trustee shall select the Notes to be purchased on a pro rata basis for all tendered Notes.
     (h) Pending the final application of any Net Proceeds pursuant to this Section 4.10, the Company or any of its Restricted Subsidiaries may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in Cash Equivalents not prohibited by this Indenture.
     SECTION 4.11 COLLATERAL ASSET SALES.
     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate a Collateral Asset Sale, unless:
     (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Collateral Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors and evidenced by the delivery to the Trustee of a certified copy of Board Resolutions documenting such determination) of the Collateral sold or otherwise disposed of; and
     (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents and 100% of the Net Proceeds therefrom is deposited directly into a deposit account pledged to the Collateral Agent to secure the Notes; provided that the remaining consideration for such Collateral Asset Sale is pledged to the Collateral Agent to secure the Notes.
     (b) Within 180 calendar days after the receipt of any Net Proceeds of any Collateral Asset Sale, the Company or such Restricted Subsidiary, may either use such Net Proceeds to purchase additional domestic Gaming Facilities that are pledged to the Collateral Agent as replacement collateral or may pledge to the Collateral Agent domestic Gaming Facilities already owned thereby as replacement collateral (in each case, the “Replacement Gaming Collateral”) so long as (i) the Replacement Gaming Collateral, together with any Collateral that is not included in such Collateral Asset Sale, has a fair market value (as determined by the report or analysis of an independent appraiser selected by or reasonably satisfactory to the Trustee delivered to the Trustee within such 180-day period) at least equal to the value of the Collateral as of the date of disposition of such Collateral, (ii) the Replacement Gaming Collateral is owned by a Subsidiary Guarantor that is a Wholly-Owned Subsidiary of the Company, all the equity interests in which (the “Replacement Pledged Equity”), along with the Replacement Gaming Collateral, are pledged to the Collateral Agent for the benefit of the Holders, (iii) the Collateral Agent has a first priority Lien in the Replacement Gaming Collateral and the Replacement Pledged Equity (collectively, the “Replacement Collateral”) and receives all filings or documents, including any Mortgages, that create or purport to create or perfect such first priority Lien in the Replacement Collateral in favor of the Collateral Agent, for the benefit of the Holders (the “Replacement Collateral Documents”), and Ancillary Mortgage Documents, legal opinions and other documents and instruments as the Collateral Agent may request and (iv) the granting of a Lien on such Replacement Collateral is permitted by the terms of all other Indebtedness of the Company and its Restricted Subsidiaries and the Trustee receives a legal opinion to that effect.
     (c) In the event that the Company or any of its Restricted Subsidiaries does not comply with Section 4.11(b) with respect to granting a Lien on Replacement Collateral within 180 calendar days after the receipt of any Net Proceeds of any Collateral Asset Sale, the Company or any of its Restricted Subsidiaries shall within the time frame set forth in Section 4.11(d) use such Net Proceeds, together with any additional cash that may be required, to either (i) defease or discharge the Notes and any other Indebtedness secured by a lien on such Collateral permitted hereby and ranking equal to the Lien securing the Notes or Guarantees (“Pari Passu Secured Indebtedness”) required to be paid pursuant to Section 8.01 or Section 8.04 or (ii) make the Collateral Asset Sale Offer described in Section 4.11(d).
     (d) If the Company makes an offer to purchase the Notes after the consummation of a Collateral Asset Sale (the “Collateral Asset Sale Offer”), it will offer to purchase all the Notes and any Pari Passu Secured Indebtedness at a price in cash (the “Collateral Asset Sale Payment”), in each case pro rata in proportion to the respective principal amounts of the Notes and such other Pari Passu Secured Indebtedness required to be repaid, equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date. Within 15 Business Days after the expiration of the 180-day period described in Section 4.11(c), the Company shall send notice of the Collateral Asset Sale and the Collateral Asset Sale Offer by first-class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the Note Register or otherwise in accordance with the procedures of the Depositary, with a copy to the Trustee, with the following information:
     (i) that a Collateral Asset Sale Offer is being made pursuant to this Section 4.11 and that all Notes properly tendered pursuant to such Collateral Asset Sale Offer will be accepted for payment by the Company;
     (ii) the amount of the Collateral Asset Sale Payment and the purchase date with respect thereto, which will be no earlier than 20 Business Days nor later than 60 calendar days from the date such notice is mailed (the “Collateral Asset Sale Payment Date”); provided that the Collateral Asset Sale Payment Date may be extended in accordance with applicable law;

     (iii) that any Note not properly tendered will remain outstanding and continue to accrue interest;
     (iv) that unless the Company defaults in the payment of the Collateral Asset Sale Payment, all Notes accepted for payment pursuant to the Collateral Asset Sale Offer will cease to accrue interest on the Collateral Asset Sale Payment Date;
     (v) that Holders electing to have any Notes purchased pursuant to a Collateral Asset Sale Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Collateral Asset Sale Payment Date;
     (vi) that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the expiration date of the Collateral Asset Sale Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased; and
     (vii) the other instructions, as determined by the Company, consistent with the provisions of this Section 4.11, that a Holder must follow.
     (e) The Company will comply with the requirements of Rule 14e-1 and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Collateral Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its Obligations hereunder.
     (f) On the Collateral Asset Sale Payment Date, the Company shall
     (i) accept for payment all Notes and Pari Passu Secured Indebtedness issued by it or portions thereof properly tendered pursuant to the Collateral Asset Sale Offer;
     (ii) deposit with the Paying Agent an amount equal to the aggregate Collateral Asset Sale Payment in respect of all Notes and Pari Passu Secured Indebtedness or portions thereof so tendered; and
     (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to, and purchased by, the Company.
     SECTION 4.12 EVENT OF LOSS.
     (a) In the case of an Event of Loss with respect to any Collateral, the Company or the affected Restricted Subsidiary, as the case may be, shall deposit any Net Loss Proceeds received from such Event of Loss directly into a deposit account pledged to the Collateral Agent to secure the Notes and Pari Passu Secured Indebtedness (a “Net Loss Proceeds Deposit Account”) and within 360 calendar days after such receipt will either:
     (i) grant a Lien in favor of the Collateral Agent on Replacement Gaming Collateral so long as (A) the Replacement Gaming Collateral, together the remaining value of the Collateral, collectively has a fair market value (as determined by the report or analysis of an independent appraiser selected by or reasonably satisfactory to the Trustee delivered to the Trustee within such 360-day period) at least equal to the lesser of (1) the value of the Collateral immediately prior to the date of the Event of Loss or (2) the value of the Collateral as of the Closing Date, (B) the Replacement Gaming Collateral is owned by a Subsidiary Guarantor that is a Wholly-Owned Subsidiary of the Company, all the Replacement Pledged Equity in which, along with the Replacement Gaming Collateral, are pledged to the Collateral Agent for the benefit of the Holders and (C) the Collateral Agent has a first priority Lien in the Replacement Collateral and receives such Replacement Collateral Documents, Ancillary Mortgage Documents, legal opinions and other documents and instruments as the Collateral Agent may request; or
     (ii) rebuild, repair, replace or construct improvements to the affected property or facility (or enter into a binding agreement to do so within 180 calendar days after the execution of such agreement (an “Acceptable Event of Loss Commitment”) so that the fair market value (as determined by the report or analysis of an independent appraiser selected by or reasonably satisfactory to the Trustee delivered to the Trustee within such 360-day period) of the Collateral after application of the Net Loss Proceeds shall be at least equal to the lesser of (A) the value of the Collateral immediately prior to the date of the Event of Loss or (B) the value of the Collateral as of the Closing Date; provided that in either of clauses (i) and (ii) above, any such action shall be permitted by the terms of all other Indebtedness of the Company and its Restricted Subsidiaries and the Trustee receives a legal opinion to that effect; provided, further, that in the event any Acceptable Event of Loss Commitment is later cancelled or terminated for any reason before the Net Loss Proceeds are applied in connection therewith, or such Net Loss Proceeds are not actually so invested or paid in accordance with clause (ii) above by the end of such 180-day period, then such Net Loss Proceeds shall be applied in accordance with Section 4.12(b) below; provided, further, that any Net Loss Proceeds deposited into the Net Loss Proceeds Deposit Account will be available pursuant to the terms of the relevant deposit account control agreement to reimburse the Company or any of its Restricted Subsidiaries for any amounts expended by such Persons in connection with the rebuilding, repair, replacement or construction of the affected property or facility pursuant to clause (ii) above, and Net Loss Proceeds in an amount equal to any such reimbursed amount shall be deemed to be applied pursuant to clause (ii) above upon such reimbursement.
     (b) In the event that the Company or any of its Restricted Subsidiaries is not able to, or for any reason does not, comply with Section 4.12(a), the Company will make an offer (a “Loss Proceeds Offer”) to Holders and to holders of Pari Passu Secured Indebtedness to purchase the maximum principal amount of Notes and Pari Passu Secured Indebtedness, in each case pro rata in proportion to the respective principal amount thereof outstanding, that may be purchased from the unapplied Net Loss Proceeds at a price in cash (the “Loss Proceeds Offer Payment”) equal to 100% of the aggregate principal amount of such Notes plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase. If the Company makes a Loss Proceeds Offer, within 15 Business Days after the earlier of (i) the election to make the Loss Proceeds Offer and (ii) the expiration of the 360-day period described in Section 4.12(a) (or, if applicable, within 15 Business Days after the cancella-

tion or termination of any Acceptable Event of Loss Commitment before the Net Proceeds are applied in connection therewith), the Company shall send notice of the Loss Proceeds Offer by first-class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the Note Register or otherwise in accordance with the procedures of the Depositary with a copy to the Trustee, with the following information:
     (i) that a Loss Proceeds Offer is being made pursuant to this Section 4.12 and the maximum principal amount of the Notes that may be purchased by the Company pursuant to the Loss Proceeds Offer;
     (ii) the amount of the Loss Proceeds Offer Payment and the purchase date with respect thereto, which will be no earlier than 20 Business Days nor later than 60 calendar days from the date such notice is mailed (the “Loss Proceeds Offer Payment Date”); provided that the Loss Proceeds Offer Payment Date may be extended in accordance with applicable law;
     (iii) that any Note not tendered or accepted for payment will remain outstanding and continue to accrue interest;
     (iv) that unless the Company defaults in the payment of the Loss Proceeds Offer Payment, all Notes accepted for payment pursuant to the Loss Proceeds Offer will cease to accrue interest on the Loss Proceeds Offer Payment Date;
     (v) that Holders electing to have any Notes purchased pursuant to the Loss Proceeds Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Loss Proceeds Offer Payment Date;
     (vi) that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the expiration date of the Loss Proceeds Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased; and
     (vii) the other instructions, as determined by the Company, consistent with the provisions of this Section 4.12, that a Holder must follow.
     (c) The Company will comply with the requirements of Rule 14e-1 and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Loss Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
     (d) On the Loss Proceeds Offer Payment Date, the Company will

     (i) accept for payment such principal amount of Notes and Pari Passu Secured Indebtedness or portions thereof required to be purchased by it under to the Loss Proceeds Offer or portions thereof properly tendered pursuant to the Loss Proceeds Offer;
     (ii) deposit with the Paying Agent an amount equal to the aggregate Loss Proceeds Offer Payment in respect of all Notes and Pari Passu Secured Indebtedness accepted for payment into the Loss Proceeds Offer; and
     (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to, and purchased by, the Company.
     SECTION 4.13 LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK AND PREFERRED STOCK.
     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Company may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and its Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock or Preferred Stock, if the Consolidated Fixed Charge Coverage Ratio on a consolidated basis for the Company and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.
     (b) The foregoing limitations of clause (a) shall not apply to:
     (i) the Incurrence of Indebtedness and related obligations under the Credit Facility by the Company, any of its Restricted Subsidiaries or MGM Grand Detroit and the issuance and creation of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount at any one time outstanding not to exceed (A) (1) $7.0 billion, plus (2) the amount, not to exceed $1.0 billion in the aggregate, by which commitments to borrow under the Credit Facility are increased pursuant to the terms thereof and/or the amount which the Company and any of the Restricted Subsidiaries or MGM Grand Detroit may borrow pursuant to one or more additional credit agreements having terms similar to the Credit Facility, less (B) any scheduled amortization payments, prepayments of term loans (other than any such prepayment effectuated in connection with refinancing or replacing any such term loan) or prepayments of revolving loans accompanied by a corresponding permanent reduction of commitments thereunder (other than any such reduction of commitments effectuated in connection with refinancing or replacing any such revolving loans), in each case, since the 13% Secured Notes Issue Date; provided that the amount of Indebtedness that the Company, any of its Restricted Subsidiaries or MGM Grand Detroit may Incur pursuant to this clause (i) shall never be reduced by this sub-

clause (B) to an amount that is less than 3.0 times Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is Incurred; provided further, that the liability of MGM Grand Detroit under the Credit Facility and any other credit agreement entered into by MGM Grand Detroit having terms similar to the Credit Facility is limited to that portion of the loans under such credit facilities which are actually borrowed or the proceeds of which are actually received by MGM Grand Detroit;
     (ii) the Incurrence by the Company and any Subsidiary Guarantor of Indebtedness represented by the Notes (including any Subsidiary Guarantee) and any notes (including Subsidiary Guarantees thereof) issued in exchange for the Notes pursuant to the Registration Rights Agreement, if any, up to an aggregate principal amount at any one time outstanding not to exceed $845.0 million;
     (iii) Indebtedness of the Company and its Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness described in clauses (b)(i) and (ii));
     (iv) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock Incurred or issued by the Company or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment (other than software) that is used or useful in the business of the Company and its Restricted Subsidiaries in an aggregate principal amount at the date of such Incurrence, together with all other Indebtedness previously Incurred under this clause (iv) (and including all Refinancing Indebtedness Incurred to refinance any Indebtedness Incurred pursuant to this clause (iv)), not to exceed 1.5% of Consolidated Net Tangible Assets; provided, however, that such Indebtedness exists at the date of such purchase or transaction or is created within 180 calendar days thereafter;
     (v) Indebtedness of the Company or any Restricted Subsidiary arising in respect of (A) letters of credit, bankers’ acceptances, worker’s compensation claims, payment obligations in connection with self-insurance or similar obligations and bid, appeal and surety bonds, in each case in the ordinary course of business and in amounts and for the purposes customary in such Person’s industry and (B) completion guarantees (to the extent that the Incurrence thereof does not result in the Incurrence of any direct or indirect obligation for the payment of borrowed money of others);
     (vi) Indebtedness arising from agreements of the Company or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or properties or a Subsidiary, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or properties or a Subsidiary for the purpose of financing such acquisition; provided, however, that
     (A) such Indebtedness is not reflected on the balance sheet of the Company, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this subclause (A)); and

     (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;
     (vii) Indebtedness between or among the Company and its Restricted Subsidiaries; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in the Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (b)(vii); provided, further, that any Indebtedness Incurred by any Collateral Grantor from the Company or any Restricted Subsidiary shall be unsecured Indebtedness;
     (viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause;
     (ix) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);
     (x) the Incurrence or issuance by the Company or any Restricted Subsidiary of Indebtedness or Disqualified Stock, and the issuance by any Restricted Subsidiary of Preferred Stock, in each case which serves to refund, refinance, replace, renew, extend, prepay or defease any Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary Incurred as permitted under clause (a) above, clauses (b)(ii), (b)(iii) and (b)(iv) above, or this clause (b)(x), or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund, refinance, replace, renew, extend, prepay or defease such Indebtedness, Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), defeasance or similar costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that:
     (A) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased,
     (B) the principal or other amount (or accreted value) of such Refinancing Indebtedness does not exceed the principal or other amount (or accreted value, if applicable) of the Indebtedness, Disqualified Stock or Preferred Stock extended, refinanced, renewed, replaced, defeased, prepaid or refunded (plus all accrued interest and dividends on the Indebtedness, Disqualified Stock or Preferred Stock and the amount of all underwriting discounts, fees, expenses and premiums Incurred in con-

nection therewith); provided that with respect to Refinancing Indebtedness Incurred in respect of Indebtedness Incurred under clause (b)(iv) above, the principal amount or accreted value, will not exceed the then current fair market value of the asset encumbered in connection therewith,
     (C) to the extent such Refinancing Indebtedness refinances (1) Subordinated Indebtedness, such Refinancing Indebtedness (i) is subordinated to or pari passu with the Notes or the Subsidiary Guarantee, as applicable, at least to the same extent as the Indebtedness being refinanced or refunded and (ii) has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the final Stated Maturity of the Subordinated Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased or (2) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and
     (D) such Indebtedness, Disqualified Stock or Preferred Stock is Incurred by a Person that is an obligor (including as a guarantor) on or issuer of the Indebtedness, Disqualified Stock or Preferred Stock being extended, refinanced, renewed, replaced, defeased or refunded;
     (xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its Incurrence;
     (xii) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture;
     (xiii) Indebtedness (A) of a Special Purpose RE Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, an RE Receivables Sale or (B) otherwise Incurred in connection with a Special Purpose RE Financing; provided that (1) such Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Special Purpose RE Subsidiary (other than with respect to Special Purpose RE Financing Undertakings), (2) in the event such Indebtedness shall become recourse to the Company or any Restricted Subsidiary that is not a Special Purpose RE Subsidiary (other than with respect to Special Purpose RE Financing Undertakings), such Indebtedness will be deemed to be, and must be classified by the Company as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this covenant for so long as such Indebtedness shall be so recourse; and (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Company may classify such Indebtedness in whole or in part as Incurred under this clause (xiii);
     (xiv) Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise Incurred in con-

nection with, such acquisition), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (A) the Company could Incur at least $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio test set forth in the clause (a) above or (B) the Consolidated Fixed Charge Coverage Ratio of the Company would equal or exceed the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to giving effect thereto; and
     (xv) the Incurrence or issuance by the Company or any of its Restricted Subsidiaries of additional Indebtedness, Disqualified Stock or Preferred Stock in an aggregate principal or other amount (or accreted value, as applicable) at the date of such Incurrence or issuance, together with all other amounts previously Incurred or issued pursuant to this clause (b)(xv), not to exceed 1.5% of Consolidated Net Tangible Assets.
     (c) For purposes of determining compliance with this Section 4.13, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (b)(i) through (b)(xv) above or is entitled to be Incurred pursuant to Section 4.13(a), the Company, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness from time to time outstanding under the Credit Facility shall at all times be treated as Incurred pursuant to clause (b)(i) above to the full extent of Indebtedness permitted to be Incurred under such clause. Notwithstanding the foregoing, and subject to the last sentence of this paragraph, any Indebtedness under the Credit Facility from time to time Incurred under clause (b)(i) above the net proceeds of which Indebtedness were applied to repay revolving Indebtedness outstanding under such clause (b)(i) (“Credit Facility Refinancing Indebtedness”), may be reclassified as outstanding under clause (b)(x) above; provided that (i) following the Incurrence of such Credit Facility Refinancing Indebtedness, Indebtedness under the Credit Facility in a principal amount equal to the net proceeds of the Credit Facility Refinancing Indebtedness is Incurred under clause (b)(i) above to repay or prepay Indebtedness Incurred under clause (a) above or clauses (b)(ii), (b)(iii) or (b)(x) of the preceding paragraph (the “Specified Refinanced Debt”) and (ii) the Credit Facility Refinancing Indebtedness, if it had been Incurred and its net proceeds had been directly and contemporaneously applied to the repayment or prepayment of the Specified Refinanced Debt at the time the Specified Refinanced Debt was repaid or prepaid, would have satisfied the definition of Refinancing Indebtedness set forth in clause (b)(x) in respect of such Specified Refinanced Debt. In addition, subject to the last sentence of this paragraph, in the event that Indebtedness under the Credit Facility is first Incurred under clause (b)(i) to repay or prepay Specified Refinanced Debt and thereafter the Company or any of its Restricted Subsidiaries Incurs one or more issuances of Credit Facility Refinancing Indebtedness, each of such issuances of Credit Facility Refinancing Indebtedness, in an amount equal to the lesser of the amount of Specified Refinanced Debt repaid or prepaid and the amount of such Credit Facility Refinancing Indebtedness, may be reclassified as outstanding under clause (b)(x) above; provided that the Credit Facility Refinancing Indebtedness, if it had been Incurred and its net proceeds had been directly and contemporaneously applied to the repayment or prepayment of the Specified Refinanced Debt at the time the Specified Refinanced Debt was repaid or prepaid, would have satisfied the definition of Refinancing Indebtedness set forth in clause (b)(x) in respect of such Specified Refinanced Debt. In the event that the principal amount of the Credit Facility Refinancing Indebtedness exceeds the amounts Incurred under the Credit Facility under clause (b)(i) to repay or prepay Specified Refinanced Debt, such excess principal amount may be reclassified as outstanding under Section 4.13(a) so long as any such reclassification would not cause a Default.

     Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional Disqualified Stock or Preferred Stock, as applicable, will in each case not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.13.
     For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses Incurred in connection with the issuance of such new Indebtedness.
     The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
     SECTION 4.14 LIMITATION ON LIENS.
     (a) The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or otherwise cause to exist any Lien (except a Permitted Lien) that secures obligations under any Indebtedness of the Company or any Subsidiary Guarantor (any such Lien, the “Additional Lien”), on any asset or properties of the Company or any Subsidiary Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom except, in the case of any asset or property that does not constitute Collateral, any Additional Lien if the Notes are, or in the case of Indebtedness of any Subsidiary Guarantor, the Subsidiary Guarantee of such Subsidiary Guarantor is, equally and ratably secured with (or on a senior basis to, in the case such Additional Lien secures any Subordinated Indebtedness) the obligations secured by such Additional Lien.
     (b) Any Lien created for the benefit of the Holders pursuant to clause (a) above shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Additional Lien.
     (c) The foregoing notwithstanding, any restriction on the ability of the Company or any of its Restricted Subsidiaries to encumber the shares and ownership interests of any Restricted Subsidiary that is a Nevada registered Subsidiary or which holds Nevada Gaming Licenses pursuant to this Section 4.14 shall not be effective unless and until it is approved by the Chairman of the Nevada State Gaming Control Board, or the Nevada Gaming Commission upon the recommendation of the Nevada State Gaming Control Board.

     SECTION 4.15 LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.
     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction with respect to any assets or properties other than Collateral if:
     (a) the Company or such Restricted Subsidiary, as applicable, is able to (i) Incur Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under Section 4.13(a) and (ii) incur a Lien to secure such Indebtedness in an amount equal to the Attributable Debt pursuant to Section 4.14;
     (b) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors or that Restricted Subsidiary, as the case may be, and set forth in an Officer’s Certificate delivered to the Trustee, of the property or assets that are the subject of such Sale and Leaseback Transaction; and
     (c) the transfer of assets or properties in such Sale and Leaseback Transaction is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section 4.10.
     SECTION 4.16 LIMITATION ON RESTRICTED PAYMENTS.
     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (i) declare or pay any dividend or make any payment or distribution on account of the Company’s, or any of its Restricted Subsidiaries’ Equity Interests (other than pursuant to a Convertible Debt-Linked Derivative Transaction), including, without limitation, payable in connection with any merger or consolidation other than:
     (A) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or
     (B) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, (i) the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities and (ii) the other shareholders of the Restricted Subsidiary making such dividends, payments or distributions are not Affiliates of such Restricted Subsidiary;
     (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company (other than pursuant to a Convertible Debt-Linked Derivative Transaction), including, without limitation, in connection with any merger or consolidation;

     (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness (excluding Subordinated Indebtedness between or among the Company and its Subsidiary Guarantors), other than the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or
     (iv) make any Restricted Investment
(all such payments and other actions set forth in clauses (i) through (iv) above (other than any exceptions thereof) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
     (1) no Default shall have occurred and be continuing or would occur as a consequence thereof;
     (2) immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.13(a); and
     (3) the aggregate amount of Restricted Payments does not exceed the sum, without duplication, of:
     (I) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company and the Restricted Subsidiaries during the period (treating such period as a single accounting period) beginning on January 1, 2009 and ending on the last day of the most recent fiscal quarter of the Company ending immediately prior to the date of the making of such Restricted Payment for which internal financial statements are available, plus
     (II) 100% of the aggregate net cash proceeds received by the Company from any Person (other than from a Subsidiary of the Company) from the issuance and sale of Equity Interests (other than Disqualified Stock) of the Company or the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced by the conversion or exchange of debt securities or Disqualified Stock into or for Equity Interests (other than Disqualified Stock) (to the extent that proceeds of the issuance of such Equity Interests would have been able to be included in this clause if such Equity Interests had been initially issued for cash) subsequent to November 14, 2008 (the “13% Secured Notes Issue Date”) and on or prior to the date of the making of such Restricted Payment, plus
     (III) 100% of the aggregate cash received by the Company subsequent to the 13% Secured Notes Issue Date and on or prior to the date of the making of such Restricted Payment upon the exercise of options or warrants (whether issued prior to or after the 13% Secured Notes Issue Date) to purchase Equity Interests (other than Disqualified Stock) of the Company, plus

     (IV) 100% of the aggregate cash and the fair market value of any property or assets (excluding any Equity Interest, Indebtedness or other securities (other than Cash Equivalents)) (such fair market value as determined in the good faith reasonable judgment of the Company) received by the Company or any Restricted Subsidiary (other than from the Company or any Restricted Subsidiary) subsequent to the 13% Secured Notes Issue Date by means of:
     (x) the sale or other disposition, repurchase, redemption, repayment or return of capital, as applicable, of Investments made by the Company or its Restricted Subsidiaries in Existing Investment Entities and any distribution or dividend received from an Existing Investment Entity; or
     (y) the sale or other disposition, repurchase, redemption, repayment or return of capital, as applicable, of Restricted Investments made after the 13% Secured Notes Issue Date by the Company or its Restricted Subsidiaries in Persons that are not Existing Investment Entities and any distribution or dividend received from such Person, plus
     (V) to the extent that any Person becomes a Restricted Subsidiary or an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the 13% Secured Notes Issue Date, the fair market value of the Restricted Investment of the Company and its Restricted Subsidiaries in such Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary on the date of redesignation as a Restricted Subsidiary, plus
     (VI) to the extent that any completion guarantee executed by the Company or any Restricted Subsidiary after the 13% Secured Notes Issue Date constitutes a Restricted Investment, 100% of the amount by which (i) the amount of the liability associated with such completion guarantee reflected on the most recent internally available balance sheet of the Company prepared in accordance with GAAP is less than (ii) the amount of the liability associated with such completion guarantee on the immediately preceding internally available balance sheet of the Company prepared in accordance with GAAP.
     (b) Notwithstanding the foregoing, unless a Default has occurred and is continuing or would result therefrom (other than in respect of clauses (i), (ii), (iii), (iv), (viii) and (x) below), the provisions set forth in Section 4.16(a) will not prohibit, without duplication:
     (i) the payment of any dividend or the making of any distribution within 60 calendar days after the date of declaration of such dividend or distribution if the making thereof would have been permitted on the date of declaration; provided such dividend will be deemed to have been made as of its date of declaration for purposes of this clause (i);
     (ii) the redemption, repurchase, retirement or other acquisition of Equity Interests of the Company either (A) solely in exchange for Equity Interests (other than Disqualified Stock) of the Company, or (B) through the application of net proceeds of a substantially con-

current sale for cash (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Stock)of the Company;
     (iii) the payment, redemption, repurchase, retirement, defeasance or other acquisition of Subordinated Indebtedness of the Company or any Restricted Subsidiary (A) solely in exchange for (1) Equity Interests (other than Disqualified Stock) of the Company or (2) Refinancing Indebtedness, or (B) through the application of the net proceeds of a sale for cash (other than to the Company or any Restricted Subsidiary) within 45 calendar days of such sale of (1) Equity Interests (other than Disqualified Stock) of the Company or (2) Refinancing Indebtedness;
     (iv) redemptions, repurchases, defeasances, repayments or other acquisitions or retirements for value of Equity Interests or Subordinated Indebtedness to the extent required by any gaming authority having jurisdiction over the Company or any Restricted Subsidiary or deemed necessary by the board of directors of the Company in order to avoid the suspension, revocation or denial of a gaming license by any gaming authority or other right to conduct lawful gaming operations;
     (v) Restricted Payments made on or after the Closing Date not to exceed, together with all Restricted Payments made pursuant to this clause (v), 1.5% of Consolidated Net Tangible Assets in the aggregate;
     (vi) repurchases by the Company of its common stock, options, warrants or other securities exercisable or convertible into such common stock from employees, officers, consultants or directors of the Company or any of its respective Subsidiaries upon death, disability or termination of employment, relationship or directorship of such employees, officers, consultants or directors in an aggregate amount not to exceed $20.0 million per fiscal year;
     (vii) any Investment in any Unrestricted Subsidiary or Non-Control Entity other than CityCenter Holdings, LLC, a Delaware limited liability company, so long as immediately after giving effect to any such Investment, on a pro forma basis the Consolidated Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available would have been at least 2.25 to 1.00;
     (viii) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;
     (ix) the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Closing Date in accordance with the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.13(a);
     (x) payments in lieu of fractional shares of the Company’s Capital Stock; and
     (xi) that portion of Restricted Investments the payment for which consists exclusively of the Company’s Equity Interests (other than Disqualified Stock).

     In determining the aggregate amount of Restricted Payments made subsequent to the Closing Date, Restricted Payments made pursuant to clauses (ii)(A), (iii)(A)(2), (iii)(B)(2), (v), (vi), (viii), (x) or (xi) of the immediately preceding paragraph shall, in each case, be excluded from such calculation; provided that any amounts expended or liabilities incurred in respect of premiums or similar payments in connection therewith shall be included in such calculation. The amount of any Restricted Payment, if other than in cash, shall be equal to the fair market value of the property involved, as determined in the good faith reasonable judgment of the Company.
     SECTION 4.17 LIMITATION ON LAYERED INDEBTEDNESS.
     The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Subsidiary Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.
     Unsecured Indebtedness shall not be treated as subordinated or junior to Secured Indebtedness merely because it is unsecured.
     SECTION 4.18 TRANSACTIONS WITH AFFILIATES.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its assets or properties to, or purchase any assets or properties from, or enter into or make or amend, any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”), unless:
     (i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;
     (ii) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and stating that such Affiliate Transaction complies with clause (i) above; and
     (iii) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $75.0 million, a written opinion from an Independent Financial Advisor that such Affiliate Transaction is on terms that are fair to the Company and its Restricted Subsidiaries from a financial point of view.
     (b) The foregoing provisions of clause (a) shall not apply to the following:
     (i) transactions between or among the Company or any of its Restricted Subsidiaries or one or more Special Purpose RE Entities;

     (ii) Restricted Payments permitted by Section 4.16 and clauses (h) and (l) of the definition of “Permitted Investment”;
     (iii) (1) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any former, current or future employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to former, current or future employees, officers, directors or consultants in the ordinary course of business, (3) the payment of reasonable fees to directors of the Company or any of its Subsidiaries (as determined in good faith by the Company or such Subsidiary), (4) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case or series of related cases, or (5) management advances to employees, officers, directors or consultants with respect to travel, entertainment or moving related expenses incurred in the ordinary course of business or in connection with closing or consolidating facilities and payments in respect thereof;
     (iv) any agreement as in effect as of the Closing Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect when taken as a whole as compared to the applicable agreement as in effect on the Closing Date);
     (v) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and
     (vi) any issuance or sale of Equity Interests (other than Disqualified Stock) of the Company or capital contribution to the Company.
     SECTION 4.19 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
     (i) (A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or
     (B) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

     (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or
     (iii) sell, lease or transfer any of its assets or properties to the Company or any of its Restricted Subsidiaries.
     (b) The foregoing limitations of clause (a) shall not apply to such encumbrances or restrictions existing under or by reason of:
     (i) contractual encumbrances or restrictions in effect on the Closing Date;
     (ii) the Credit Facility, this Indenture, the Notes, the Collateral Documents and the other Transaction Documents;
     (iii) Indebtedness Incurred under the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.13(a) so long as the restrictions are no more onerous in any material respect than the restrictions of the same type contained in this Indenture;
     (iv) applicable law or any applicable rule, regulation or order;
     (v) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or assets or properties of any Person, other than the Person and its Subsidiaries, or the assets or properties of the Person and its Subsidiaries, so acquired;
     (vi) contracts for the sale of assets or properties, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets and properties of such Subsidiary;
     (vii) (a) Secured Indebtedness or Capitalized Lease Obligations otherwise permitted to be Incurred pursuant to Section 4.13 and Section 4.14 that limit the right of the debtor to dispose of the assets or properties securing such Indebtedness or (b) Indebtedness in connection with an RE Receivables Sale to or in favor of any Special Purpose RE Entity;
     (viii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (ix) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;
     (x) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business; and
     (xi) any encumbrances or restrictions of the type referred to in clauses (a)(i), (a)(ii) and (a)(iii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a)(i) through (a)(x) above; provided that such amend-

ments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
     SECTION 4.20 DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.
     The Board of Directors may designate any Restricted Subsidiary (including any newly-formed or newly-acquired Subsidiary), other than a Restricted Subsidiary that owns any Collateral, to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value (as determined in the good faith reasonable judgment of the Company) of all outstanding Investments owned by the Company or any of its Restricted Subsidiaries in the Subsidiary properly designated will be deemed an Investment made in an Unrestricted Subsidiary as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.16 or under the definition of “Permitted Investments,” as determined by the Company. That designation will only be permitted at that time if such Investment is then permissible under Section 4.16 and the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.” The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not cause a Default.
     Any designation of a Subsidiary as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors after giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.16.
     SECTION 4.21 INSURANCE.
     Until the Notes have been paid in full, the Company shall, and shall cause its Restricted Subsidiaries to, maintain insurance with respect to the Collateral with carriers against such risks, in such amounts and with such deductibles as the Company determines to be reasonably prudent (as determined by the Board of Directors in good faith) and consistent with the past practices of the Company, and name the Collateral Agent as additional insured or, with respect to casualty insurance, loss payee, as the case may be, with losses in excess of $1.0 million payable jointly to the Company and the Collateral Agent (unless a Default has occurred and is then continuing, in which case all losses are payable solely to the Collateral Agent), with no recourse against the Trustee or the Collateral Agent for the payment of premiums, deductibles, commissions or club calls.
     SECTION 4.22 PAYMENTS FOR CONSENT.
     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     SECTION 4.23 SUSPENSION OF COVENANTS.
     (a) During any period of time after the Closing Date that (i) the corporate family rating of the Company is an Investment Grade Rating of either Moody’s or S&P and (ii) no Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and its Restricted Subsidiaries shall not be subject to the following covenants (the “Suspended Covenants”): Sections 4.08 (except for Section 4.08(c)), 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.21.
     Additionally, at such time as the above referenced covenants are suspended (a “Suspension Period”), we will no longer be required to pledge the Collateral with respect to the Notes and the Trustee shall promptly terminate such Lien.
     (b) In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the corporate family rating of the Company is below an Investment Grade Rating by both S&P or Moody’s, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and will be required to reinstate the first priority Lien with respect to the Collateral or Replacement Collateral, in each case to the extent permissible by the terms of all other Indebtedness of the Company and its Restricted Subsidiaries. In connection therewith, the Collateral Agent shall be entitled to receive (i) such Collateral Documents, title insurance, surveys, environmental reports, legal opinions and other documents and instruments as the Collateral Agent may request and (ii) a legal opinion to the effect that the granting of a Lien on the Collateral or replacement Collateral is permitted by the terms of all other Indebtedness of the Company and its Restricted Subsidiaries, in each case pursuant to procedures set forth in this Indenture (and each such item described in (i) and (ii) in this Section 4.23(b) shall be at the Company’s expense).
     (c) On each Reversion Date, all Indebtedness Incurred during the Suspension Period prior to such Reversion Date will be deemed to be Indebtedness in existence on the Closing Date, except that Indebtedness under the Credit Facility shall be deemed Incurred under Section 4.13(b)(i) to the extent permitted thereby, subject to the ability of the Company to reclassify amounts Incurred under such Section 4.13(b)(i) to Section 4.13(b)(x) as permitted by the terms thereof. For purposes of calculating the amount available to be made as Restricted Payments under clause (3) of Section 4.16(a), calculations under such Section 4.16 shall be made as though Section 4.16 had been in effect during the entire period of time after the Closing Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (ii) through (xi) of Section 4.16(b) will reduce the amount available to be made as Restricted Payments under clause (3) of Section 4.16(a); provided that the amount available to be made as Restricted Payments on the Reversion Date shall not be reduced to below zero solely as a result of such Restricted Payments. In addition, events during the Suspension Period that, if not for the Covenant Suspension Event, would have increased the amount available to be made as Restricted Payments will increase the amount available to be made as Restricted Payments under clause (3) of Section 4.16(a).

ARTICLE V
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
     SECTION 5.01 MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS.
     The Company shall not, directly or indirectly, consolidate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s assets and properties (determined on a consolidated basis), in one or more related transactions, to any Person unless:
     (a) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership (including a limited partnership), trust or limited liability company organized or existing under the laws of the jurisdiction of organization of the Company or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Notes is a corporation;
     (b) the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under the Notes, this Indenture, the Collateral Documents and the Registration Rights Agreement, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
     (c) immediately after such transaction after giving pro forma effect thereto, no Default exists;
     (d) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, the Company or the Successor Company, as applicable, would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to (i) the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.13(a) or (ii) the Consolidated Fixed Charge Coverage Ratio of the Company or the Successor Company, as applicable, would not be less than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to giving effect to such transaction;
     (e) each Subsidiary Guarantor, unless it is the other party to the transactions described above, in which case subclause (a)(ii) of Section 5.02 shall apply, shall have by supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under this Indenture, the Notes, the Collateral Documents and the Registration Rights Agreement; or
     (f) the Company (or, if applicable, the Successor Company) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures or other documents or instruments, if any, comply with this Indenture.

     SECTION 5.02 MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS OF SUBSIDIARY GUARANTORS.
     Subject to certain limitations described in this Indenture governing release of a Subsidiary Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, no Subsidiary Guarantor shall, and the Company shall not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties (determined on a consolidated basis), in one or more related transactions, to any Person unless:
     (a) (i) such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, trust or limited liability company organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);
     (ii) the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture, such Subsidiary Guarantor’s related Subsidiary Guarantee, if applicable, the Collateral Documents and the Registration Rights Agreement pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
     (iii) immediately after such transaction after giving pro forma effect thereto, no Default exists;
     (iv) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures and other documents or instruments, if any, comply with this Indenture; and
     (v) if applicable, the Collateral transferred to the Successor Guarantor will (i) continue to constitute Collateral under this Indenture and the Collateral Documents, (ii) be subject to a first priority Lien in favor of the Collateral Agent for the benefit of the Holders, and (iii) not be subject to any Lien, other than Liens permitted by the terms of this Indenture; and
     (vi) to the extent that the assets and properties of the Person which is merged or consolidated with or into the Successor Guarantor are assets and properties of the type which would constitute Collateral under the Collateral Documents, the Successor Guarantor will take such action as may be reasonably necessary to cause such assets and properties to be made subject to a first priority Lien under the Collateral Documents in the manner and to the extent required in this Indenture; or
     (b) the transaction is made in compliance with Section 4.10 or in the case of a transaction involving a Collateral Grantor, Section 4.11.

     Subject to certain limitations described in this Indenture, the Successor Guarantor will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Subsidiary Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor, other than a Collateral Grantor, may (i) merge into or transfer all or part of its assets and properties to another Subsidiary Guarantor or the Company, (ii) merge with an Affiliate of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Subsidiary Guarantor, in each case without regard to the requirements set forth in the preceding paragraph. The Collateral Grantor may transfer the Excluded Assets to a Restricted Subsidiary.
ARTICLE VI
DEFAULTS AND REMEDIES
     SECTION 6.01 EVENTS OF DEFAULT.
     “Event of Default” wherever used herein with respect to the Notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in the payment of any interest upon the Notes when it becomes due and payable, and continuance of such default for a period of 30 calendar days;
     (b) default in the payment of principal of or premium, if any, on the Notes when due (including upon redemption or repurchase); or
     (c) failure by the Company or any Subsidiary Guarantor for 60 calendar days after receipt of written notice given as provided below by the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (a) and (b) above) contained in this Indenture, the Notes or the Collateral Documents; or
     (d) the acceleration of the maturity of, or the failure to pay at the maturity of, any Indebtedness of the Company or any Restricted Subsidiary, at any one time, in an amount in excess of the greater of (i) $25.0 million and (ii) 2.5% of Consolidated Net Tangible Assets, if, as applicable, such acceleration is not annulled within 30 calendar days after written notice given as provided below by the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes; or
     (e) entry of final judgments against the Company or any Restricted Subsidiary which remain undischarged for a period of 60 calendar days, provided that the aggregate of all such judgments exceeds $100 million and judgments exceeding $100 million remain undischarged for 60 calendar days after written notice given as provided below by the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes; or
     (f) the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary by a court having jurisdiction in the premises in an involuntary case under the federal Bankruptcy Laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive calendar days; or
     (g) the commencement by the Company or any Significant Subsidiary of a voluntary case under the federal Bankruptcy Laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or
     (h) the Subsidiary Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void, in each case for a period of 15 calendar days after such Significant Subsidiary or the Company receives notice of such cessation or declaration or any Officer of any Subsidiary Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Subsidiary Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Subsidiary Guarantee in accordance with the terms hereof; or
     (i) any of the Collateral Documents ceases to be in full force and effect, or any of the Collateral Documents ceases to give the Holders the first priority Liens purported to be created thereby, or any of Collateral Documents is declared null and void, in each case for a period of 15 calendar days after any Restricted Subsidiary or the Company first receives notice of such cessation or the Company or any Restricted Subsidiary denies in writing that it has any further liability under any Collateral Document or gives written notice to such effect (in each case, other than in accordance with the terms of the terms hereof or the terms of the Collateral Documents); or
     (j) any revocation, suspension or loss of any Gaming License which results in the cessation of business for a period of more than 120 consecutive calendar days of the business of any Gaming Facility or Gaming Facilities owned directly or indirectly in its entirety by the Company and/or any of its Restricted Subsidiaries which, taken together, collectively account for 10% or more of the Company’s Consolidated Net Tangible Assets or 10% or more of the Company’s and its Restricted Subsidiaries’ consolidated gross revenues (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors, evidenced by a certified copy of a Board Resolution delivered to the Trustee, both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders).

     A Default under clause (c), (d) or (e) of this Section 6.01 is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes notify the Company in writing by registered or certified mail, return receipt requested, of the Default and the Company does not cure such Default within the time specified in clauses (c), (d) or (e) of this Section 6.01, as applicable, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
     SECTION 6.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.
     If an Event of Default (other than an Event of Default described in clause (f) or (g) of Section 6.01) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal, premium, if any, interest and other monetary obligations on the amount of all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by such Holders), and upon any such declaration such principal amount of the Notes (or specified amount) plus accrued and unpaid interest thereon (and premium, if payable) shall become immediately due and payable; provided that the Trustee shall have no obligation to accelerate the Notes if in its best judgment acceleration is not in the best interest of the Holders.
     At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of at least a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:
     (i) all overdue installments of interest on the Notes;
     (ii) the principal of (and premium, if any, on) the Notes which has become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Notes;
     (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Notes at the rate or rates prescribed by the terms thereof;
     (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (b) all Events of Default with respect to the Notes, other than the nonpayment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13. No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.
     If an Event of Default described in clause (f) or (g) of Section 6.01 occurs with respect to the Company or any Significant Subsidiary, the principal of, premium, if any, and accrued interest on all the Notes shall be due and payable immediately without any further action or notice. In addition to acceleration of maturity of the Notes, if an Event of Default occurs and is continuing, the Collateral

Agent shall have the right to exercise remedies with respect to the Collateral, such as foreclosure, as are available under this Indenture, the Collateral Documents and at law.
     SECTION 6.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.
     The Company covenants that, if:
     (a) default is made in the payment of any installment of interest on the Notes when such interest or payment becomes due and payable and such default continues for a period of 30 calendar days, or
     (b) default is made in the payment of principal of (or premium, if any, on) the Notes at the Maturity thereof, then the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders, the amount then due and payable on the Notes for the principal (and premium, if any) and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If the Company fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes wherever situated.
     If an Event of Default with respect to the Notes occurs and is continuing, then the Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     The Trustee shall be under no duty to the Company or any Subsidiary Guarantor to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture.
     SECTION 6.04 TRUSTEE MAY FILE PROOFS OF CLAIM.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the federal Bankruptcy Laws, as now or hereafter constituted, relative to the Company or any Subsidiary Guarantor, or the property of the Company or of any Subsidiary Guarantor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Subsidiary Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each such Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     SECTION 6.05 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBT SECURITIES.
     All rights of action and claims under this Indenture, the Notes, the Subsidiary Guarantees or the other Transaction Documents may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the Subsidiary Guarantees or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
     SECTION 6.06 APPLICATION OF MONEY COLLECTED.
     Subject to the terms of the Collateral Documents, any money collected by the Trustee in respect of the Notes pursuant to this Article or the other Transaction Documents shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 7.07;
     SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (and premium, if any) and interest, respectively;
     THIRD: Without duplication, to the Holders for any other obligations owing to such Holders under the Notes, this Indenture or the other Transaction Documents; and
     FOURTH: The balance, if any, to the Person or Persons entitled thereto.

     SECTION 6.07 LIMITATION ON SUITS.
     Other than as set forth in this Section 6.07, except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture, the Notes or the other Transaction Documents unless:
     (a) such Holder has previously given the Trustee notice that an Event of Default is continuing;
     (b) Holders of at least 25% in aggregate principal amount of the Outstanding Notes have requested the Trustee to pursue the remedy;
     (c) Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;
     (d) the Trustee has not complied with such request within 60 calendar days after the receipt thereof and the offer of security or indemnity; and
     (e) Holders of a majority in aggregate principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, the Subsidiary Guarantees or the other Transaction Documents to affect, disturb or prejudice the rights of any other such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, the Subsidiary Guarantees or the other Transaction Documents, except in the manner herein provided and for the equal and ratable benefit of all of such Holders. For the protection and enforcement of the provisions of this Section 6.07, each and every Holder and the Trustee shall be entitled to such relief as can be given at law or in equity.
     The foregoing notwithstanding, in no event shall an individual Holder have the right to pursue any remedy with respect to the Subsidiary Guarantee of MGM Grand Hotel or the Obligations or Guaranteed Obligations of any Collateral Grantor pledging Collateral consisting of any Gaming Facility or Gaming Facilities, without the agreement of Holders of at least 25% in aggregate principal amount of Outstanding Notes.
     SECTION 6.08 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.
     Notwithstanding any other provision in this Indenture, except for restrictions imposed by Gaming Laws or Gaming Authorities on payments by entities holding Gaming Licenses, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Note on the respective Stated Maturity or Stated Maturities expressed in such Note (or, in the case of redemption or purchase, on the Redemption Date or Purchase Date, respectively) and to institute suit for the enforcement of any such payment and interest thereon, and such right shall not be impaired without the consent of such Holder except that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of Liens upon any property subject to such Lien in favor of the Beneficiaries of the Notes.
     SECTION 6.09 RESTORATION OF RIGHTS AND REMEDIES.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under any Transaction Document and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     SECTION 6.10 RIGHTS AND REMEDIES CUMULATIVE.
     Except as otherwise expressly provided elsewhere in the Transaction Documents, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law (including Gaming Laws), be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     SECTION 6.11 DELAY OR OMISSION NOT WAIVER.
     No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by the Transaction Documents or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     SECTION 6.12 CONTROL BY HOLDERS.
     The Holders of at least a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee with respect to the Transaction Documents, provided that:
     (a) such direction shall not be in conflict with any rule of law (including Gaming Laws) or with any of the Transaction Documents;
     (b) subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Trust Officer or Trust Officers of the Trustee, determine that such direction conflicts with law or the Transaction Documents or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability; and
     (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 6.13 WAIVER OF EXISTING DEFAULTS.
     The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by notice to the Trustee, may, on behalf of the Holders of all the Notes, waive any existing Default and its consequences hereunder or under the Collateral Documents and rescind any acceleration with respect to the Notes (provided such rescission would not conflict with any judgment of a court of competent jurisdiction), except a continuing Default in the payment of the principal of (or premium, if any) or interest on any Note held by a non-consenting Holder.
     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Notes under this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     In the event of any Event of Default specified in Section 6.01(d) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 calendar days after such Event of Default arose:
     (a) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;
     (b) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
     (c) the Default that is the basis for such Event of Default has been cured.
     SECTION 6.14 UNDERTAKING FOR COSTS.
     All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit other than the Trustee of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section 6.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder of a Note for the enforcement of the payment of the principal of (or premium, if any) or interest on such Note on or after the respective Stated Maturity or Stated Maturities expressed in such Note (or, in the case of redemption or purchase, on or after the Redemption Date or the Purchase Date, respectively).
     SECTION 6.15 WAIVER OF STAY OR EXTENSION LAWS.
     The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Transaction Documents; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     SECTION 6.16 DISQUALIFIED HOLDERS.
     To the extent required by applicable Gaming Laws, Notes held by a Disqualified Holder shall, so long as held by such Person, be disregarded for purposes of providing notices, directions, waivers or other actions and determining the sufficiency of such notices, directions, waivers or actions under this Article VI.
ARTICLE VII
TRUSTEE
     SECTION 7.01 CERTAIN DUTIES AND RESPONSIBILITIES.
     (a) Except during the continuance of an Event of Default,
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Transaction Documents, and no implied covenants or obligations shall be read into this Indenture or the other Transaction Documents against the Trustee; and
     (2) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the other Transaction Documents; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
     (b) In case an Event of Default has occurred and is continuing, the Trustee shall, with respect to the Notes, exercise such of the rights and powers vested in it by this Indenture and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
     (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section 7.01;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith with respect to Notes in accordance with the direction of the Holders of at least a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or the other Transaction Documents;
     (4) the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and
     (5) the Trustee shall cooperate and comply with any order or directive of a Gaming Authority in connection with this Indenture or the other Transaction Documents, including that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Laws (unless the Trustee shall have submitted its resignation) and will cooperate fully and completely in any proceeding related to such application; provided the Company agrees to prepare (or cause the Subsidiary Guarantors to prepare) all documentation in connection with any such order, directive, application and proceeding and to reimburse the Trustee for all costs and expenses incurred by it in connection therewith.
     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.
     SECTION 7.02 NOTICE OF DEFAULTS.
     Within 90 calendar days after the occurrence of any Default hereunder, the Trustee shall give notice to all Holders of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived. The Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.
     Notice given pursuant to this Section 7.02 shall be transmitted by mail:
     (a) to all registered Holders, as the names and addresses of the registered Holders appear in the Note Register; and
     (b) to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a) of this Indenture.
     SECTION 7.03 CERTAIN RIGHTS OF TRUSTEE.
     Except as otherwise provided in Section 7.01:
     (a) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;
     (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the other Transaction Documents at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (including, without limitation, any investigation or inquiry with respect to the accuracy of any calculations contained therein), but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (h) except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default in respect of the Notes except (i) any Default occurring pursuant to Section 6.01(a), (b) or (c) or (ii) any Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge;
     (i) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture and the other Transaction Documents;
     (j) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (k) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee for the Notes shall be subject to the provisions of Section 7.01(a);
     (l) the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company;
     (m) the Trustee may deem any request or direction received from any Gaming Authority to be a request or direction of the Company that satisfies the conditions set forth in Section 7.03(b) above;
     (n) the Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
     (o) the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture; and
     (p) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action.
     The rights, privileges, protections, immunities and benefits given to the Trustee by the terms of this Indenture, including, without limitation, its rights to be reimbursed or indemnified, are extended to, and shall be enforceable by, the Trustee in its capacity as Trustee and Collateral Agent under each of the Indenture and Collateral Documents, and each agent, custodian and other Person employed to act hereunder.
     SECTION 7.04 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.
     The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Subsidiary Guarantees or the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds thereof.
     SECTION 7.05 MAY HOLD NOTES.
     The Trustee, any Paying Agent, the Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.08 and 7.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.
     SECTION 7.06 MONEY HELD IN TRUST.
     Money in any currency held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
     SECTION 7.07 COMPENSATION AND REIMBURSEMENT.
     The Company agrees:
     (a) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee in Dollars for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) except as otherwise expressly provided herein, to reimburse the Trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or the other Transaction Documents (including costs incurred in connection with applications to any Gaming Authority and including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and
     (c) to indemnify in Dollars the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The indemnity described in this Section 7.07(c) shall survive the termination of this Indenture and the resignation or removal of the Trustee (in any of its capacities herein) with respect to such loss, liability or expense incurred in connection with the Trustee’s acts or omissions prior to such termination of this Indenture or the resignation or removal of the Trustee.
     In this Section 7.07, all references to the Trustee shall be deemed to include the Trustee and its officers, directors, employees and agents.
     The obligations of the Company under this Section 7.07 to compensate and indemnify the Trustee for reasonable expenses, disbursements and advances shall constitute additional Indebtedness under this Indenture and shall survive the satisfaction and discharge of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, the expenses and the compensation for the services of the Trustee are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 7.08 DISQUALIFICATION; CONFLICTING INTERESTS.
     The Trustee shall comply with the relevant provisions of the TIA with respect to conflicts of interest and disqualification. If such provisions require the Trustee to resign with respect to the Notes, the Company shall take prompt steps to have a successor appointed, in the manner and with the effect hereinafter specified in this Article.
     SECTION 7.09 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.
     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Affiliate of the Company shall serve as Trustee upon any Notes.
     SECTION 7.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.
     Subject to compliance with applicable Gaming Laws of which the Trustee has received prior written notice:
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.11.
     (b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.
     (c) The Trustee may be removed at any time with respect to the Notes and a successor Trustee appointed by Act of the Holders of at least a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.
     (d) If at any time:
     (i) the Trustee shall fail to comply with Section 7.08 with respect to the Notes after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months; or

     (ii) the Trustee shall cease to be eligible under Section 7.09 with respect to the Notes and shall fail to resign after written request therefor by the Company or by any such Holder; or
     (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by a Board Resolution, may remove the Trustee with respect to the Notes, or (B) subject to Section 6.14, any Holder who has been a bona fide Holder of such a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes and shall comply with the applicable requirements of Section 7.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of at least a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes and, to that extent, supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of such a Note for at least six months may, subject to Section 6.07, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.
     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes in the manner and to the extent provided in Section 12.02 to the Holders. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.
     SECTION 7.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.
     Subject to compliance with applicable Gaming Laws:
     (a) In the case of an appointment hereunder of a successor Trustee with respect to the Notes, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien and claim, if any, provided for in Section 7.07.
     (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section 7.11, as the case may be.
     (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     SECTION 7.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.
     SECTION 7.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.
     If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Notes), the Trustee shall be subject to the provisions of TIA § 311(a) regarding the collection of claims against the Company or any Subsidiary Guarantor (or any such other obligor), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
     SECTION 7.14 APPOINTMENT OF AUTHENTICATING AGENT.
     As long as any Notes remain Outstanding Notes, upon a Company Request, there shall be an authenticating agent (the “Authenticating Agent”) appointed, for such period as the Company shall elect, by the Trustee to act as its agent on its behalf and subject to its direction in connection with the authentication and delivery of the Notes. Notes authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by such Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or to the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of such Trustee by such Authenticating Agent, except that only the Trustee may authenticate Notes upon original issuance and pursuant to Section

2.07 hereof. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for purposes of this Section 7.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 7.14.
     Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to the Notes for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the applicable Trustee and to the Company.
     Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14 with respect to the Notes, the Trustee shall, upon Company Request, appoint a successor Authenticating Agent, and the Company shall provide notice of such appointment to all Holders of Notes in the manner and to the extent provided in Section 12.02. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. The Company agrees to pay to the Authenticating Agent from time to time reasonable compensation for its services. The Authenticating Agent for the Notes shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee, except arising out of its negligence or willful misconduct.
     If an appointment is made pursuant to this Section 7.14, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
     This is one of the Notes designated therein referred to in the within mentioned Indenture.

U.S. Bank National Association, As Trustee
By:
As Authenticating Agent

By:
Authorized Signatory

     SECTION 7.15 PAYING AGENT; REGISTRAR.
     (a) Each Paying Agent or Registrar (other than the Company) shall be a corporation organized and doing business under the laws of the United States of America or of any State and having a combined capital and surplus of at least $100,000,000.
     (b) Each Paying Agent or Registrar may resign at any time by giving written notice thereof to the Company. The Company, by a Board Resolution and upon giving written notice thereof to the Paying Agent or Registrar, may remove such Paying Agent or Registrar at any time.
     (c) If any Paying Agent or Registrar shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of any Paying Agent or Registrar for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Paying Agent or Registrar.
     (d) The Company shall give notice of each resignation and each removal of any Paying Agent or Registrar and each appointment of a successor Paying Agent or Registrar by mailing written notice of such event by first-class mail, postage prepaid, to the Trustee. Each notice shall include the name and address of the successor Paying Agent or Registrar.
     (e) The Trustee is hereby initially appointed Paying Agent and Registrar.
     (f) The Company shall enter into an appropriate written agency agreement with any Paying Agent or Registrar not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Paying Agent or Registrar, including the provisions of Section 7.01(c)(5). The Company shall notify the Trustee in writing of the name and address of any such Paying Agent or Registrar.
     SECTION 7.16 REPORTS BY TRUSTEE.
     (a) Within 60 calendar days after May 15 of each year commencing with the first May 15 after the original issuance of the Notes, the Trustee shall transmit by mail to all Holders, in the manner and to the extent provided in TIA § 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by TIA § 313(a). The Trustee shall also transmit by mail to all Holders of Notes, in the manner and to the extent provided in TIA § 313(c), a brief report in accordance with and with respect to the matters required by TIA § 313(b)(2).
     (b) A copy of each report transmitted to Holders pursuant to this Section 7.16 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Notes are listed and also with the Commission. The Company will notify the Trustee promptly if the Notes are listed on any stock exchange or of any delisting thereof.
     (c) The Trustee will provide any applicable Gaming Authority upon its or the Company’s request with (in the case of any Gaming Authority, to the address set forth in such request or as otherwise directed in such request, and in the case of the Company, as provided in Section 12.01 of this Indenture):
     (1) copies of all notices, reports and other written communications which the Trustee gives to Holders;

     (2) a list of Holders promptly after the original issuance of the Notes, eight months and two months prior to the expiration date of each then-current Gaming License held by the Company or its Subsidiaries, and upon demand;
     (3) notice of any Event of Default under this Indenture or of any Default, any acceleration of the indebtedness evidenced or secured hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of this Indenture and any rescission, annulment or waiver in respect of an Event of Default;
     (4) (4) notice of the removal or resignation of the Trustee within five Business Days thereof;
     (5) notice of any transfer or assignment of rights under this Indenture (but no transfers or assignments of the Notes) within five Business Days thereof; and
     (6) a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof. The notice specified in clause (3) above shall be in writing and, except as set forth below, shall be given within five Business Days after the Trustee has transmitted the notice required by Section 7.02. In the case of any notice in respect of any Event of Default, such Notice shall be accompanied by a copy of any notice from the Holders, or a representative thereof or the Trustee, to the Company and, if accompanied by any such notice to the Company, shall be given simultaneously with the giving of any such notice to the Company. In the case of any legal actions or proceedings, such notice shall be accompanied by a copy of the complaint or other initial pleading or document.
     The Trustee shall in accordance with the limitations set forth herein cooperate with any applicable Gaming Authority in order to provide such Gaming Authority with information and documentation relevant to compliance with clause (3) above and as otherwise required by any applicable Gaming Laws of which the Trustee has written notice.
     The Company will advise the Trustee in writing of the expiration date of any then-current Gaming License held by the Company or its Subsidiaries at least nine months prior to the expiration thereof and the Trustee until so advised may assume that such Gaming License has not expired.
     (d) Reports pursuant to this Section 7.16 shall be transmitted by mail:
     (1) to all Holders, as the names and addresses of such Holders appear in the Note Register; and
     (2) except in the cases of reports pursuant to subsection (b) of this Section 7.16, to each Holder of a Note whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 2.05.
     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the Commission and also with the Company. The Company will notify the Trustee promptly when any of the Notes are listed on any stock exchange or of any delisting thereof.

ARTICLE VIII
DISCHARGE OF INDENTURE; DEFEASANCE
     SECTION 8.01 SATISFACTION AND DISCHARGE OF INDENTURE.
     This Indenture shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of the Notes herein expressly provided for and rights to receive payments of principal (and premium, if any) and interest on the Notes) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
     (a) either:
     (1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or
     (2) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in Dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
     (b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar or simultaneous deposit relating to other Indebtedness) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar deposit relating to other Indebtedness and the granting of liens in connection therewith);
     (c) the Company has paid or caused to be paid all sums payable by it under this Indenture;
     (d) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be; and

     (e) the Company has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
     SECTION 8.02 APPLICATION OF TRUST MONEY.
     Subject to the provisions of the last paragraph of Section 4.05, all money deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.
     SECTION 8.03 APPLICABILITY OF ARTICLE.
     Except as otherwise provided in Section 8.04, the Company may terminate its obligations under the Notes and this Indenture as set forth in Section 8.04.
     SECTION 8.04 LEGAL DEFEASANCE AND COVENANT DEFEASANCE.
     (a) The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.04(b) or 8.04(c) be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article VIII.
     (b) Upon the Company’s exercise under Section 8.04(a) of the option applicable to this Section 8.04(b), the Company and each Subsidiary Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.05, be deemed to have been discharged from their obligations with respect to the Notes, the Collateral Documents and any Subsidiary Guarantee on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and each Subsidiary Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes and any Subsidiary Guarantee, which Notes and Guarantee shall thereafter be deemed to be Outstanding Notes only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust described in this Article VIII, (ii) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith and (iv) Section 8.04 and Section 8.05. Subject to compliance with this Article VIII, the Company may exercise its Legal Defeasance option notwithstanding the prior exercise of its Covenant Defeasance option.
     (c) Upon the Company’s exercise under Section 8.04(a) of the option applicable to this Section 8.04(c) subject to the satisfaction of the conditions set forth in Section 8.05, the Company and each Subsidiary Guarantor shall be released from their Obligations under Sections 4.02, 4.03, 4.07, and 4.08 through 4.23 and Article V with respect to the Outstanding Notes and the Subsidiary Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not Outstanding Notes for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed Outstanding Notes for all the other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. In addition, upon the Company’s exercise of its Covenant Defeasance option, subject to the satisfaction of the conditions set forth in Section 8.05, clauses (c) (with respect to Sections 4.02, 4.03, 4.07, and 4.08 through 4.23 and Article V), (d), (e), (h), (i) and (j) of Section 6.01 shall not constitute Events of Default with respect to the Notes and the Subsidiary Guarantees.
     SECTION 8.05 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.
     In order to exercise either Legal Defeasance or Covenant Defeasance:
     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in Dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes at the Stated Maturity or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on the Notes and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular Redemption Date;
     (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (i) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or (ii) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to the Trustee confirming, subject to customary assumptions and exclusions, that the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (d) no Default (other than that resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;
     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture and the other Transaction Documents) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound (other than that resulting with respect to any Indebtedness being defeased from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens in connection therewith);
     (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;
     (g) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Subsidiary Guarantor or others; and
     (h) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
     SECTION 8.06 DEPOSITED MONEYS AND GOVERNMENT SECURITIES TO BE HELD IN TRUST.
     All moneys and Government Securities deposited with the Trustee pursuant to Section 8.05 in respect of the Notes shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
     The Company shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 8.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.
     SECTION 8.07 REPAYMENT TO COMPANY.
     The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any moneys or Government Securities held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the Notes for which money or Government Securities have been deposited pursuant to Section 8.05.

     The provisions of the last paragraph of Section 4.05 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of the Notes for which money or Government Securities have been deposited pursuant to Section 8.05.
ARTICLE IX
SUPPLEMENTAL INDENTURES
     SECTION 9.01 AMENDMENT, SUPPLEMENT AND WAIVER.
     (a) Except as provided in Sections 9.01(b) and (c), this Indenture, any Subsidiary Guarantee, the Notes, the Collateral Documents and the Registration Rights Agreement may be amended or supplemented by the execution of a supplemental indenture or in the case of any amendment or supplement of the Collateral Documents or the Registration Rights Agreement, by execution of an appropriate amendment or supplement (each a “supplemental indenture”) with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes, and any existing Default or compliance with any provision of this Indenture, the Notes, any Collateral Document or the Registration Rights Agreement may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).
     (b) Without the consent of each affected Holder, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:
     (i) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;
     (ii) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to Sections 4.09, 4.10, 4.11 and 4.12, but not including any provision described in clause (xiii) below);
     (iii) reduce the rate of or change the time for payment of interest on any Note;
     (iv) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission and annulment of a declaration of acceleration and the waiver of the effects of such acceleration pursuant to Section 6.02, or in respect of a covenant or provision contained in this Indenture or any Subsidiary Guarantee which cannot be amended or modified without the consent of all Holders;
     (v) make any Note payable in money other than Dollars;
     (vi) make any change to Section 6.08 or 6.13;
     (vii) make any change to this Section 9.01;
     (viii) impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or the Subsidiary Guarantees;
     (ix) make any change to or modify the ranking of the Notes that would adversely affect the Holders;
     (x) except as expressly permitted by this Indenture, modify the Subsidiary Guarantee of any Significant Subsidiary in any manner adverse to the Holders;
     (xi) release the Liens created by the Collateral Documents on all or substantially all the Collateral (other than in accordance with the terms hereof and the terms of the Collateral Documents);
     (xii) make any change in the provisions hereof or in any Collateral Document dealing with the application of proceeds of the Collateral that would adversely affect the Holders; or
     (xiii) after the time a Change of Control Offer, Non-Collateral Asset Sale Offer, Collateral Asset Sale Offer or Loss Proceeds Offer is required to have been made, reduce the purchase amount or price or extend the latest expiration date or Purchase Date thereunder.
     (c) Notwithstanding clauses (a) and (b) above, the Company, any Subsidiary Guarantor (with respect to a Subsidiary Guarantee or this Indenture to which it is a party, as applicable) and the Trustee may amend or supplement this Indenture, the Collateral Documents, the Registration Rights Agreement and any Subsidiary Guarantee or Notes without the consent of any Holder:
     (i) to cure any ambiguity, omission, mistake, defect or inconsistency;
     (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (iii) to comply with Article V;
     (iv) to provide for the assumption of the Company’s or any Subsidiary Guarantor’s obligations to the Holders;
     (v) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture or the other Transaction Documents of any such Holder;
     (vi) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;
     (vii) to evidence and provide for the acceptance and appointment under this Indenture or the Collateral Documents of a successor Trustee or successor Collateral Agent thereunder pursuant to the requirements thereof;
     (viii) to add a Subsidiary Guarantor hereunder or to release a Subsidiary Guarantor in accordance with the terms hereof;

     (ix) to conform the text of this Indenture, Collateral Documents, Subsidiary Guarantees or the Notes to the “Description of Notes” set forth in the Offering Memorandum of the Company with respect to the offering of the Notes dated March 9, 2010 to the extent that such provision in the Description of Notes was intended to be a verbatim, or substantially verbatim, recitation of a provision of this Indenture, Collateral Documents, Subsidiary Guarantee or Notes;
     (x) to make any amendment to Section 2.06, including without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or
     (xi) to provide for the release or addition of Collateral or Subsidiary Guarantees in accordance with the terms hereof and of the other Transaction Documents.
     (d) The consent of the Holders is not necessary hereunder to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
     (e) After a supplemental indenture becomes effective, the Company shall mail to Holders a notice briefly describing such supplemental indenture. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.
     (f) The terms of any document entered into pursuant to this Section 9.01 shall be subject to the prior approval, if required, of any applicable Gaming Authority.
     (g) To the extent required by applicable Gaming Laws, Notes held by a Disqualified Holder shall, so long as held by such Person, be disregarded for the purposes of providing notices, directions, waivers, or other actions and determining the sufficiency of such notices, directions, waivers or actions.
     SECTION 9.02 EXECUTION OF SUPPLEMENTAL INDENTURES.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise in a material way.
     SECTION 9.03 EFFECT OF SUPPLEMENTAL INDENTURES.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 9.04 REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.
     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article and affected thereby may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.
     SECTION 9.05 REVOCATION AND EFFECT OF CONSENTS AND WAIVERS.
     A consent to a supplemental indenture or waiver by a Holder shall bind such Holder and every subsequent Holder of the applicable Note or portion thereof that evidences the same Indebtedness as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion thereof if the Trustee receives written notice of revocation before the date the requisite number of consents are received by the Company or the Trustee. After a supplemental indenture or waiver becomes effective, it shall bind every Holder. A supplemental indenture or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee and any other conditions to effectiveness of such consent specified in the amendment or waiver are satisfied.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.
ARTICLE X
SUBSIDIARY GUARANTEES
     SECTION 10.01 SUBSIDIARY GUARANTEE.
     (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Subsidiary Guarantors, jointly and severally, hereby unconditionally guarantees to each Holder and to the Trustee, irrespective of the validity and enforceability of this Indenture, the Notes owned by such Holder or the Obligations of the Company under this Indenture, the Notes or the other Transaction Documents, that: (i) the principal of and interest on such Notes will be paid in full when due, whether at the Stated Maturity or the Interest Payment Date, by acceleration, call for redemption, upon a purchase offer or otherwise, and interest on the overdue principal and interest, if any, of such Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture, such Notes and the other Transaction Documents will be promptly paid in full or performed, all in accordance with the terms of this Indenture, such Notes and the other Transaction Documents; and (ii) in case of any extension of time of payment or renewal of any securities or any of such other Obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a purchase offer or otherwise (collectively, the “Guaranteed Obligations”). This

Subsidiary Guarantee is a guarantee of payment and not of collection. Without limitation of the foregoing, the Subsidiary Guarantee of MGM Grand Hotel requires, and each Collateral Grantor that pledges Collateral consisting of real property acknowledges and agrees, that any Event of Default caused by any Person shall be deemed to be for all purposes an Event of Default under the Subsidiary Guarantee of MGM Grand Hotel, and on the part of each Collateral Grantor that pledges Collateral consisting of real property, entitling the Trustee or Holders, as applicable, to exercise any and all remedies against any and all Collateral available to them under the Collateral Documents.
     Failing payment when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors shall be unconditionally and jointly and severally obligated to pay the same.
     (b) Each Subsidiary Guarantor agrees that (i) its obligations with regard to this Subsidiary Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or the other Transaction Documents, any amendments to this Indenture, such Notes or the other Transaction Documents, the absence of any action to enforce the same or to exercise remedies against the Collateral, the recovery of any judgment against the Company, any action to enforce the same or to exercise remedies against the Collateral or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor and (ii) this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes, this Indenture and the other Transaction Documents. Each of the Subsidiary Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever. Without limiting the generality of the foregoing, each of the Subsidiary Guarantors hereby waives, to the extent permitted under Nev. Rev. Stat. 40.495, any rights arising out of Nev. Rev. Stat. 40.430.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Subsidiary Guarantor, or any Custodian, Trustee, or similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by either the Company or any of the Subsidiary Guarantors to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect with respect to the applicable Notes. Each of the Subsidiary Guarantors agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby except as set forth in Section 10.05 hereof.
     (d) Each of the Subsidiary Guarantors agrees that (i) the maturity of the Obligations guaranteed hereby shall be accelerated as provided in Section 6.02 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.02, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Subsidiary Guarantors for the purpose of this Guarantee.
     SECTION 10.02 EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.
     To evidence its Subsidiary Guarantee set forth in Section 10.01, each of the Subsidiary Guarantors agrees that this Indenture shall be executed on behalf of such Subsidiary Guarantor by a duly authorized officer.
     Each of the Subsidiary Guarantors agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect and apply to all the Notes.

     If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.
     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.
     SECTION 10.03 LIMITATION OF SUBSIDIARY GUARANTOR’S LIABILITY.
     Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the Obligations of each such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 10.04, result in the Obligations of such Subsidiary Guarantor under such Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.
     SECTION 10.04 CONTRIBUTION.
     In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor in respect of the Notes (a “Funding Guarantor”) under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the net worth of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Subsidiary Guarantor’s obligations with respect to the Subsidiary Guarantee.
     SECTION 10.05 RIGHTS UNDER THE SUBSIDIARY GUARANTEE.
     (a) Each of the Subsidiary Guarantors waives notice of the issuance, sale and purchase of any Notes and notice from the Trustee or the Holders from time to time of any of such Notes of their acceptance and reliance on this Subsidiary Guarantee.
     (b) Notwithstanding any payment or payments made by the Subsidiary Guarantors by reason of this Subsidiary Guarantee, the Subsidiary Guarantors shall not be subrogated to any rights of the Trustee or any Holder against the Company until all Notes shall have been paid or deemed to have been paid within the meaning of this Indenture. Any payment made by the Subsidiary Guarantors by reason of this Subsidiary Guarantee shall be in all respects subordinated to the full and complete payment or discharge under this Indenture of all Obligations guaranteed hereby, and no payment by the Subsidiary Guarantors by reason of this Subsidiary Guarantee shall give rise to any claim of the Subsidiary Guarantors against the Trustee or any Holder. Unless and until the applicable Notes shall have been paid or deemed to have been paid within the meaning of this Indenture, none of the Subsidiary Guarantors will assign or otherwise transfer any such claim against the Company to any other Person.

     (c) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Subsidiary Guarantors of their Obligations hereunder) which any Subsidiary Guarantor may have or assert against the Trustee or any Holder of any Note shall be available hereunder to such Subsidiary Guarantor against the Trustee.
     (d) Each Subsidiary Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys’ fees and expenses, which may be incurred by the Trustee in enforcing or attempting to enforce this Guarantee or protecting the rights of the Trustee or the Holders, if any, in accordance with this Indenture.
     SECTION 10.06 PRIMARY OBLIGATIONS.
     Each Subsidiary Guarantor agrees that it is directly liable to each Holder hereunder, that the Obligations of each Subsidiary Guarantor hereunder are independent of the Obligations of the Company or any other guarantor, and that a separate action may be brought against each Subsidiary Guarantor, whether such action is brought against the Company or any other Subsidiary Guarantor or whether the Company or any other guarantor is joined in such action. Each Subsidiary Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the Holders of whatever remedies they may have against the Company or any other guarantor, or the enforcement of any Lien or realization upon any Collateral. Each Subsidiary Guarantor agrees that any release which may be given by the Trustee or the Holders of the Notes to the Company or any other guarantor shall not release such Subsidiary Guarantor. Each Subsidiary Guarantor consents and agrees that the Trustee shall be under no obligation to marshal any property or assets of the Company or any other guarantor in favor of such Subsidiary Guarantor, or against or in payment of any or all of the Guaranteed Obligations.
SECTION 10.07 WAIVERS.
     (a) Each Subsidiary Guarantor hereby waives any right to receive, or any claim or defense based on failure to receive: (i) notice of the amount of the Guaranteed Obligations; (ii) notice of any adverse change in the financial condition of the Company or of any other fact that might increase such Subsidiary Guarantor’s risk hereunder; (iii) notice of a Default; and (iv) all other notices (except if such notice is specifically required to be given to such Subsidiary Guarantor under this Indenture to which such Subsidiary Guarantor is a party) and demands to which such Subsidiary Guarantor might otherwise be entitled.
     (b) Each Subsidiary Guarantor hereby waives the right by statute or otherwise to require the Trustee or the Holders to institute suit against the Company (or against any other Person) or to exhaust any rights and remedies which the Trustee or the Holders have or may have against the Company (or against any other Person) or against the Collateral. In this regard, each Subsidiary Guarantor agrees that it is bound to the payment of each and all of the Guaranteed Obligations, whether now existing or hereafter arising, as fully as if such Guaranteed Obligations were directly owing to the guaranteed party by such Subsidiary Guarantor. Each Subsidiary Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the Company or by reason of the cessation from any cause whatsoever of the liability of the Company in respect thereof.
     (c) Each Subsidiary Guarantor hereby waives: (i) any claim or defense directly or indirectly arising from or caused by any election of remedies by the Trustee or the Holders, whether or not such election of remedies directly or indirectly results in impairment or loss of rights or claims of such Subsidiary Guarantor against the Company or other Persons; and (ii) any defenses based on suretyship law or impairment of Collateral.
     SECTION 10.08 RELEASES.
     Each Subsidiary Guarantor consents and agrees that, without notice to or by such Subsidiary Guarantor and without affecting or impairing the Obligations of such Subsidiary Guarantor hereunder, the Trustee may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of this Indenture or may grant other indulgences to the Company in respect thereof, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations, or any portion thereof.
     SECTION 10.09 NO ELECTION.
     The Trustee shall have the right to seek recourse against each Subsidiary Guarantor to the fullest extent provided for herein and no election by the Trustee to proceed in one form of action or proceeding, or against any party, or on any Obligation, shall constitute a waiver of Trustee’s right to proceed in any other form of action or proceeding, or against other parties unless the Trustee has expressly waived such right in writing.
     SECTION 10.10 FINANCIAL CONDITION OF THE COMPANY.
     Each Subsidiary Guarantor represents and warrants to the Trustee and Holders that it is currently informed of the financial condition of the Company and the other Subsidiary Guarantors and, of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Each Subsidiary Guarantor further represents and warrants to the Trustee and Holders that it has read and understands the terms and conditions of this Indenture and the other Transaction Documents. Each Subsidiary Guarantor hereby covenants that it will continue to keep itself informed of the Company’s and the other Subsidiary Guarantor’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.
ARTICLE XI
COLLATERAL AND SECURITY
     SECTION 11.01 COLLATERAL AND COLLATERAL DOCUMENTS; ADDITIONAL COLLATERAL.
     (a) In order to secure the Obligations of the Collateral Grantor to the Holders under this Indenture, the Notes, the Subsidiary Guarantees and the other Transaction Documents, the Collateral Grantor and the Collateral Agent have simultaneously with the execution of this Indenture entered into certain Collateral Documents. The Trustee, the Company and each Subsidiary Guarantor will comply with applicable Gaming Laws in connection with entering into any Collateral Documents that may be executed after the Closing Date. The Trustee and the Collateral Grantor hereby agree that the Colla-

teral Agent holds its interest in the Collateral in trust for the benefit of the Holders pursuant to the terms of the Collateral Documents.
     (b) Promptly upon the acquisition by the Company or the Collateral Grantor of assets that constitute Collateral pursuant to the Collateral Documents (including any property acquired after the date of this Indenture that constitutes Collateral to which a perfected first priority Lien is not established upon the Company’s acquisition of such Collateral pursuant to the Collateral Documents) (“After-Acquired Property”), (i) the Company or such Subsidiary Guarantor and the Collateral Agent will enter into such amendments or supplements to the Collateral Documents, or security agreements, pledge agreements or other documents, in each case as necessary to perfect the Lien with respect to such After-Acquired Property in a form substantially similar to the form of the Collateral Documents entered into on the Closing Date and, if necessary, in recordable or registrable form, (the “After-Acquired Collateral Documents”, and together with the Replacement Collateral Documents as are necessary in order to grant to the Collateral Agent for the benefit of the Holders a perfected first priority Lien on and security interest in such After-Acquired Property; (ii) with respect to such After-Acquired Property, the Company shall deliver all such documents as delivered on the Closing Date with respect to the Mortgaged Property, including, without limitation, mortgages, deeds of trust, fixture filings, title policies, surveys, opinions and flood determinations, in each case, in form and substance substantially similar to those delivered on the Closing Date; and (iii) the Company shall also deliver to the Trustee the evidence of payment of all filing fees, recording and registration charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the After-Acquired Property to the Lien of any applicable Collateral Document and perfect such Lien.
     (c) Each Holder, by accepting a Note, authorizes and directs the Trustee to enter into, and agrees to all the terms and provisions of, the Collateral Documents as the same may be amended from time to time pursuant to the provisions of the Collateral Documents and this Indenture.
     SECTION 11.02 COLLATERAL OPINIONS.
     The Company shall furnish to the Trustee within 60 calendar days after December 31 in each year, beginning with December 31, 2010, an Opinion of Counsel, dated as of such date, subject to customary exceptions and assumptions, either (i)(A) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registration, filing, re-recording, re-registration and refiling of all mortgages, supplemental indentures, financing statements, continuation statements and other documents as is necessary to maintain the Lien created pursuant to the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, under the applicable Uniform Commercial Code as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain the security interest of the Holders and the Collateral Agent hereunder and under the Collateral Documents with respect to the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

     SECTION 11.03 POSSESSION AND USE OF COLLATERAL; DISPOSITION OF COLLATERAL WITHOUT RELEASE AND NOT CONSTITUTING COLLATERAL ASSET SALE.
     (a) So long as no Event of Default shall have occurred and be continuing and the Collateral Agent has not exercised its remedies against the Collateral in accordance with the terms of this Indenture and the Collateral Documents, the Collateral Grantor shall have the right (i) to remain in possession and retain exclusive control of the Collateral, (ii) to sell or otherwise dispose of inventory in the ordinary course of business, (iii) to operate, manage, develop, lease, use, consume and enjoy the Collateral, (iv) to alter or repair any Collateral consisting of machinery or other equipment so long as such alterations and repairs do not diminish the value thereof or impair the Lien of the Collateral Documents thereon, (v) to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof in the ordinary course of business, (vi) to grant Permitted Liens, (vii) to dispose of obsolete equipment or equipment that is damaged, worn out or otherwise no longer useful in the business of the Collateral Grantor as long as such equipment is replaced with equipment of at least equal functionality and such replacement equipment becomes Collateral pursuant to the terms of the Collateral Documents; provided that the Collateral Grantor shall not be required to replace immaterial equipment if replacement equipment would not be useful in any material respect to the business of the Collateral Grantor, (viii) to abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts, franchises, licenses or permits subject to the Lien of this Indenture or any of the Collateral Documents so long as such abandonment, termination, cancellation, release, alteration or substitution does not have a materially adverse effect on the value of the Collateral or the Holders, (ix) to grant an immaterial license of any intellectual property, (x) to abandon any intellectual property which is no longer used or useful in the business of the Collateral Grantor and (xi) any surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims of any kind; provided, in each case that any such sale or disposal shall not be deemed to constitute a Collateral Asset Sale; provided, further, that any Collateral so sold or disposed of pursuant to this Section 11.03 may be disposed of free from the Lien of this Indenture and the Collateral Documents and without any release or consent from the Collateral Agent.
     (b) So long as no Event of Default shall have occurred and be continuing, and until the Collateral Agent suspends such rights, the Collateral Grantor will be entitled to receive the benefit of all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by them and to exercise any voting and other consensual rights pertaining to the Collateral pledged by them. Upon the occurrence and during the continuance of an Event of Default, at the election of the Collateral Agent or the Holders of a majority in aggregate principal amount of the Outstanding Notes pursuant to Section 6.12 to suspend such rights:
     (i) all rights of the Collateral Grantor to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease, and upon receipt of all required approvals from any applicable Gaming Authority, such cash dividends, interest and other payments will be paid to the Collateral Agent;
     (ii) upon receipt of all required approvals from any applicable Gaming Authority, all rights of the Collateral Grantor to exercise such voting or other consensual rights shall cease, and all such rights shall become vested in the Collateral Agent which, to the extent permitted by law, will have the sole right to exercise such rights; and

     (iii) the Collateral Agent may sell the Collateral or any part thereof in accordance with the terms of the Collateral Documents.
     SECTION 11.04 SPECIFIED RELEASES OF COLLATERAL.
     (a) Satisfaction and Discharge; Defeasance. The Collateral Grantor shall be entitled to obtain a full release of all of the Collateral from the Liens of the Collateral Documents upon delivery by the Company to the Collateral Agent of an Officer’s Certificate and an Opinion of Counsel, each to the effect that the conditions precedent set forth in Section 8.01 for satisfaction and discharge of this Indenture or for Legal Defeasance or Covenant Defeasance pursuant to Section 8.05, as applicable, have been complied with (which Officer’s Certificate and Opinion of Counsel may be the same as required by Section 8.05(h)).
     (b) Dispositions of Collateral Permitted by Section 4.11.
     (i) The Collateral Grantor shall be entitled to obtain a full release of, and the Collateral Agent shall release, the Liens of the Collateral Documents on items of Collateral subject to a Collateral Asset Sale (the “Released Property”) upon delivery by the Company to the Trustee of (A) an Officer’s Certificate certifying that (1) such Collateral Asset Sale covers only the Released Property, (2) all Net Proceeds from the Collateral Asset Sale of any of the Released Property will be deposited or applied pursuant to Section 4.11, (3) all terms and conditions of Section 4.11 have been complied with and (4) in accordance with Section 12.03, all other conditions precedent in this Indenture and the Collateral Documents to such release have been complied with, (B) in accordance with Section 12.03, an Opinion of Counsel substantially to the effect that all conditions precedent herein and under the Collateral Documents relating to the release of the Released Property have been complied with and (C) all documents required by Section 11.08.
     (ii) The Collateral Grantor shall be entitled to obtain a full release of, and the Collateral Agent shall release, the Liens of the Collateral Documents on items of Collateral sold or disposed of pursuant to Section 11.03(a)(ii), (vii), (viii) and (x) upon delivery by the Company to the Trustee of (A) an Officer’s Certificate certifying that (1) the sale and disposal of such items of Collateral complies with the terms of Section 11.03(a) and (2) in accordance with Section 12.03, all other conditions precedent in this Indenture and the Collateral Documents to such release have been complied with, (B) in accordance with Section 12.03, an Opinion of Counsel substantially to the effect that all conditions precedent herein and under the Collateral Documents relating to the release of the Collateral pursuant to this Section 11.04(b)(ii) have been complied with and (C) all documents required by Section 11.08.
     (c) Suspension of Covenants pursuant to Section 4.23. The Collateral Grantor shall be entitled to obtain a full release of all of the Collateral from the Liens of the Collateral Documents upon delivery by the Company to the Collateral Agent of an Officer’s Certificate and an Opinion of Counsel, each to the effect that the conditions precedent set forth in Section 4.23 for a suspension of covenants pursuant to Section 4.23 have been satisfied.
     (d) Consent pursuant to Section 9.01. The Collateral Grantor shall be entitled to obtain a full release of all of the Collateral from the Liens of the Collateral Documents upon consent from the Holders pursuant to Section 9.01(b).

     (e) Repayment in Full of Obligations. The Collateral Grantor shall be entitled to obtain a full release of all of the Collateral from the Liens of the Collateral Documents upon delivery by the Company to the Collateral Agent of an Officer’s Certificate certifying as to the payment in full of the principal of, together with accrued and unpaid interest (including Additional Interest, if any) on, the Notes and all other Obligations under this Indenture, the Subsidiary Guarantees and the Collateral Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including Additional Interest, if any) are paid and an Officer’s Certificate (which may be the same as the Officer’s Certificate first referenced in this paragraph (e)) and Opinion of Counsel, each to the effect that all conditions precedent to the discharge of such Liens have been satisfied.
     SECTION 11.05 RELEASE AND RECONVEYANCE OF COLLATERAL.
     Upon compliance with any of the conditions to release of Collateral set forth in Section 11.04, the Collateral Agent and the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and reconvey to the Collateral Grantor the applicable portion of the Collateral, and shall deliver such Collateral in its possession to the Collateral Grantor including, without limitation, executing and delivering releases and satisfactions wherever required in form reasonably satisfactory to the Company, the Collateral Agent and the Trustee.
     SECTION 11.06 PURCHASER PROTECTED.
     No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.
     SECTION 11.07 AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE AND THE COLLATERAL AGENT UNDER THE COLLATERAL DOCUMENTS.
     Subject to compliance with any applicable Gaming Laws and to the provisions of the Collateral Documents, (a) the Trustee and the Collateral Agent may, each in its sole discretion and without the consent of the Holders, take all actions as it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder and (b) the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent). No duty beyond that of a prudent Person shall rest upon the Trustee or the Collateral Agent in taking any such action or instituting and maintaining any such suits or proceedings pursuant to this Section 11.07.

     SECTION 11.08 CERTAIN TIA REQUIREMENTS.
     (a) In addition to any other requirements of this Indenture, whether or not this Indenture is required to be qualified under the TIA, the Company will cause TIA § 313(b) relating to reports and TIA § 314(d) relating to the release of property or securities from the Lien hereof and of the Collateral Documents to be complied with; provided that in the event that this Indenture is not required to be qualified under the TIA, any certificate or opinion required by TIA § 314(d) may be made by an officer or legal counsel, as applicable, of the Company.
     (b) Notwithstanding anything to the contrary in this Section 11.08, the Company shall not be required to comply or cause the Collateral Grantor to comply with all or any portion of TIA § 314(d) if it determines, in good faith based on the written advice of counsel, a copy of which written advice shall be provided to the Collateral Agent, that under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral.
     SECTION 11.09 EQUAL AND RATABLE LIEN SHARING BY HOLDERS OF NOTES AND HOLDERS OF PARI PASSU SECURED INDEBTEDNESS
     (a) Notwithstanding (1) anything to the contrary contained in the Collateral Documents, (2) the time of incurrence of any Series of Pari Passu Secured Indebtedness, (3) the order or method of attachment or perfection of any Liens securing any Series of Pari Passu Secured Indebtedness, (4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral, (5) the time of taking possession or control over any Collateral or (6) the rules for determining priority under any law governing relative priorities of Liens:
     (i) all Liens at any time granted by the Company or any of its Subsidiaries in the Collateral to secure the Notes shall secure, equally and ratably, all liabilities of the Company or such Subsidiary under or in respect of the Pari Passu Secured Indebtedness; and
     (ii) all proceeds of all Liens at any time granted by the Company or any its Subsidiaries in the Collateral to secure the Notes shall be allocated and distributed equally and ratably on account of all liabilities of the Company or such Subsidiary under or in respect of the Pari Passu Secured Indebtedness as described in the Security Agreement.
     (b) The provisions of Section 11.09(a) hereof are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Pari Passu Secured Indebtedness and any trustee, collateral agent or other representative in respect thereof.
     (c) It is understood that Collateral may be released pursuant to the provisions of Section 11.05 hereof.
SECTION 11.10 RESERVED.
SECTION 11.11 ENFORCEMENT OF SECURITY INTERESTS.
     The enforcement of Liens in the Collateral shall be governed by the Collateral Documents.

ARTICLE XII
MISCELLANEOUS
     SECTION 12.01 NOTICES.
     Any notice or communication shall be in writing and shall be hand delivered or mailed by first class mail (registered or certified, return receipt requested) or sent by facsimile, to the following addresses:
if to the Company or any Subsidiary Guarantor:
MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Telecopier no.: (702) 693-7628
Attention of: Treasurer
if to the Trustee or the Collateral Agent:
U.S. BANK NATIONAL ASSOCIATION
60 Livingston Avenue
St. Paul, MN 55107-1419
Telecopier no.: (651) 495-8097
Attention of: Corporate Trust Administration
     The Company, the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company, any Subsidiary Guarantors, the Trustee or the Collateral Agent, shall be deemed to have been given or made as of the date delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Notices given by publication will be deemed given on the first date on which publication is made. Any notice or communication mailed to a Holder shall be made in compliance with TIA § 313(c) and mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     SECTION 12.02 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.
     Holders may communicate in a manner consistent with TIA § 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Collateral Documents. The Company, the Subsidiary Guarantors, the Trustee, the Collateral Agent, the Registrar and anyone else shall have the protection of TIA § 312(c).

     SECTION 12.03 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.
     Upon any request or application by the Company to the Trustee or the Collateral Agent to take or refrain from taking any action under this Indenture or the Collateral Documents, at the request of the Trustee or the Collateral Agent, the Company shall furnish to the Trustee:
     (1) an Officer’s Certificate in form and substance satisfactory to the Trustee or the Collateral Agent (which shall include the statements set forth in Section 12.04) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture or the Collateral Documents relating to the proposed action have been complied with, provided, however, that with respect to matters of law, an Officer’s Certificate may be based upon an Opinion of Counsel, unless the signers know, or in the exercise of reasonable care should know, that such Opinion of Counsel is erroneous; and
     (2) an Opinion of Counsel in form and substance satisfactory to the Trustee or the Collateral Agent (which shall include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent have been complied with, provided, further, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials, unless the signer knows, or in the exercise of reasonable care should know, that any such document is erroneous.
     SECTION 12.04 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.
     Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture or the Collateral Documents shall include:
     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and
     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
     SECTION 12.05 RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR.
     The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
     SECTION 12.06 BUSINESS DAYS.
     Unless otherwise specified pursuant to this Indenture or in the Notes, in any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of the Notes shall not be a

Business Day at any Place of Payment for such Notes, then (notwithstanding any other provision of this Indenture or of such Notes) payment of principal (and premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Payment Date or Stated Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.
     SECTION 12.07 GOVERNING LAW.
     THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE SUBSIDIARY GUARANTEES.
     SECTION 12.08 NO RECOURSE AGAINST OTHERS.
     No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor or any of their parent companies shall have any liability for any Obligations of the Company or the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees, this Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of such Obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities of directors, officers or persons controlling the Company under the federal securities laws and it is the view of the Commission that such waiver is against public policy and is therefore unenforceable.
     SECTION 12.09 SUCCESSORS.
     All agreements of the Company and each Subsidiary Guarantor in this Indenture, the Collateral Documents, the Notes (including the Subsidiary Guarantee endorsements thereon) and the other Transaction Documents shall bind their successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their successors.
     SECTION 12.10 MULTIPLE ORIGINALS.
     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 12.11 TABLE OF CONTENTS; HEADINGS.
     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 12.12 SEVERABILITY.
     In case any one or more of the provisions in this Indenture, in the Notes or in the Subsidiary Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
     SECTION 12.13 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     SECTION 12.14 NO PARENT LIABILITY.
     In the event (a) there is any Default or other default or alleged default by the Company, any Subsidiary Guarantor or any Affiliate of any thereof under this Indenture, the Notes, any Subsidiary Guarantee, any Collateral Document, the Registration Rights Agreement or any other document, instrument or agreement arising out of or relating to any of the foregoing (collectively, the “Transaction Documents”) or (b) the Trustee, the Collateral Agent any Holder or any Affiliate of any of the foregoing has or may have any claim arising from or relating to the terms of any Transaction Document, neither the Trustee, such Holder or such Affiliate shall commence any lawsuit or otherwise seek to impose any liability whatsoever in respect thereof against Tracinda or its shareholder (hereinafter for purposes of this Section 12.14 only, collectively referred to as “Tracinda”). Tracinda shall not have any liability whatsoever with respect to any Transaction Document or any matters relating to or arising from any Transaction Document. None of the Trustee, the Collateral Agent, any Holder or any Affiliate of any of the foregoing shall assert or permit any Person claiming through any of them to assert a claim or impose any liability against Tracinda as to any matter or thing arising out of or relating to any Transaction Document or any alleged breach or default of any Transaction Document by the Company, any Subsidiary Guarantor or any Affiliate thereof. Tracinda is not a party to any Transaction Document and is not liable for any alleged breach or default of any Transaction Document by the Company, any Subsidiary Guarantor or any Affiliate of any thereof. The terms of this Section 12.14 shall control, notwithstanding anything to the contrary appearing in any Transaction Document.
     SECTION 12.15 ADDITIONAL WAIVER.
     The Company hereby waives, to the maximum extent permitted under Nev. Rev. Stat. 40.495, any rights arising out of Nev. Rev. Stat. 40.430.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and delivered all as of the day and year first above written.

MGM MIRAGE
By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Senior Vice President, Acting General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

SIGNATURE PAGE MGM MIRAGE INDENTURE

SUBSIDIARY GUARANTORS

1.	350 Leasing Company I, LLC, a Nevada limited liability company
2.	350 Leasing Company II, LLC, a Nevada limited liability company
3.	550 Leasing Company I, LLC, a Nevada limited liability company
4.	AC Holding Corp., a Nevada corporation
5.	AC Holding Corp. II, a Nevada corporation
6.	Aria Resort & Casino, LLC, a Nevada limited liability company
7.	Beau Rivage Distribution Corp., a Mississippi corporation
8.	Beau Rivage Resorts, Inc., a Mississippi corporation
9.	Bellagio, LLC, a Nevada limited liability company
10.	Bungalow, Inc., a Mississippi corporation
11.	Circus Circus Casinos, Inc., a Nevada corporation
12.	Circus Circus Mississippi, Inc., a Mississippi corporation
13.	CityCenter Realty Corporation, a Nevada corporation
14.	Destron, Inc., a Nevada corporation
15.	Diamond Gold, Inc., a Nevada corporation
16.	Galleon, Inc., a Nevada corporation
17.	Gold Strike Aviation, Incorporated, a Nevada corporation
18.	Gold Strike Fuel Company, LLC, a Nevada limited liability company (successor in interest to Gold Strike Fuel Company, a Nevada Partnership)
19.	Gold Strike L.V., a Nevada partnership
By: Diamond Gold Inc., a Nevada corporation, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner

20.	Grand Laundry, Inc., a Nevada corporation
21.	IKM MGM Management, LLC, a Nevada limited liability company
22.	IKM MGM, LLC, a Nevada limited liability company
23.	Jean Development Company, LLC, a Nevada limited liability company (successor in interest to Jean Development Company, a Nevada partnership)
24.	Jean Development North, LLC, a Nevada limited liability company (successor in interest to Jean Development North, a Nevada partnership)
25.	Jean Development West, LLC, a Nevada limited liability company (successor in interest to Jean Development West, a Nevada partnership)
26.	Jean Fuel Company West, LLC, a Nevada limited liability company (successor in interest to Jean Fuel Company West, a Nevada partnership)
27.	LV Concrete Corp., a Nevada corporation
28.	MAC, Corp., a New Jersey corporation
29.	Mandalay Corp., a Nevada corporation
30.	Mandalay Employment, LLC, a Nevada limited liability company
31.	Mandalay Marketing and Events, a Nevada corporation
32.	Mandalay Place, a Nevada corporation
33.	Mandalay Resort Group, a Nevada corporation
34.	Metropolitan Marketing, LLC, a Nevada limited liability company
35.	MGM Grand Atlantic City, Inc., a New Jersey corporation
36.	MGM Grand Condominiums, LLC, a Nevada limited liability company
37.	MGM Grand Condominiums II, LLC, a Nevada limited liability company
38.	MGM Grand Condominiums III, LLC, a Nevada limited liability company
39.	MGM Grand Condominiums East — Tower 1, LLC, a Nevada limited liability company
40.	MGM Grand Detroit, Inc., a Delaware corporation

41.	MGM Grand Hotel, LLC, a Nevada limited liability company
42.	MGM Grand New York, LLC, a Nevada limited liability company
43.	MGM Grand Resorts, LLC, a Nevada limited liability company
44.	MGM Grand Resorts Development, a Nevada corporation
45.	MGM MIRAGE Advertising, Inc., a Nevada corporation
46.	MGM MIRAGE Aircraft Holdings, LLC, a Nevada limited liability company
47.	MGM MIRAGE Aviation Corp., a Nevada corporation
48.	MGM MIRAGE Corporate Services, a Nevada corporation
49.	MGM MIRAGE Design Group, a Nevada corporation
50.	MGM MIRAGE Development, LLC, a Nevada limited liability company
51.	MGM MIRAGE Entertainment and Sports, a Nevada corporation
52.	MGM MIRAGE International Marketing, Inc., a Nevada corporation
53.	MGM MIRAGE Land Holdings, LLC, a Nevada limited liability company
54.	MGM MIRAGE Management and Technical Services, LLC, a Nevada limited liability company
55.	MGM MIRAGE Manufacturing Corp., a Nevada corporation
56.	MGM MIRAGE Operations, Inc., a Nevada corporation
57.	MGM MIRAGE Retail, a Nevada corporation
58.	MH, Inc., a Nevada corporation
59.	M.I.R. Travel, a Nevada corporation
60.	The Mirage Casino-Hotel, a Nevada corporation
61.	Mirage Laundry Services Corp., a Nevada corporation
62.	Mirage Leasing Corp., a Nevada corporation
63.	Mirage Resorts, Incorporated, a Nevada corporation
64.	MMNY Land Company, Inc., a New York corporation
65.	MRGS, LLC, a Nevada limited liability company (successor in interest to MRGS Corp., a Nevada corporation)
66.	M.S.E. Investments, Incorporated, a Nevada corporation
67.	Nevada Landing Partnership, an Illinois partnership
By: Diamond Gold Inc., a Nevada corporation, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner

68.	New Castle Corp., a Nevada corporation
69.	New PRMA Las Vegas, Inc., a Nevada corporation
70.	New York-New York Hotel & Casino, LLC, a Nevada limited liability company
71.	New York-New York Tower, LLC, a Nevada limited liability company
72.	OE Pub, LLC, a Nevada limited liability company
73.	PRMA Land Development Company, a Nevada corporation
74.	PRMA, LLC, a Nevada limited liability company
75.	Project CC, LLC, a Nevada limited liability company
76.	Railroad Pass Investment Group, LLC, a Nevada limited liability company (successor in interest to Railroad Pass Investment Group, a Nevada partnership)
77.	Ramparts, Inc., a Nevada corporation
78.	The Signature Condominiums, LLC, a Nevada limited liability company
79.	Signature Tower 2, LLC, a Nevada limited liability company
80.	Signature Tower 3, LLC, a Nevada limited liability company
81.	Signature Tower I, LLC, a Nevada limited liability company
82.	The Crystals at CityCenter Management, LLC, a Nevada limited liability company
83.	Tower B, LLC, a Nevada limited liability company

84.	Tower C, LLC, a Nevada limited liability company
85.	Vdara Condo Hotel, LLC, a Nevada limited liability company
86.	Victoria Partners, a Nevada partnership
By: MRGS LLC, a Nevada limited liability company, Partner
By: Gold Strike L.V., a Nevada partnership, Partner

87.	VidiAd, a Nevada corporation
88.	Vintage Land Holdings, LLC, a Nevada limited liability company
89.	Vintage Land Holdings II, LLC, a Nevada limited liability company
[The remainder of this page is intentionally left blank. Signature on the following page.]

By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Secretary or Attorney-in-Fact, as applicable, of each of the foregoing

EXHIBIT A
FORM OF 9% SENIOR SECURED NOTE DUE 2020
GLOBAL NOTE
CUSIP No.          1
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO MGM MIRAGE OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNED HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THE NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
     (1) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
     (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), EXCEPT:

[1]	At such time as the Company notifies the Trustee that the Private Placement Legend can be removed pursuant to the terms of the Indenture, the CUSIP number for this Note shall be deemed to be CUSIP No. [ ].

     (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
     (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
     (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY
     OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF AND (2) ON WHICH THE COMPANY INSTRUCTS THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY.
     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]2
     [THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE. THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.]3

[2]	Insert for Restricted Global Note.

[3]	Insert for Temporary Regulation S Global Note.

MGM MIRAGE
9% Senior Secured Note Due March 15, 2020

No.	$[ ]
     MGM MIRAGE, a Delaware corporation (the “Company”), promises to pay to Cede & Co. or registered assigns, or its registered assigns, the principal sum of [________________] in U.S. Dollars on March 15, 2020.

Interest Payment Dates:	March 15 and September 15

Record Dates:	March 1 and September 1
Additional provisions of this Note are set forth on the other side of this Note.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MGM MIRAGE
By:
Name:
Title:

Attest:

Name:
Title:
[Authentication Page to Follow]

CERTIFICATE OF AUTHENTICATION
     This is one of the Notes designated therein referred to in the within-mentioned Indenture.

Dated:	U.S. BANK NATIONAL ASSOCIATION, As Trustee
By
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]
9% Senior Secured Note Due March 15, 2020
1.	INTEREST
     MGM MIRAGE, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above and shall pay Additional Interest, if any, payable pursuant to the relevant Registration Rights Agreement.
     The Company shall pay interest (including Additional Interest, if any) semi-annually in arrears on March 15 and September 15 of each year commencing on September 15, 2010. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 15, 2010 with respect to this Note. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.	METHOD OF PAYMENT
     The Company shall pay interest (except defaulted interest but including Additional Interest, if any) on the Notes to the Persons who are registered Holders at the close of business on the March 1 or September 1 immediately preceding the interest payment date even if Notes are cancelled after the record date and on or before the interest payment date. Holders must surrender Notes to the Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, all payments in respect of this Note (including principal, premium, if any, interest and Additional Interest, if any) must be made by wire transfer of immediately available funds to the accounts specified by the Holder hereof.
3.	PAYING AGENT AND REGISTRAR
     Initially, U.S. BANK NATIONAL ASSOCIATION (the “Trustee”) shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to the Holders. The Company or any domestically organized Subsidiary may act as Paying Agent or Registrar.
4.	INDENTURE AND SUBSIDIARY GUARANTEE
     The Company issued the Notes under an Indenture dated as of March 16, 2010 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of these Notes include those stated in the Indenture and, if the Notes are registered under the Securities Act, those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. These Notes are subject to all such terms, and Holders are referred to the Indenture and, if applicable, the TIA, for a statement of those terms.
     These Notes are secured senior obligations of the Company and is one of the Notes referred to in the Indenture. These Notes include the Initial Notes and any Exchange Notes issued in exchange for such Initial Notes pursuant to the Registration Rights Agreement and the Indenture. The Initial Notes and such Exchange Notes are treated as a single class of Notes under the Indenture.

     The Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to Article X of the Indenture, with the Subsidiary Guarantees of MGM Grand Hotel, LLC, a Nevada corporation, secured by the Collateral.
5.	OPTIONAL REDEMPTION; MANDATORY DISPOSITION PURSUANT TO GAMING LAWS
     Prior to March 15, 2014, the Company may redeem all or a part of the Notes, in accordance with the provisions of Article III of the Indenture, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders on the relevant Record Date prior to the Redemption Date to receive interest due on the relevant Interest Payment Date.
     “Applicable Premium” means with respect to any Note on any Redemption Date, as determined by the Company, the excess of:
          (a) the sum of the present values at such Redemption Date of the remaining scheduled payments of principal and interest on the Note (excluding accrued but unpaid interest to the Redemption Date), discounted to the Redemption Date on a semiannual basis using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over
          (b) the principal amount of the Note.
     The rights of each Holder or beneficial owner of these Notes are subject to the Gaming Laws and requirements of the Gaming Authorities. Notwithstanding any other provision of the Indenture, if any Gaming Authority requires that a Holder or beneficial owner of the Notes of a Holder must be licensed, qualified or found suitable under any Gaming Law, such Holder or such beneficial owner shall apply for a license, qualification or a finding of suitability, as the case may be, within the required time period. If such person fails to apply or become licensed or qualified or is not found suitable (in each case, a “failure of compliance”), the Company shall have the right, at its option, (i) to require such Holder or owner to dispose of such Holder’s or beneficial owner’s Notes within 30 days of receipt of notice of the Company’s election or such earlier date as may be requested or prescribed by such Gaming Authority, or (ii) to redeem such Notes, which Redemption Date may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority, at a redemption price equal to (a) the lesser of (1) the Holder’s cost, plus accrued and unpaid interest, if any, to the earlier of the Redemption Date or the date of the finding of unsuitability or failure to comply and (2) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the Redemption Date and the date of the finding of unsuitability or failure to comply or (b) such other amount as may be required by applicable Gaming Laws or by order of any Gaming Authority. The Company shall notify the Trustee in writing of any such failure of compliance or redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such Holder or beneficial owner may incur in connection with its application for a license, qualification or finding of suitability. Immediately upon the imposition of a requirement to dispose of the Notes by a Gaming Authority, such Holder or beneficial owner shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by the Notes, or (ii) to receive any remuneration in any form with respect to the Notes from the Company or the Trustee, except the redemption price.

6.	NOTICES OF REDEMPTION
     Notice of redemption shall be given by the Company, or at the Company’s written request, by the Trustee in the name and at the expense of the Company, not less than 20 Business Days and not more than 60 days prior to the Redemption Date to the Holders of the Notes to be redeemed upon the terms provided in the Indenture; provided that a notice of redemption may be mailed more than 60 days prior to a Redemption Date if such notice is issued in connection with the satisfaction and discharge of the Indenture pursuant to Section 8.01 of the Indenture or Covenant Defeasance or Legal Defeasance pursuant to Section 8.04 of the Indenture. If the Company is purchasing or redeeming less than all of the Notes, the Trustee will select the Notes to be purchased or redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis to the extent practicable or, to the extent that selection on a pro rata basis is not practicable, by lot or such other similar method in accordance with the procedures of the Depositary. On and after the Redemption Date, interest ceases to accrue on such Notes or portions of them called for redemption.
7.	PURCHASE UPON A CHANGE OF CONTROL
     If a Change of Control occurs, unless the Company has previously or concurrently mailed a redemption notice with respect to all the Notes pursuant to Section 3.01 of the Indenture, the Company will make an offer to purchase all of the Notes at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture.
8.	NON-COLLATERAL ASSET SALES
     In the event of a Non-Collateral Asset Sale, the Company may be required to make an offer to purchase all or a portion of the Notes at an offer price in cash equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture.
9.	COLLATERAL ASSET SALES
     In the event of a Collateral Asset Sale, the Company may be required to make an offer to purchase all or a portion of the Notes at an offer price in cash equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture.
10.	EVENTS OF LOSS
     In the event of an Event of Loss, the Company may be required to make an offer to purchase all or a portion of the Notes at an offer price in cash equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture.
11.	DENOMINATIONS; TRANSFER; EXCHANGE
     The Notes are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 calendar days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Regular Record Date and the next succeeding Interest Payment Date.
12.	PERSONS DEEMED OWNERS
     The registered Holder of this Note may be treated as the owner of it for all purposes.
13.	UNCLAIMED MONEY
     If money for the payment of principal or interest in respect of these Notes remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request, or if then held by the Company or a domestic Subsidiary, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Subsidiary as trustee thereof, shall thereupon cease.
14.	DISCHARGE AND DEFEASANCE
     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Indenture with respect to these Notes if, among other things, the Company deposits with the Trustee cash in Dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes at the Stated Maturity or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on the Notes.
15.	AMENDMENT, WAIVER
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of Outstanding Notes. The Indenture also contains provisions, with certain exceptions as therein provided, permitting the Holders of a majority in principal amount of the Outstanding Notes, on behalf of the Holders of all such Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. The Indenture also permits certain other amendments, modifications or waivers thereof only with the consent of all affected Holders, while certain other amendments or modifications may be made without the consent of any Holders.
     A consent to a supplemental indenture or waiver by a Holder shall bind such Holder and every subsequent Holder of the applicable Note or portion thereof that evidences the same Indebtedness as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. After a supplemental indenture or waiver becomes effective, it shall bind every Holder. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.
16.	DEFAULTS AND REMEDIES
     Events of Default are set forth in the Indenture. If an Event of Default (other than certain bankruptcy Events of Default) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by such Holders), and upon any such declaration such principal amount of the Notes (or specified amount) plus accrued and unpaid interest thereon (and premium, if payable) shall become immediately due and payable.
     Holders may not enforce the Indenture, the Notes or the other Transaction Documents except as provided in the Indenture. The Trustee may refuse to enforce the Indenture, the Notes or the other Transaction Documents unless it receives reasonable indemnity or security. Subject to certain limitations, the Holders of at least a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Transaction Documents. The Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.
17.	TRUSTEE DEALINGS WITH THE COMPANY
     Subject to certain limitations, the Trustee, any Paying Agent, the Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.
18.	NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS
     No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor or any of their parent companies shall have any liability for any Obligations of the Company or the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees, the Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of such Obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such waiver is against public policy and is therefore unenforceable.

19.	GOVERNING LAW
     THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
20.	AUTHENTICATION
     This Note and the Subsidiary Guarantee endorsed hereon shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
21.	ABBREVIATIONS
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
22.	CUSIP NUMBERS
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:
MGM MIRAGE
3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109
Attention of Secretary

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint agent to transfer this Note on the books of MGM MIRAGE. The agent may substitute another to act for him.
Date:                      Your Signature:
Signature Guarantee:

Signature must be guaranteed by a
participant in a recognized signature
guarantee medallion program)
Sign exactly as your name appears on the other side of this Note.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of autho- rized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Company pursuant to Section 4.09, Section 4.10, Section 4.11 or Section 4.12 of the Indenture, check the box:
☐  4.09 Change of Control
☐  4.10 Non-Collateral Asset Sale
☐  4.11 Collateral Asset Sale
☐  4.12 Event of Loss
          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09, Section 4.10, Section 4.11 or Section 4.12 of the Indenture, state the amount: $                    .

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)
Tax I.D. number
Signature Guarantee:

(Signature must be guaranteed by a
participant in a recognized signature
guarantee medallion program)

EXHIBIT B
[FORM OF CERTIFICATE OF TRANSFER]
MGM MIRAGE
U.S. BANK NATIONAL ASSOCIATION
60 Livingston Avenue
St. Paul, Minnesota 55107-1419
Attention: Corporate Trust Trustee Administration
Re:	MGM MIRAGE (the “Company”) 9% Senior Secured Notes due 2020 (CUSIP [ ]) (the “Notes”)
     Reference is hereby made to the Indenture, dated as of March 16, 2010 (the “Indenture”), among the Company, the Subsidiary Guarantors party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                          (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.	☐	Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.	☐	Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was out-

side the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.	☐	Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)	☐	such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)	☐	or such Transfer is being effected to the Company or a subsidiary thereof;
or
(c)	☐	such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
4.	☐	Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a)	☐	Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)	☐	Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)	☐	Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, B-2 Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐	a beneficial interest in the:
(i)	☐	144A Global Note (CUSIP 552953 BP5), or

(ii)	☐	Regulation S Global (CUSIP U5928T AN1)), or
(b)	☐	a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐	a beneficial interest in the:
(i)	☐	144A Global Note (CUSIP 552953 BP5), or

(ii)	☐	Regulation S Global Note (CUSIP U5928T AN1), or

(iii)	☐	Unrestricted Global Note (CUSIP U5928T AN1), or
(b)	☐	a Restricted Definitive Note, or

(c)	☐	an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
[FORM OF CERTIFICATE OF EXCHANGE]
MGM MIRAGE
U.S. BANK NATIONAL ASSOCIATION
60 Livingston Avenue
St. Paul, Minnesota 55107-1419
Attention: Corporate Trust Trustee Administration
Re:	MGM MIRAGE (the “Company”) 9% Senior Secured Notes due 2020 (CUSIP [ ]) (the “Notes”)
     Reference is hereby made to the Indenture, dated as of March 16, 2010 (the “Indenture”), among the Company, the Subsidiary Guarantors party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                          (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     (b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ___ 144A Global Note, ___Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

EXHIBIT D
FORM OF INSTRUMENT OF JOINDER
(INDENTURES)
     THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of                     , by the undersigned Subsidiaries of (“Joining Parties”), with reference to the following Subsidiary Guarantees:
1.	Guarantee of 7.25% Debentures due 2017. The Guarantee dated as of May 31, 2000, made by MGM (under its former name MGM Grand), and certain subsidiaries of MGM in favor of First Security Bank, National Association (the “7.25% Mirage Guarantee”), for the Holders of Mirage’s 7.25% Debentures due 2017 issued pursuant to the Indenture dated as of August 1, 1997, between Mirage and First Security Bank, National Association, as Trustee (the “Mirage 7.25% Indenture”).

2.	Guarantee of 8.50% Notes Due 2010. The Guarantee dated as of September 17, 2003, made by certain subsidiaries of MGM in favor of BNY Western Trust Company, as successor to U.S. Trust Company, National Association (the “8.50% Guarantee”), for the Holders of MGM’s 8.50% Senior Notes due 2010 issued pursuant to the Indenture dated as of September 15, 2000, between MGM and U.S. Trust Company, National Association, as Trustee (the “8.50% Indenture”).

3.	Guarantee of 5.875% Notes Due 2014. The Guarantee dated as of February 27, 2004, made by certain subsidiaries of MGM in favor of U.S. Bank National Association (the “February 5.875% Guarantee”), for the Holders of MGM’s 5.875% Senior Notes due 2014 (including such 5.875% Senior Notes issued in the exchange offer for the 5.875% Senior Notes due 2014) issued pursuant to the Indenture dated as of February 27, 2004, among MGM, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee (the “5.875% Indenture”).

4.	Guarantee of 5.875% Notes Due 2014. The Guarantee dated as of March 23, 2004, made by certain subsidiaries of MGM in favor of U.S. Bank National Association (the “March 5.875% Guarantee”), for the Holders of MGM’s 5.875% Senior Notes due 2014 (including such 5.875% Senior Notes issued in the exchange offer for the 5.875% Senior Notes due 2014) issued pursuant to the Indenture dated as of March 23, 2004, among MGM, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee (the “March 5.875% Indenture”).

5.	Guarantee of 6.75% Notes Due 2012. The Guarantee dated as of August 25, 2004, made by certain subsidiaries of MGM in favor of U.S. Bank National Association (the “2004 6.75% Guarantee”), for the Holders of MGM’s 6.75% Senior Notes due 2012 (including such 6.75% Senior Notes issued in any exchange offer for the 6.75% Senior Notes due 2012) issued pursuant to the Indenture dated as of August 25, 2004, among MGM, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee (the “2004 6.75% Indenture”).

6.	Guarantee of 6.375% Notes Due 2011. The Guarantee dated as of April 25, 2005, made by MGM and certain subsidiaries of MGM in favor of The Bank of New York (the “6.375% Guarantee”), for the Holders of Mandalay’s 6.375% Senior Notes due 2011 (including such

6.375% Senior Notes issued in any exchange offer for the 6.375% Senior Notes due 2011) issued pursuant to the Indenture dated as of November 25, 2003, between Mandalay and The Bank of New York, as Trustee (the “6.375% Indenture”).

7.	Guarantee of Floating Rate Convertible Debentures Due 2033. The Guarantee dated as of April 25, 2005, made by MGM and certain subsidiaries of MGM in favor of The Bank of New York (the “Convertible Debentures Guarantee”), for the Holders of Mandalay’s Floating Rate Convertible Debentures due 2033 issued pursuant to the First Supplemental Indenture dated as of July 26, 2004 to the Indenture dated as of March 21, 2003, between Mandalay, the subsidiary guarantors party thereto and The Bank of New York, as Trustee (the “ Floating Rate Convertible Debentures Indenture”).

8.	Guarantee of 7.00% Debentures Due 2036. The Guarantee dated as of April 25, 2005, made by MGM and certain subsidiaries of MGM in favor of Wells Fargo Bank (Colorado), N.A. (the “7.00% Debentures Guarantee”), for the Holders of Mandalay’s 7.00% Debentures due 2036 issued pursuant to the Supplemental Indenture dated as of November 15, 1996 to the Indenture dated as of November 15, 1996, between Mandalay and Wells Fargo Bank (Colorado), N.A., as Trustee (the “7.00% Debentures Indenture”).

9.	Guarantee of 6.70% Debentures Due 2096. The Guarantee dated as of April 25, 2005, made by MGM and certain subsidiaries of MGM in favor of Wells Fargo Bank (Colorado), N.A. (the “6.70% Debentures Guarantee”), for the Holders of Mandalay’s 6.70% Debentures due 2096 issued pursuant to the Supplemental Indenture dated as of November 15, 1996 to the Indenture dated as of February 1, 1996, between Mandalay and Wells Fargo Bank (Colorado), N.A., as Trustee (the “6.70% Debentures Indenture”).

10.	Guarantee of 6.625% Notes Due 2015. The Guarantee dated as of June 20, 2005, made by certain subsidiaries of MGM in favor of U.S. Bank National Association (the “June 6.625% Guarantee”), for the Holders of MGM’s 6.625% Senior Notes due 2015 (including such 6.625% Senior Notes issued in any exchange offer for the 6.625% Senior Notes due 2015) issued pursuant to the Indenture dated as of June 20, 2005, among MGM, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee (the “6.625% Indenture”).

11.	Guarantee of 6.625% Notes Due 2015. The Guarantee dated as of September 9, 2005, made by certain subsidiaries of MGM in favor of U.S. Bank National Association (the “September 6.625% Guarantee”), for the Holders of MGM’s 6.625% Senior Notes due 2015 issued pursuant to the 6.625% Indenture, as supplemented by the First Supplement Indenture dated as of September 9, 2005, among MGM, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee.

12.	Guarantee of 6.75% Notes Due 2013. The Guarantee dated as of April 5, 2006, made by certain subsidiaries of MGM in favor of U.S. Bank National Association (the “2006 6.75% Guarantee”), for the Holders of MGM’s 6.75% Senior Notes due 2013 (including such 6.75% Senior Notes due 2013 issued in any exchange offer for the 6.75% Senior Notes due 2013) issued pursuant to the Indenture dated as of April 5, 2006, among MGM, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee (the “2006 6.75% and 6.875% Indenture”).

13.	Guarantee of 6.875% Notes Due 2016.The Guarantee dated as of April 5, 2006, made by certain subsidiaries of MGM in favor of U.S. Bank National Association (the “6.875% Guarantee”), for the Holders of MGM’s 6.875% Senior Notes due 2016 (including such 6.875% Senior Notes due 2016 issued in any exchange offer for the 6.875% Senior Notes due 2016) issued pursuant to the 2006 6.75% and 6.875% Indenture.

14.	Guarantee of 7.625% Notes Due 2017. The Guarantee dated as of December 21, 2006, made by certain subsidiaries of MGM in favor of U.S. Bank National Association (the “7.625% Guarantee”), for the Holders of MGM’s 7.625% Senior Notes due 2017 issued pursuant to the Indenture dated as of December 21, 2006 (the “Base Indenture”), between MGM and U.S. Bank National Association, as Trustee (the “7.625% Trustee”), as supplemented by the First Supplemental Indenture dated as of December 21, 2006, among MGM, the subsidiary guarantors party thereto and the 7.625% Trustee.

15.	Guarantee of 7.50% Notes Due 2016. The Guarantee dated as of May 17, 2007, made by certain subsidiaries of MGM in favor of U.S. Bank National Association (the “7.50% Guarantee”), for the Holders of MGM’s 7.50% Senior Notes due 2016 issued pursuant to the Base Indenture, as supplemented by the Second Supplemental Indenture dated as of May 17, 2007, among MGM, the subsidiary guarantors party thereto and the 7.625% Trustee.

16.	Guarantee of 13.00% Senior Secured Notes Due 2013. The Subsidiary Guarantee dated as of November 14, 2008 made by certain subsidiaries of MGM in favor of U.S. Bank National Association (the “13.00% Guarantee”), for the Holders of MGM’s 13.00% Senior Secured Notes due 2013 issued pursuant to the Indenture dated as of November 14, 2008 among MGM, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee (the “13.00% Senior Secured Indenture”).

17.	Guarantee of Senior Secured Notes Due 2014 and 2017. The Subsidiary Guarantee dated as of May 19, 2009 made by certain subsidiaries of MGM in favor of U.S. Bank National Association (the “2014 and 2017 Guarantee”), for the Holders of MGM’s 10.375% Senior Secured Notes due 2014 and 11.125% Senior Secured Notes due 2017 issued pursuant to the Indenture dated as of May 19, 2009 among MGM, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee (the “2014 and 2017 Indenture”).

18.	Guarantee of Senior Secured Notes Due 2020. The Subsidiary Guarantee dated as of March 16, 2010 made by certain subsidiaries of MGM in favor of U.S. Bank National Association (the “9% Guarantee”), for the Holders of MGM’s 9% Senior Secured Notes due 2020 issued pursuant to the Indenture dated as of March 16, 2010 among MGM, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee (the “9% Indenture”).
     (The 7.25% Mirage Guarantee, the 8.50% Guarantee, the February 5.875% Guarantee, the March 5.875% Guarantee, the 2004 6.75% Guarantee, the 6.375% Guarantee, the Convertible Debentures Guarantee, the 7.00% Debentures Guarantee, the 6.70% Debentures Guarantee, the June 6.625% Guarantee, the September 6.625% Guarantee, the 2006 6.75% Guarantee and the 6.875% Guarantee, the 7.625% Guarantee, the 7.50% Guarantee, the 13.00% Guarantee, the 2014 and 2017 Guarantee and the 9% Guarantee are collectively referred to herein as the “Guarantees.”)
RECITALS

     Each Joining Party has Incurred Indebtedness or has guaranteed or secured Indebtedness of MGM, and as such is required by the terms thereof to become a party to the Guarantees (capitalized terms used by not defined herein having the meaning ascribed to such terms in the 9% Guarantee).
     NOW THEREFORE, each Joining Party jointly and severally agrees as follows:
AGREEMENT
     1. By this Joinder, each Joining Party becomes a party to each of the Guarantees as an additional joint and several “Guarantor” or “Subsidiary Guarantor”, as the case may be. Each Joining Party agrees that, upon its execution hereof, it will become a Guarantor or Subsidiary Guarantor, as applicable, under each of the Guarantees and will be bound by all terms, conditions, and duties applicable to a Guarantor or Subsidiary Guarantor, as applicable, under each of the Guarantees.
     2. The effective date of this Joinder is                     .
     3. Notice of acceptance hereof is waived.

     IN WITNESS WHEREOF, each of the undersigned has executed this Joinder by its duly authorized officer as of the date first written above.

“Joining Parties”
By:

By:

EXHIBIT I
FORM OF TRANSFERABILITY CERTIFICATE
MGM MIRAGE
Officer’s Certificate
     I, the undersigned executive officer of MGM MIRAGE, a Delaware corporation (the “Company”), do hereby certify, in connection with the sale of the Company’s 9% Senior Secured Notes due 2020 (the “Notes”) pursuant to the terms of the Indenture, dated as of March 16, 2010 (as may be amended or supplemented from time to time, the “Indenture”), by and among the Company, the Subsidiary Guarantors party thereto and U.S. Bank National Association (the “Trustee”), that:
     1. The undersigned is permitted to sign this “Officer’s Certificate” on behalf of the Company, as the term “Officer’s Certificate” is defined in the Indenture.
     2. The undersigned has read, and thoroughly examined, the Indenture and the definitions therein relating thereto.
     3. In the opinion of the undersigned, the undersigned has made such examination as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent described herein as provided for in the Indenture have been complied with.
     4. To the best knowledge of the undersigned, all conditions precedent described herein as provided for in the Indenture have been complied with and no Event of Default (as defined in the Indenture) with respect to any of the Notes (as defined in the Indenture) shall have occurred and is occurring.
     5. The Notes have become freely tradable without restrictions by non-affiliates of the Company pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended.
     In accordance with Section 2.06 of the Indenture, the Company hereby instructs you as follows:
     1. To take those actions necessary so that the Private Placement Legend described in Section 2.06 of the Indenture and set forth on the Global Notes shall be deemed removed from the Global Notes in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of the Holders.
     2. To take those actions necessary so that the restricted CUSIP for the Notes shall be deemed removed from the Global Notes and replaced with the unrestricted CUSIP number set forth therein, in accordance with the terms and conditions of the Global Notes and as provided in the Indenture, without further action on the part of the Holders.
[signature page follows]

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     IN WITNESS WHEREOF, we have signed this certificate as of [                    ], 2010.

MGM MIRAGE, a Delaware corporation
By:
Name:
Title:

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